Exhibit 10.30

4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD

ADDENDUM TO COMMERCIAL UNIT AGREEMENT

THIS ADDENDUM TO COMMERCIAL UNIT PURCHASE AGREEMENT (this "Addendum") is executed as of the 1st day of June, 2017 ("Effective Date"), by and between 4000 South Ocean Property Owner, LLLP, a Delaware limited liability partnership, as "Seller", and Sotherly Hotels, Inc. (NASDAQ: "SOHO"), a publicly traded real estate investment trust, as "Buyer". Seller and Buyer shall be collectively referred to herein as the “Parties" or individually, a "Party".

RECITALS

Simultaneous with the execution of this Addendum, the Parties have entered into that certain Agreement (the "Agreement") for the purchase and sale of Unit CU-2 (the "Unit") in 4010 South Ocean Condominium Hollywood (the "Condominium").

The Parties desire to amend the Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Recitals; Defined Terms; Conflicts. The foregoing recitals are true and correct and are incorporated herein as if repeated at length. Unless the context otherwise requires, all initial capitalized terms used but not defined in this Addendum shall have the meaning or meanings given to such terms in the Agreement.  This Addendum shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All references in the Agreement or this Addendum to the Agreement shall be deemed to refer to the Agreement as modified by this Addendum, unless the context otherwise requires.

2.Unit Description. The Unit is described substantially as depicted on Exhibit "A" attached hereto and otherwise as set forth in the Declaration (collectively, the "Graphics"). Buyer agrees that the description of the Unit on Exhibit "A" and in the Declaration sufficiently identify the Unit and the boundaries thereof.  Notwithstanding the foregoing, Buyer understands and agrees that prior to closing, Seller shall cause the Condominium Documents to be amended (the "Declaration Amendment") to reflect the identified spaces as limited common elements appurtenant to the Unit, as applicable (substantially as described on Exhibit "A"), with such Unit having, as an appurtenances thereto, the applicable percentage share attributable to same (based on the relative size of such Unit in relation to the overall size of all of the units in the Condominium), and the applicable obligation for maintenance assessments for such Unit. Except for modifications required by applicable Legal Requirements or the Florida Division of Condominiums, Timeshares and Mobile Homes, Seller shall make no changes to the Condominium Documents, including the Graphics, which will create more than four commercial units or that may negatively impair or materially minimize the rights, or materially increase the obligations, of Buyer with respect to the Unit or its limited common elements appurtenant thereto, the operation of a Condo-Hotel, the format, use or operation of the Garage, the Buyer's rights as Hotel Operator under the Declaration, or the existing restrictions regarding transient rentals, or any modifications or amendments to the Project Standards, without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned.

3.Measurements. Buyer understands and agrees that any and all square footages shown on Exhibit "A" or any other Exhibit to this Addendum are measured to the exterior boundaries of the

1

exterior walls and the centerline of interior demising walls and in fact vary from the square footage and dimensions that would be determined by using the description and definition of the "Unit" set forth in the Declaration (which generally only includes the interior airspace between the perimeter walls and excludes all interior structural components and other common elements). Measurements of rooms set forth on this floor plan are generally taken at the farthest points of each given room (as if the room were a perfect rectangle), without regard for any cutouts or variations.  Accordingly, the area of the actual room will typically be smaller than the product obtained by multiplying the stated length and width.

4.Development Fee. Notwithstanding anything contained to the contrary in the Agreement, the Parties hereby agree that the Development Fee is waived with respect to the Unit.

5.Closing Costs. At closing, Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) one-half (½) of any escrow fee charged by Escrow Agent and (c) one-half (½) of the premium for the Title Policy and Title Commitment costs. Buyer shall pay all other closing costs, including (u) any and all transfer tax, documentary stamp tax or similar taxes imposed on account of the recordation of the Deed or the transfer of the Unit, (v) the fees of any counsel representing Buyer in connection with this transaction, (w) one-half (½) of any escrow fees charged by the Escrow Agent, (x) recording fees, (y) one-half (½) of the premium for the Title Policy and Title Commitment costs, (z) the cost of Buyer's inspections of the Unit. Except as otherwise provided in this Agreement, all other costs and expenses incident to this transaction and the closing thereof will be paid by the Party incurring such costs.

6.Delivery of Unit/ Pre-Occupancy/ Closing.

Buyer understands and agrees that the Seller shall deliver the following at Closing:

(a)the Unit in "turnkey” condition with all decorative finishes and furniture as selected by Seller, consistent with the Project Standard and tailored for the unique features of the Project ("Resort Design Standard").

(b)Common Elements and/or Residential Limited Common Areas as follows: (i) the lobby area adjacent to the Unit shall be delivered in "turnkey" condition with all decorative finishes and furniture consistent with the Resort Design Standard; and (ii) the pool deck, cabanas and other amenities on the sixth floor of the Condominium shall be delivered in "turnkey" condition with all decorative finishes and furniture consistent with the Resort Design Standard including, without limitation, all furniture and decorative finishes for the meeting rooms located on the sixth (6th) floor of the Condominium pursuant to the Resort Design Standard, which meeting rooms shall be limited common elements appurtenant to the Unit.

(c)the limited common elements appurtenant to the Unit (collectively, "LCE Spaces") in the following condition: (i) the housekeeping spaces adjacent to the trash and laundry chutes on floors 2-5 and 7- 42 and shown on the Graphics in "white box finish" (collectively, the "Maid's Closets"); (ii) the meeting rooms and board room located on the sixth floor will be delivered in "turnkey" condition and shall also include the decorative finishes and furniture consistent with the Resort Design Standard; (iii) the seven (7) cabanas located on the south side of the sixth floor as shown on the Graphics to be leased by Buyer pursuant to the Lease described in Section 9 hereof shall be delivered in turn key condition with all decorative finishes and furniture consistent with the Resort Design Standard; (iv) the storage space adjacent to the new retail space on the first floor as shown on page 11 of the Graphics as an LCE to CU-2 ("New Storage Area") shall be delivered with (1) "white box finish" (2) climate controls and (3) two different sets of double doors with one set of doors opening into the Garage and the other set of doors opening into the Water Room located immediately adjacent to the New Storage Area, pursuant to the Tenant Finish Detail attached hereto as Exhibit "I" (''Tenant Finish Detail"); (v) the linen room area located on the first floor of the Condominium pursuant to the Graphics shall be an LCE Space and delivered in "white box finish"; provided, however, the laundry chute shall be installed and operable such that all items deposited in the laundry shoot will land in the linen room (vi) the storage areas located immediately adjacent to units 201, 301, 401 and 501 shall be delivered in "white box finish" however Seller shall construct improvements to such spaces in accordance with the Tenant Finish Detail and (vi) all other LCE Spaces shall be delivered in "white box condition."

It is anticipated, but not guaranteed, that closing may occur on or about December 31, 2019, subject to day-forday extensions for Force Majeure, and that notice of closing shall be delivered in the manner described in Section 9 of the Agreement.  Buyer agrees that it shall cause the resort operations in the Unit and appurtenances thereto to be open to the public by no later than the date that is fifteen (15) days after the Closing Date and Buyer shall continuously operate the same consistent with the Project Standard; such opening and operating obligations of Buyer shall expressly survive Closing.  It is further understood between the Parties that the conveyance of the Unit from Seller to Buyer shall be the first closing of any sale of a unit in the Condominium; provided, however, Seller shall be under no obligation to delay closing of any other unit in the Condominium if Buyer is not prepared to close for any reason.  Without limiting the foregoing, to the extent Seller's lender has not been paid off prior to TCO, Buyer shall still be the first purchaser to close provided such closing shall occur in escrow pursuant to the terms of the Escrow Agreement.

Simultaneous with the execution of the Agreement and this Addendum by both Parties, Buyer and Seller shall enter into a Pre-Opening Services Agreement in substantially the form attached hereto as Exhibit "F". Notwithstanding the Pre-Opening Services Agreement, Buyer acknowledges that the Condominium Property is an active construction site, and agrees that any such access to the Condominium Property shall be subject to the requirements of the general contractor for the Condominium Property, the insurers of the Condominium Property and applicable laws and regulations. In no event shall Buyer's access to the Condominium Property as provided herein be at such times or in such a manner as to interfere with the construction work ongoing at the Condominium Property or violate applicable law. If Buyer wishes to access the Condominium Property during constriction, Buyer agrees to execute such releases or carry such insurance coverages as are reasonably required by Seller, the general contractor for Condominium Property and insurers thereof, or applicable laws or regulations.

To the extent that the construction loan for the Condominium has not been paid off prior to the scheduled closing, Buyer and Seller shall close in escrow pursuant to the terms of the escrow agreement substantially in the form attached hereto as Exhibit "H" ("Escrow Agreement").  The Escrow Agreement shall be executed simultaneously with this Agreement.

7.Inventory. Buyer shall purchase all personal property not otherwise required to be provided by Seller herein and inventory (collectively, the "Inventory") for use by Buyer in conjunction with Buyer's rental management program to be operated on the Condominium Property (the "Rental Program") and such personal property and inventory shall be owned by the Buyer. Seller shall use good faith efforts to provide Buyer with a secured space at the project site to store its personal property and inventory to the extent space allows and such storage will not cost the Seller any additional sum or otherwise impair the Seller's ability to complete the project in a timely fashion. Seller shall have no responsibility for the security or condition of any stored materials of Buyer and Buyer shall be responsible for insuring the storage area and its contents. This provision shall expressly survive Closing. Buyer's use of the same shall be at Buyer's sole risk. Any Buyer representative coming on to the project site to access the stored materials shall follow all construction rules implemented by Seller and its contractors. Without limiting the foregoing, Seller represents and warrants that each of the Resort Units shall be delivered to each purchaser thereof in "turn-key" condition, fully furnished in accordance with the Resort Design Standards, and otherwise be ready for immediate rental. Seller shall provide Buyer with additional information regarding the furniture and finishing packages for the Resort Units once determined by SBE.

8.Bill of Sale. To the extent Seller is obligated to convey to Buyer any personal property or furniture, fixtures or equipment hereunder, Seller and Buyer shall execute and deliver at Closing a Bill of Sale in substantially the form attached hereto as Exhibit "B".

9.Lease Agreement.  At or prior to closing, Seller agrees to cause the Association to enter into a long term lease agreement with Buyer for Buyer to manage and operate the parking facility (the "Garage") at the Condominium and for seven (7) pool cabanas and other designated areas referenced therein, if any (the "Lease Agreement") for the provision of, among other services, parking services to serve the needs of the Condominium Property on a non-exclusive basis.  Such Lease Agreement to be executed by the Association shall be substantially in the form attached hereto as Exhibit “C”. The Association's execution and delivery of the Lease Agreement at or prior to closing shall be a condition precedent to Buyer's obligation to close hereunder and Buyer agrees it will execute the Lease Agreement no later than closing.  The Lease Agreement shall provide that (i) Buyer shall have exclusive right to provide valet parking services for the entire Condominium and all owners other than the Unit CU-3 Owner and their respective guest invitees, customers, all at Buyer, or its affiliate's, prevailing rates for valet parking spaces, which during the first year of the Lease is stipulated to be $271,000 per year and shall increase every five (5) years by 5% and (ii) no Unit owner shall be entitled to self-park; and (iii) no Unit Owner shall receive complimentary valet parking, except for (A) Owners of Units who are in residence as set forth in Section 3.3 or such other applicable provision of the Declaration, (B) the owner of Unit CU-1 who has the right to have twenty (20) cars valet parked for no additional charge other than as a part of Common Expenses and (C) the Owner of Unit CU-4 who has the right to have three (3) cars valet parked for no additional charge to the Owner of Unit CU-4 other than part of Common Expenses, and (D) a total of two (2) free valet parking spaces to the contract purchaser of Unit R-378 and up to four (4) more free valet parking spaces allocated to various contract purchasers at Seller's election (each, a "Complimentary Valet User"). Except as expressly provided in the immediately preceding sentence, Seller has not granted, and will not grant, any additional complimentary parking spaces to prospective purchasers. There shall be no additional rental charge in the Lease for the use of the cabanas.  In connection with Seller obtaining its construction loan, Buyer has agreed execute and deliver to Seller's lender the side letter in substantially the form attached hereto as Exhibit "E" ("Side Letter"). The Side Letter shall be executed simultaneously with this Agreement.

10.HOA Management Agreement. At or prior to closing, Seller agrees to cause the Association to enter into a management agreement (the "Association Management Agreement") with Buyer, or any affiliate of Buyer, for the operation and management of the Condominium and Association, which shall be managed at all times In accordance with all Legal Requirements and consistent with the Project Standard (as hereinafter defined), including, without limitation, the holding and conducting of meetings, the establishment of budgets, and all other customary services provided by a manager of a condominium and•its association. In addition, the Association Management Agreement shall further provide that the Association, to the extent lawful and otherwise permitted by the Declaration, shall take all action to maintain the License and Brand Agreement in full force and effect. Buyer and Seller agree that the Association Management Agreement shall contain such reasonable terms as may otherwise be agreed to by the Parties, but shall be subject at all times to the applicable provisions of Chapter 718, Florida Statutes. The Association Management Agreement shall be substantially in the form attached hereto as Exhibit "D". In connection with the Association Management Agreement, Seller shall amend the Condominium Documents as required by Florida Statutes, Chapter 718 to incorporate the Association Management Agreement and the Manager named therein. The Association's execution and delivery of the Association Management Agreement shall be a condition precedent to Buyer's obligation to close hereunder and Buyer agrees it will execute the Association Management Agreement no later than closing. In connection with Seller obtaining its construction loan, Buyer has agreed execute and deliver to Seller's lender the Side Letter.

11.Buyer's Operations. Seller shall deliver to Buyer a full mailing list of all purchasers under contract to purchase a Resort Unit in the Condominium (the "Future Purchasers'') along with their respective contact information (the "Purchaser List"). Commencing thirty (30) days from the date hereof, Seller shall provide an updated Purchaser List and shall continue to provide updated Purchaser Lists on a monthly basis until such time as Buyer has been provided with the contact information for each Future Purchaser of a Resort Unit in the Condominium. Seller's failure to timely deliver such information shall not constitute a default under the Agreement.

12.Hotel Standards/Restaurant Operations. Seller shall cause the definition of the Project Standards to be revised pursuant to the Condo Amendment attached as Exhibit G.

13.Brand Agreement. The Seller has entered into a Marketing License and Development Agreement with SBE Hotel Licensing, LLC, a Nevada limited liability company ("SBE") that requires SBE to enter into a Brand License Agreement with the Association substantially in the form attached thereto (the "Brand Agreement”) to operate the Condominium using the "Hyde Beach House" and "Hyde Beach House Resort & Residences" names (the "License"), and that the Condominium is subject to such Brand Agreement and License. Accordingly, Buyer acknowledges and agrees that the Unit and any resort operations conducted by Buyer within the Unit are subject to the terms and conditions of such Brand Agreement and the License. The Brand Agreement shall specify that Buyer, or its affiliate, acting in its capacity as Hotel Operator, possess all rights to use the trademarks, indicators or other intellectual property contained therein in its capacity as the Hotel Operator for so long as Buyer or such affiliate is acting in the capacity as the Hotel Operator.

14.Alcoholic Beverage License. As soon as reasonably practical, Seller shall cause the Restaurant Owner to apply for and obtain a license (or licenses) for the service of alcoholic beverages at the Condominium (the "Beverage Licenses"), such that at or prior to the Restaurant Opening Date, the Florida Division of Alcoholic Beverages and Tobacco will issue the Beverage Licenses (or a temporary license until such permanent Beverage Licenses is/are issued) to permit the service of alcoholic beverages at the Condominium. The Beverage Licenses shall be required to permit the Restaurant Owner to serve alcoholic beverages at the cabanas comprising LCE Spaces of the Unit on the sixth (6th) floor of the Condominium Property pursuant to the Graphics. Buyer or its Affiliate that is the Lessee under the Lease agrees to cause the Lease to be modified to the extent necessary in order for the Restaurant Owner to serve alcoholic beverages to the leased cabanas provided that the Buyer or its affiliate has the right to use such cabanas as contemplated in the Lease.

15.Buyer Representations. Section 32 of the Agreement is hereby deleted in its entirety.  Buyer hereby represents and warrants to Seller as of the date hereof that:

(a)	Buyer is a publicly traded real estate investment trust duly organized and validly existing under the laws of the State of Maryland and is in good standing under the laws of the State of Florida.
(b)

Buyer is a sophisticated purchaser with substantial experience in purchasing in assets of this type and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of this purchase and the operation of a resort-style, condo-hotel with anticipated transient lodging.

(c)

The execution by Buyer of the Agreement, this Addendum and of all documents contemplated by the Agreement (collectively "Transfer Documents"), delivery of this Agreement and the Transfer Documents and performance of all obligations arising under this Agreement and such Transfer Documents are authorized under the organizational documents of Buyer or have otherwise been approved in the matter described in such organizational documents. This Agreement and the Transfer Documents, upon such execution and delivery, constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms. To Buyer's knowledge there are no claims, defenses, personal or otherwise, against Buyer or offsets to the validity or enforceability of this Agreement or the Transfer Documents.

(d)

Buyer (or its affiliate that will enter into the Association Management Agreement) has, or will have as of closing, a community association manager's license issued by the State of Florida, and such license is or will be in good standing as of closing.

16.Seller Representations. Seller represents and warrants to Buyer that:

(a)

The execution by Seller of this Agreement and the Transfer Documents, delivery of this Agreement and the Transfer Documents and performance of all obligations arising under this Agreement and such Transfer Documents are authorized under the organizational documents of Seller or have otherwise been approved in the matter described in such organizational documents. This Agreement and the Transfer Documents, upon such execution and delivery, constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms. To Seller's knowledge there are no claims, defenses, personal or otherwise, against Seller or offsets to the validity or enforceability of this Agreement or the Transfer Documents.

(b)	Seller has been duly and validly organized under the laws of the State of Florida and as of closing is validly existing in good standing as a limited liability company under the laws of Florida.
(c)

As of the Effective Date, other than with respect to Unit CU-1 and Unit CU-4, Seller has not (i) granted or otherwise agreed to provide free parking in the Garage or otherwise (i.e., valet parking), (ii) agreed to assign any parking space(s) in the Garage to prospective purchasers as limited common elements to their Unit(s), (iii) assigned any parking spaces to any prospective purchaser of a unit in the Condominium other than a total of two (2) free valet parking spaces to the contract purchaser of Unit R- 378 and will not grant more than four (4) additional free valet parking spaces to any contract purchasers.  Except as otherwise provided in this Section 16(c) and those one hundred eighty (180) parking spaces which have been assigned to the owner of the Ballroom Unit, Seller has not, and shall not, assign any additional parking spaces to any entity, purchaser or otherwise.

(d)	As of the Effective Date at least seventy percent (70%) of the Units are under contract for sale to bona fide third party purchasers.
(e)	As of the Effective Date Seller anticipates that the construction financing for the Project will be closed on or before June 12, 2017.
(f)

Pursuant to the Commercial Unit Purchase Agreement between Seller and the buyer of Unit C-1, in existence as of the Effective Date, such buyer is contractually obligated to open the restaurant for business within ninety (90) days after the completion of the contemplated construction within, and delivery of, Unit CU-1 to the buyer thereof (the "Restaurant Opening Date") and Seller will use commercially reasonable efforts to enforce the terms of said agreement.

The foregoing representations and warranties shall survive the Closing for a period of one (1) year.

17.Intentionally Deleted.

18.Further Assurances. Seller and Buyer agree, at any time and from time to time after the closing, to execute, acknowledge, where appropriate, and deliver such further instruments and documents and to take such other action as the other party may reasonably request in order to carry out the intent and purpose of this Agreement. The provisions of this section shall survive the Closing.

19.Conditions Precedent. Without in any way limiting any terms or conditions contained hereof, each the following shall also be conditions precedent to the Closing:

(a)	That Unit CU-3 in the Condominium (the "Ballroom Unit") shall be completed, available for immediate use by the intended third party owner thereof on or before the conveyance of the Unit to the Buyer.
(b)

That construction of the A1A improvements shall have been substantially completed such that the same are available for immediate use including, without limitation, construction of the deceleration lane along A1A and the new curb cut leading to the Condominium Property pursuant to the terms of the Covenant and Easement Agreement among Seller, Hollywood Hotel Associates LLC and Apogee Beach Condominium Association, Inc recorded in the public records of Broward County, Florida in Official Records Book 44463, Page 1730, as amended from time to time.

(c)	The construction of the Garage, and all parking lifts contained therein, shall be completed such that at least 461 parking spaces are fully operational and available for use by Buyer.
(d)	Substantial completion of the Condominium and the Common Elements, as evidenced by the issuance of a temporary certificate of occupancy ("TCO") shall have occurred.
(e)

Substantially all of the security features of the Condominium shall be installed and fully operational including, without limitation, closed circuit security monitoring in order for Buyer, as Hotel Operator, to reasonably monitor the entrances to the Unit, the Garage, the Common Elements and LCE Spaces on the 6th floor.

(f)

To the extent Seller has any units in the Condominium that are not otherwise under contract for sale to third parties, Seller shall provide a minimum of twenty (20) units in the Condominium ( or such lesser amount of Units not subject to contracts for sale) for use by Buyer in the Rental Program, which units shall be available for immediate use to hotel guests upon TCO and be fully equipped with all Seller Inventory required therein (collectively, the "Immediate Rental Units"). At Closing, Seller shall execute Buyer's standard Rental Management Agreement (the "RMA") which shall submit the Immediate Rental Units to the Rental Program; provided, however, the RMA will provide that (i) upon the sale of an Immediate Rental Unit to its end purchaser, the RMA will terminate and be of no further force and effect; (ii) Buyer will be fully responsible for any wear and tear such that each Immediate Rental Unit shall be delivered to its end purchaser in the same condition as it was provided to Buyer for inclusion in the Rental Program; and (iii) Seller or the then Owner of Immediate Rental Units shall have the right to show such units to prospective end purchasers.

20.Declaration Amendment. Buyer hereby consents to the form of the proposed Amendment to Condominium Declaration attached hereto as Exhibit "G" ("Condo Amendment") and, as a condition precedent to Buyer's obligation to close hereunder, Seller shall cause such Condo Amendment to be recorded in the Public Records of Broward County, Florida on or before the Closing.  Seller shall not cause any changes to the following provisions of the Condo Amendment without the Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

(a)	Section 17.1 of the Declaration regarding operating requirements or restrictions of Commercial Unit CU-2;

(b)	The definition of Project Standard or the elimination of the requirement of each Commercial Unit Owner to operate its respective Commercial Unit in accordance with the Project Standard; or
(c)	the elimination of any requirement with respect to the owner of Unit CU-1 to operate a full service food establishment selling alcoholic beverages in Unit CU-1.

21.Electric Service. Notwithstanding anything to the contrary in Section 10(f) of the Agreement, Seller shall not be required to establish an account for electric service to the Units with FP&L (or provide written notice thereof) to the extent the Unit is not separately metered.

22.Buyer Remedies. Notwithstanding anything to the contrary in Section 13(c) of the Agreement, in the event Seller is in default under the Agreement, Buyer shall, after a TCO is issued, be entitled to seek specific performance of Seller's obligations in addition to the other remedies set forth in such Section.

23Notices. Notwithstanding anything to the contrary in Section 21(b) of the Agreement, notices may only be given in writing (i.e., notices in person and by telephone are not effective) using the addresses and methods set forth in such Section.

24.Assignment. Notwithstanding anything to the contrary in Section 22 of the Agreement, Buyer shall be entitled to assign the Agreement, in whole or in part, to any affiliated entities of Buyer without obtaining the consent of Seller, provided that such Assignment occur and Buyer provide notice thereof to Seller not less than five (5) business days prior to the Closing Date and such assignee shall assume all of Buyer's obligations hereunder and otherwise comply with all of Buyer's conditions to Closing set forth herein. Buyer is prohibited from making any other assignment of the Agreement without the express prior written consent of the Seller, which consent maybe withheld in Seller's sole and absolute discretion

25.Miscellaneous. Notwithstanding anything to the contrary in clauses (iv) and (v) of Section 36 of the Agreement, Buyer shall only be obligated to provide the certificate or affidavit in clause (iv) to the extent required by FinCEN, and may provide a certification containing such information from Buyer's counsel in lieu of the opinion described in clause (v).

26.Headings. The section or paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Addendum.

27.Proviso. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which when taken together shall be deemed to be one and the same instrument. Signatures of the parties hereto on copies of this Addendum transmitted by facsimile machine shall be deemed originals for all purposes hereunder, and shall be binding upon the parties hereto.

28.Full Force and Effect. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Addendum shall remain in full force and effect. Buyer represents and warrants to Seller that it does not have any claims, defenses or setoffs under the Agreement.

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SELLER:		BUYER:

4000 South Ocean Property Owner, LLLP		Sotherly Hotels, Inc.

By:	4000 South Ocean GP, LLC, its general partner

By:		By:
		Name: Title	David Folsom President

Date of Acceptance:	Date of Signature:

SELLER:		BUYER:

4000 South Ocean Property Owner, LLLP		Sotherly Hotels, Inc.

By:	4000 South Ocean GP, LLC, its general partner

By:
Authorized Representative

Date of Acceptance:	Date of Signature:

EXHIBIT "A"

Graphics

EXHIBIT A-1

Legal Description: A portion of Indigo Beach Resort Plat according to the Plat thereof as recorded in Plat Book 176, at Page 168 of the Public Records of Broward County, Florida being more particularly described as follows: Commencing at the Northeast corner of section 26, township 51 South, range 42 East; thence running westerly along the North line of said section 26, a distance of 297.15 feet to a point on the West line of the right of way of U.S. road A-1-A (State road #140, known as Ocean Beach Road) as described in easement deed from Hallandale Beach Improvements co., a Florida corporation to the state of Florida, dated April 13, 1932, and recorded in Deed Book 232, Page 265, of the Public Records of Broward County, Florida; thence southerly along the West right of way line of the aforesaid U.S. road A-1-A South 04 degrees 45 minutes 45 seconds West, a distance of 796.36 feet to a point, said point being the northeast corner of said Indigo Beach Resort Plat according to the Plat thereof, as recorded in the Public Records of Broward County, Florida also being the southeast corner of Lot 18 Seacrest Park, according to the plat thereof, as recorded in Plat Book 23, Page 16 of the Public Records of Broward County, Florida; thence continue southerly along the West right of way line of the aforesaid U.S. road A-1-A South 04 degrees 45 minutes 45 seconds West, a distance of 273.23 feet to a point; thence South 87 degrees 05 minutes 03 seconds West 3.03 feet to a point being the point of beginning of the following parcel of land; thence South 04 degrees 45 minutes 45 seconds West a distance of 28.63 feet to a point; thence South 87 degrees 09 minutes 08 seconds West for a distance of 121.74 feet to a point; thence South 02 degrees 50 minutes 52 seconds East for a distance of 207.50 feet to a point; thence North 74 degrees 30 minutes 30 seconds West for a distance of 109.36 feet to a point; thence North 78 degrees 48 minutes 04 seconds West for a distance of 62.07 feet to a point; thence South 87 degrees 09 minutes 08 seconds West for a distance of 312.87 feet to a point; thence North 06 degrees 38 minutes 56 seconds East for a distance of 252.35 feet to a point; thence North 87 degrees 05 minutes 03 seconds East for a distance of 159.82 feet to a point; thence South 02 degrees 54 minutes 57 seconds East for a distance of 60.00 feet to a point; thence North 87 degrees 05 minutes 03 seconds East for a distance of 401.85 feet to the Point of Beginning. The above reference parcel contains 104,820 sq. feet more or less, 2.41 acres more or less. Surveyor’s Certification: The undersigned, a Professional Land Surveyor, duly authorized to practice under the laws of the State of Florida, hereby certifies that this Exhibit “2”, all pages inclusive, which are annexed and expressly made a part of this Declaration of Condominium of the “4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD”, together with provisions of the Declaration describing the condominium property, in addition to rights and restrictions, as they relate to matters of survey, are an accurate representation of the proposed location and proposed dimensions of the improvements, and so that the identification, location and dimensions of the proposed Units, Common Elements and Limited Common Elements can be determined from these materials. This certification relates to matters of survey only, and is not intended to certify that the improvements have been constructed in accordance with any applicable governmental or building code requirement(s). Schwebke-Shiskin and Associates, Inc. Mark Steven Johnson, Sec’y & Treas. Professional Land Surveyor No. 4775 State of Florida Date: Authentic copies shall bear the raised seal of the attesting Professional Surveyor’s Certification 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, Fl 33131 On September 24, 2015 Page 1 Exhibit 2

SURVEYOR'S NOTES: 1. Areas within a Unit cantaining canduits, wiring, ducts, plumbing, bearing walls, structural supports and other such items serving Common Elements and/or other Unit(s) and/or the Unit in which they are located, together with the contents therein, regardless of lacation, canstitute parts of the Common Elements (C.E.) and may be omitted from these Exhibits for the purposes of grophical clarity. 2. Bolconies are Limited Cammon Elements (L.C.E) reserved for the exclusive use of the Unit to which they ore appurtenont. Private Roof Terraces are Limited Cammon Elements (L.C.E.) reserved for the exclusive use of the Unit to which they are appurtenant, as indicated. 3. Mechonicol equipment (C.E. and/or L.C.E.), not graphically depicted in these exhibits, may be instolled on the roof of the building, subject to provisions, conditions and restrictions of the Declorotion. 4. Porking spoces may be Camman Elements (C.E.) or Limited Cammon Elements (L.C.E.) subject to ossignment, in accordonce with provisions of the Declaration. Parking spaces may hove vertical lifts installed to ollow for stacked vertical storage. 5. Corridors may be Comman Elements (C.E.) or Residential Limited Common Elements (R.L.C.E.) in accordonce with provisians of the Declaration. 6. Subject ta provisions af the Declaration and to notes 2 through 5, all of those areas that are nat otherwise lobeled os Units (U), Limited Common Elements (L.C.E.), Residential Limited Common Elements (R.L.C.E.), ore Cammon Elements (C.E.). 7. The limits af Units are shown ta the interiar undecorated finished surfaces of the walls of the Unit ot the perimetric limit ond include the drywall. The elevations shown are the average elevations of the limiting vertical ronges af the Unit established by the interior undecorated finished surfaces of the floor ond ceiling and include drywall, where applicaple. Both the harizontal limits ond elevotions are subject ta normal canstruction tolerances. 8. The londs within these Exhibits and the improvements therean may be subject to easements, encumbrances ond/ar restrictions nat disclosed herein, as they may appear in an abstract of title. 9. All elevations, as shawn, are referenced ta NGVD (National Geadetic Vertical Datum, 1929 Adjustment) 10. The Aquo Club and Morina ore subject to development approvals from DERM and to exclusive use rights of certain third parties pursuant to that certain Covenant and Easement Agreement in Officiol Record Book 44463, Page 1730, as amended. 11. To the extent required as part of the development approvals for the Condominium, a public boywolk may be constructed upon portions of the Common Elements along the Intracoastal woterwoy. 12. Resart Units must be operoted in accordance with definition of a Condo-Hotel, all as further described in the Declorotion. See Section 17.1 of the Declaration and elsewhere therein for further details. Surveyor’s Notes 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwbke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 2 Exhibit 2

Location Map Not to scale Legal Description: A portion of Indigo Beach Resort Plat according to the Plat thereof as recorded in Plat Book 176, at Page 168 of the Public Records of Broward County, Florida being more particularly described as follows: Commencing at the Northeast corner of section 26, township 51 South, range 42 East; thence running westerly along the North line of said section 26, a distance of 297.15 feet to a point on the West line of the right of way of U.S. road A-1-A (State road #140, known as Ocean Beach Road) as described in easement deed from Hallandale Beach Improvements co., a Florida corporation to the state of Florida, dated April 13, 1932, and recorded in Deed Book 232, Page 265, of the Public Records of Broward County, Florida; thence southerly along the West right of way line of the aforesaid U.S. road A-1-A South 04 degrees 45 minutes 45 seconds West, a distance of 796.36 feet to a point, said point being the northeast corner of said Indigo Beach Resort Plat according to the Plat thereof, as recorded in the Public Records of Broward County, Florida also being the southeast corner of Lot 18 Seacrest Park, according to the plat thereof, as recorded in Plat Book 23, Page 16 of the Public Records of Broward County, Florida; thence continue southerly along the West right of way line of the aforesaid U.S. road A-1-A South 04 degrees 45 minutes 45 seconds West, a distance of 273.23 feet to a point; thence South 87 degrees 05 minutes 03 seconds West 3.03 feet to a point being the point of beginning of the following parcel of land; thence South 04 degrees 45 minutes 45 Seconds West a distance of 28.63 feet to a point; thence South 87 degrees 09 minutes 08 seconds West for a distance of 121.74 feet to a point; thence South 02 degrees 50 minutes 52 seconds East for  a distance of 207.50 feet to a point; thence North 78 degrees 30 minutes 30 seconds West for a distance of 109.36 feet to a point; thence North 74 degrees 48 minutes 04 seconds West for a distance of 62.07 feet to a point; thence South 87 degrees 09 minutes 08 seconds West for a distance of 312.87 feet to a point; thence North 06 degrees 38 minutes 56 seconds East for a distance of 252.35 feet to a point; thence North 87 degrees 05 minutes 03 seconds east for a distance of 159.82 feet to a pint; thence South 02 degrees 54 minutes 57 seconds East for a distance of 60.00 feet to a point; thence North 87 degrees 05 minutes 03 seconds East for a distance of 401.85 feet to the Point of Beginning. The above reference parcel contains 104,820 sq. feet more or less, 2.41 acres more or less. I hereby certify: That the attached “BOUNDARY SURVEY” of the lands shown hereon is true and correct to the best of my knowledge and belief as recently surveyed and prepared under my supervision and direction. This survey complies with the applicable Minimum Technical Standards adopted by the Florida State Board of Professional Surveyors and Mappers as contained in Chapter 5J-17, Florida Administrative Code, pursuant to Chapter 472.027, Florida Statutes. Schwebke-Shiskin and Associates, Inc. Authentic copies shall bear the raised seal of the attesting professional By: Mark Steven Johnson Sec’y & Treas. Professional Land Surveyor No. 4775 State of Florida Boundary Survey 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwbke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 3 Exhibit 2

Boundary Survey 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 4 Exhibit 2

Boundary Survey 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 5 Exhibit 2

Boundary Survey 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke -Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 6 Exhibit 2

Notes: 1) Bearings shown heron refer to an assumed bearing of S04’45’45’’W, along the center line of Ocean Boulevard (State Road A1A), as referenced by the westerly right-of-way thereof as shown heron. 2) Unless otherwise noted, this firm has not attempted to locate footings and/or foundations. 3) This survey was prepared for the exclusive use of the entities named hereon. the attached certification does not extend to any unnamed parties. 4) Property shown hereon falls within federal flood zone “x”, federal flood hazard zone “AE (EL 7)” and “AE (EL 8)” per flood insurance rate map number 12011c0751h, map dated august 18, 2014, community no 125110. 5) Visible indicators of utilities are shown hereon, however, no attempt has been made to locate underground items. 6) Distances along boundary of subject property are record and/or measured unless otherwise stated. 7) Shown hereon are plottable easements and rights of way reflected as exception in the title insurance commitment no. 4766381, issued by chicago title insurance company, with an effective date of april 1, 2014 at 11:00 p.m. 8) Elevations shown hereon refer to North American Vertical Datum of 1988 (N.A.V.D. 88) 9) Benchmarks a) Broward county bench mark number 3959: cap at E end of N parking lot of W edge of E seawall of “hemisphere”, #1950 S Ocean Drive (Hwy A1A). Cap 33’ NNE of inside SE corner of parking lot. cap 27.5’ SE of inside NE corner of parking lot. Cap is a standard dnr brass disk and is flush w/surface of seawall. Found good 12-18-2006. Elevation 9.27’ N.G.V.D. b) Broward county bench mark number 3959: cap at E end of N parking lot of W edge of E seawall of “hemisphere”, #1950 S Ocean Drive (Hwy A1A). Cap 33’ NNE of inside SE corner of parking lot. Cap 27.5’ SE of inside NE corner of parking lot. Cap is a standard dnr brass disk and is flush w/surface of seawall. Found good 12-18-2006 Elevation 9.27’ N.G.V.D. 10) Folio number: 514226220010 broward property appraiser. 11) Property as described heron contains 104,820 sq. ft. (2.41 acres) 12) Property address 4000 S Ocean Dr., Hollywood. 13) The subject parcel has legal and physical vehicular access to ocean boulevard by way of a platted access easement across the northerly ad joiner. A constructed non-exclusive entrance and drive lie within the platted easement. Legend: denotes aluminum light post denotes bench mark denotes centerline denotes double detector check valve denotes elevations (see notes for datum) denotes monitor well denotes EXISTING ASPHALT denotes EXISTING PAVERS denotes EXISTING BUILDING denotes EXISTING CONCRETE CI denotes CURB INLET PB denotes PLAT BOOK PG denotes PAGE POC denotes POINT OF COMMENCEMENT POB denotes POINT OF BEGINNING OHW denotes OVERHEAD UTILITY WIRES ORB denotes OFFICIAL RECORDS BOOK PC denotes POINT OF CURVATURE CBS denotes CONCRETE BLOCK STRUCTURE CONC denotes CONCRETE CLF denotes CHAINLINK FENCE WF denotes WOOD FENCE F.I.P. denotes FOUND IRON PIPE S.I.P. denotes SET IRON PIPE & LB-87 CAP F.N.D. denotes FOUND NAIL & BRASS DISC S.N.D. denotes SET LB-87 NAIL & BRASS DISC CL. denotes CLEAR ENCR. denotes ENCROACHMENT (M.P.B.) denotes MISCELLANEOUS PLAT BOOK GPM denotes GAS PAINT MARK C.C.C.L. denotes COASTAL CONSTRUCTION CONTROL LINE E.C.L. denotes EROSION CONTROL LINE SEC. denotes SECTION F.D.O.T. denotes FLORIDA DEPARTMENT OF TRANSPORTATION O/S denotes OFFSET B.C.R. denotes BROWARD COUNTY RECORDS sq.ft. denotes SQUARE FEET. (C) denotes CALCULATED (D) denotes DEED DISTANCE (L) denotes DISTANCE BY LEGAL DESCRIPTION (M) denotes MEASURED DISTANCE (R) denotes RECORD OR PLATTED DISTANCE Boundary Survey 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 7 Exhibit 2

Site Plan 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 8 Exhibit 2

East Elevation 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 8A Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. First Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 9 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for a stacked vertical storage. First Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 10 Exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FIRST  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 11 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FIRST  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 12 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FIRST  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 13 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. SECOND  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 14 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. SECOND  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 15 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. SECOND  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 16 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. THIRD  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 17 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. THIRD  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 18 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. THIRD  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 19 exhibit 2

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FOURTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwekke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 city of Hollywood, florida page 20 exhibit 2

Key Map This Page Lift Stairs C.E. Match Line Parking Garage (C.E.) Ramp Up (C.E.) Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 44.58' and 56.58' (NGVD29) Fourth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 21 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Lift Stairs C.E. Parking Garage (C.E.) Match Line Ramp Down (C.E.) Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 44.58' and 56.58' (NGVD29) Fourth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 22 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Balcony (L.C.E.) Unit 502 Unit 501 Model B2 Model B3 Stairs (C.E.) Trash Corridor (C.E.) Unit 504 Model C1 (L.C.E. To CU-2) Lift Elev Elev (C.E.) Elev (R.L.C.E.) Unit 506 Model A1 Unit 508 Unit 509 Model C2 Model B3-rev Legend Denotes Limits of the Condominium Unit Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 57.25' and 75.25' (NGVD29) Fifth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 23 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Lift Parking Garage (C.E.) Match Line Stairs (C.E.) Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 57.25' and 75.25' (NGVD29) Fifth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 24 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Lift Stairs (C.E.) Parking Garage (C.E.) Ramp Down (C.E.) Match Line Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 57.25' and 75.25' (NGVD29) Fifth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 25 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map Terrace Meeting Room (L.C.E. To CU-2) A/C Room Storage Stairs (C.E.) Corridor (C.E.) Trash (R.L.C.E.) Unisex Toilet Room Board Room (L.C.E. To CU-1) Mens Lockers (R.I.C.E.) Womens Lockers Elect. Health Club Match Line Pool Lobby Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 75.92' and 96.33' (NGVD29) Sixth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 26 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited  Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common  Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Stairs (C.E.) Screen (R.L.C.E.) Match Line Cabana (L.C.E. To CU) Raquet Court (R.L.C.E.) Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 75.92' and 96.33' (NGVD29) Sixth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 27 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Key Map This Page Match Line Pool (R.L.C.E.) Spa Cabana Tennis Court Stairs (C.E.) (L.C.E. To CU-2) Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 75.92' and 96.33' (NGVD29) Sixth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 28 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Balcony (L.C.E.) Unit 702 Model B2 1.33' 31.57' 23.37' 3.00' 12.17' 0.70' 3.33' 0.50' 5.51' 0.67' 14.67' 33.54' 6.83' 12.00' 34.98' 17.16' 36.87' 7.23' 3.67' 3.26' 9.33' 11.63' 5.83' 6.21' 65.66' 13.66' 32.76' 19.83' 10.17' 6.50' 2.17' 9.03' 32.75' 12.93' 4.10' 48.82' 24.98' 26.00' 5.33' 7.17' Unit 701 Model B3 Unit 703 Model B1 Unit 705 Model B1-rev Unit 707 Model B1 Unit 709 Model B3-rev Unit 708 Model C2 Unit 706 Model A1 Unit 704 Model C1 Corridor (R.L.C.E.) Elev (C.E.) Stairs Elec. Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 97.00' and 106.00' (NGVD29) Seventh Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 29 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

Corridor (R.L.C.E.) Elev (C.E.) Stairs Elec. Unit 802 Unit 801 Model B2 Model B3 Unit 804 Unit 803 Model B1 Model C1 Unit 805 Model B1-rev Unit 807 Model B1 Unit 809 Model B3-rev Unit 808 Model C2 Unit 806 Model A1 Unit 804 Model C1 1.33' 31.57' 23.37' 3.00' 12.17' 0.70' 3.33' 0.50' 5.51' 0.67' 14.67' 33.54' 6.83' 12.00' 34.98' 17.16' 36.87' 7.23' 3.67' 3.26' 9.33' 11.63' 5.83' 6.21' 65.66' 13.66' 32.76' 19.83' 10.17' 6.50' 2.17' 9.03' 32.75' 12.93' 4.10' 48.82' 24.98' 26.00' 5.33' 7.17' Graphic Scale 0 20 1 inch = 20 feet Lying Generally Between Elevations 97.00' and 106.00' (NGVD29) Eighth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Page 30 Exhibit 2 Prepared By: Schwebke Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph.(954)435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 SURVEYOR'S NOTES: 1.  Unless otherwise designated as a "Unit", "L.C.E." (Limited Common Element), "R.L.C.E." (Residential Limited Common Element), "CU" (Commercial Unit), all areas and  spaces within the Condominium are "C.E."s (Common  Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage.

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. NINTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 31 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. TENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 32 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. ELEVENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 33 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. TWELFTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 34 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FOURTEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 35 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. FIFTEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 36 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. SIXTEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 37 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. SEVENTEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 38 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. EIGHTEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 39 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  : 1.  Unless   otherwise  designated as  a  “Unit”, "L.C.E."  (Limited  Common Element),  "R.L.C.E.” (Residential Limited  Common Element), "CU"  (Commercial Unit),  all  areas   and  spaces   within   the  Condominium  are  "C.E."s   (Common  Elements). 2.  Parking  spaces   may   be  Common  Elements   (C.E.)  or  Limited  Common  Elements (L.C.E.)   subject  to  assignment,  in  accordance with   provisions  of  the   Declaration. Parking  spaces   may   have  vertical lifts  installed (not   depicted  herein)   to allow  for   stacked  vertical storage. NINETEENTH  FLOOR UNIT BOUNDARIES 4010 SOUTH  OCEAN CONDOMINIUM HOLLYWOOD prepared by schwebke shiskin and associates, inc. engineers, surveyors, planners 3240  Corporate   Way, Miramar,  Fl 33025 Ph.(954)435-7010 prepared for 4010 south ocean property owner, L.L.P. 315 S. Biscayne Blvd Miami, FL 33131 on May 5, 2017 page 40 exhibit 2 city of Hollywood, florida

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 213.00and 222.00' (NGVD29) TWENTIETH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 41 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 222.67' and 231.66' (NGVD29) TWENTY FIRST FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 42 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 232.33' and 241.33' (NGVD29) TWENTY SECOND FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 43 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 242.00' and 251.00' (NGVD29) TWENTY THIRD FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 44 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 251.67' and 260.66' (NGVD29) TWENTY FOURTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 45 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 261.33' and 270.33' (NGVD29) TWENTY FIFTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 46 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 271.00' and 280.00' (NGVD29) TWENTY SIXTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 47 Exhibit 2

SURVEYOR'S   NOTES  :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 280.67' and 289.66' (NGVD29) TWENTY SEVENTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 48 Exhibit 2

SURVEYOR'S   NOTES :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 290.33' and 299.33' (NGVD29) TWENTY EIGHTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 49 Exhibit 2

SURVEYOR'S   NOTES :1.  Unless   otherwise designated as a “Unit”, "L.C.E." (Limited   Common Element), "R.L.C.E.R (Residential Limited Common  Element), "CU"  (Commercial Unit), all areas and spaces within the Condominium are "C.E."s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 300.00' and 309.00' (NGVD29) TWENTY NINTH FLOOR 1 inch =20 feet UNIT BOUNDARIES 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD Prepared For 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 city of Hollywood, Florida Prepared by Schwebke-Shiskin and associates, Inc Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33205 Ph. (954)435-7010 page 50 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirtieth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 51 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty First Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 52 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Second Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 53 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Third Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 54 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Fourth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 55 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Fifth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 56 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Sixth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 57 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Seventh Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 58 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Eighth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 59 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.LC.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Thirty Ninth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 60 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 406.33’ and 415.33’ (NGVD29) Fortieth Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 61 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 416.00’ and 425.00’ (NGVD29) Forty First Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 62 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 425.67’ and 434.66’ (NGVD29) Forty Second Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 63 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 435.33’ and 447.33’ (NGVD29) Forty Third Floor Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On May 5, 2017 Page 64 Exhibit 2

Surveyor’s Notes: 1. Unless otherwise designated as a “Unit”, “L.C.E.” (Limited Common Element), “R.L.C.E.” (Residential Limited Common Element), “CU” (Commercial Unit), all areas and spaces within the Condominium are “C.E.”s (Common Elements). 2. Parking spaces may be Common Elements (C.E.) or Limited Common Elements (L.C.E.) subject to assignment, in accordance with provisions of the Declaration. Parking spaces may have vertical lifts installed (not depicted herein) to allow for stacked vertical storage. Lying Generally Between Elevations 448.00’ and 483.08’ (NGVD29) Roof Unit Boundaries 4010 South Ocean Condominium Hollywood City of Hollywood, Florida Prepared By: Schwebke-Shiskin & Associates, Inc. Engineers, Surveyors, Planners 3240 Corporate Way, Miramar, Fl 33025 Ph. (954) 435-7010 Prepared For: 4010 South Ocean. Property Owner, L.L.P. 315 S. Biscayne Blvd. Miami, FL 33131 On September 24, 2015 Page 65 Exhibit 2

EXHIBIT “B”

Form of Bill of Sale

EXHIBIT B -1

Bill of Sale

For good and valuable consideration, the receipt of which is hereby acknowledged, 4000 SOUTH OCEAN PROPERTY OWNER, LLLP, a Florida limited liability limited partnership (“Seller”), does hereby sell, transfer, and convey to                                LLC, a Delaware limited liability company (“Buyer”), any and all personal property owned by Seller and used exclusively in connection with the operation of that certain real property more particularly described in Exhibit “A” attached hereto (the “Personal Property”), as such Personal Property is more particularly described in the attached Schedule 1.

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property.  Seller represents and warrants that it is the true and lawful owner of the Personal Property and the Personal Property is being sold free and clear of any liens, claims, interests, pledges or encumbrances of any kind or nature whatsoever. Without in any way limiting the foregoing, Buyer acknowledges that it is purchasing the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER NOT OTHERWISE EXPRESSLY PROVIDED FOR HEREIN, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED  OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

EXHIBIT “C”

Form of Lease

EXHIBIT C -1

LEASE AGREEMENT

(For Parking Garage and Cabanas)

THIS LEASE AGREEMENT (this "Agreement") is entered into as of __ day of ______________ 2017 (the "Effective Date") between 4010 South Ocean Condominium Hollywood Association, Inc., a Florida not-for-profit corporation (the "Association" or "Landlord") and _______________________, a _______________________, ("Lessee"). The Association and the Lessee shall hereinafter each be referred to as a "Party" or together, collectively, the "Parties."

RECITALS:

A.Association is the entity responsible for the operation of the 4010 South Ocean Condominium Hollywood (the "Condominium"), located at 4010 South Ocean Drive, Hallandale, Florida 33019 established by that certain Declaration of Condominium, to be recorded in the Public Records of Broward County, Florida (as modified or amended from time to time, collectively the "Declaration"). Any capitalized term used herein but not otherwise defined shall have the meaning given to it in the Declaration, unless the context otherwise requires.

B.The Association desires to provide valet parking services for the parking garage within the Condominium (as shown on Exhibit "2" to the Declaration, the "Parking Garage") for the benefit of the Association and its members, together with their guests, tenants and invitees, as well as members of the general public in connection with the Condominium being operated as a Condo-Hotel. As such, the Association wishes to hire Lessee to manage and operate the Parking Garage and in connection therewith, to lease to Lessee 461 assigned parking spaces located therein (the "Leased Parking Spaces") during the term hereof, all pursuant to the terms of this Agreement.

C.In addition to the Leased Parking Spaces, Association desires to lease to Lessee those certain Common Elements shown as cabanas on the 6th floor of the Condominium (as shown on the graphics attached hereto as Schedule "1", collectively, the " Cabanas") for use as pool cabanas for benefit of the Association and its members, together with their guests, tenants and invitees, and Lessee, as well as members of the general public in connection with the Condominium being operated as a Condo-Hotel, all as further detailed in this Agreement.

D.Lessee will also provide for the exclusive management and operation of the Parking Garage and the Cabanas (which are all portions of the Common Elements) as more fully described herein; provided, however the Association shall be obligated to maintain all areas of the Parking Garage and Cabanas (under the supervision and direction of Lessee) at Association's sole cost and expense.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Recitals: The forgoing recitals are true and correct and are hereby incorporated to this Agreement by this reference.

2.Grant: Engagement. The Association hereby leases to Lessee and Lessee hereby leases from the Association the Cabanas and the Leased Parking Spaces. Additionally,subject to the provisions of this Agreement, the Association hereby engages the Lessee, and the Lessee hereby agrees to be engaged by the Association, to control, manage and operate the Parking Garage, including, without limitation, the Leased Parking Spaces and the Cabanas pursuant to the terms of this Agreement. Collectively, the Cabanas and Leased Parking Spaces and Parking Garage may sometimes be referred to herein as the "Premises".

3.Services. Lessee shall perform the services (the "Services") set forth in Exhibit "A" attached to this Agreement and otherwise described in this Agreement in connection with the management and operation of the Premises. In performing the Services, Lessee agrees to at all times furnish Lessee's reasonable skill and judgment, and efficient business administration and to further the interest of the Association and Condominium. Further, Lessee warrants to Association that at all times Lessee shall maintain and operate the Premises in a manner consistent with the following: (i) the Project Quality Standard (as defined in the Declaration), (ii) the Brand Agreement (as defined in the Declaration), and (iii) a service level equivalent to those Preferred Hotels and Resorts standards or equivalent upper upscale hotel standards evidenced by those brands so designated by Smith Travel Research ("STR") or a similarly situated national hospitality benchmarking company, if STR is no longer issuing such designations (collectively the "Standard").

4.Compliance. Lessee agrees to comply with all governmental laws, ordinances and regulations pertaining to the conduct of Lessee's business operations under this Agreement. Further, Lessee shall not use the Premises, or knowingly permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises which: (i) violates or conflicts with any federal, state, county and municipal law; (ii) causes or is reasonably likely to cause damage to the Condominium; (iii) violates a requirement or condition of any policy of insurance covering the Common Elements of the Condominium, or directly increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance to other occupants or its equipment, facilities or systems; or (v) violates the Rules and Regulations (as defined below).

5.Term/Fee/Termination/Definitions.

5.1.Term: The initial term of this Agreement shall be for a period of twenty (20) years, with the Services commencing on the _________________ ("Rent Commencement Date") and terminating on the 20th anniversary date of the Rent Commencement Date (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for four (4) consecutive periods of five (5) years each (each a "Renewal Term"). The Initial Term together with the Renewal Term shall be collectively referred to herein as the "Term". The Parties agree that the Association shall not have the right to terminate this Agreement during the Initial Term or any Renewal Term except for an Uncured Event of Default (as defined in Section 21 hereof) or as otherwise set forth in Section authorized under Section 718.302, F.S. The Association acknowledges and agrees that the length of the Term is a material inducement for Lessee entering this Agreement and providing the Services.

5.2.Effect of Termination. The termination of this Agreement shall (except as otherwise provided herein) terminate all rights and obligations of the Association and Lessee hereunder, including, without limitation the lease of the Leased Parking Spaces to Lessee, except that such termination shall not prejudice the rights of any Party against the other for any breach of this Agreement occurring prior to termination.

5.3.Final Accounting. Upon any termination of this Agreement as herein provided, Lessee shall forthwith (i) deliver to Association all materials and supplies, keys,contracts and documents, and such other accounting papers and records relating to this Agreement which are in Lessee's possession, if any, as Association may reasonably request, including, without limitation, copies of computer files; and (il) deliver to Association all books and records, warranties, contracts, documents in Lessee's possession, if any, relating to the Parking Garage. Without limiting the generality of the foregoing, upon any termination of this Agreement as herein provided, Association and Lessee shall make a final reconciliation of the amount of Rent Payment (as hereinafter defined) and Lessee shall pay to Association, within fifteen (15) days following agreement on such reconciliation, any portion of the Rent Payment then owing, but unpaid. In determining the Rent Payment, Association and Lessee shall view gross revenues on a cash (and not accrual) basis.

5.4.Surrender; Holdover. At the expiration or termination of this Agreement, Lessee shall remove Lessee's personal property from the Premises, and quit and surrender the Premises to the Association broom clean, and in good order, condition and repair, ordinary wear and tear, casualty and damage caused by the Association excepted. If Lessee, or anyone claiming under Lessee, shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Term without any agreement in writing between the Association and Lessee with respect thereto, then Lessee shall be deemed a tenant-at sufferance.

5.5.Compensation. The sole compensation for Lessee under this Agreement shall be the right to retain all revenues generated from the Parking Garage (including, without limitation, any and all valet fees or other charges associated with the parking of vehicles) and all revenues generated from the Cabanas, less and except the "Rent Payment" as hereafter defined. For purposes hereof, the "Rent Payment" shall mean the aggregate of: (i) the annual sum of Two Hundred Seventy One Thousand and No/100 Dollars ($271, 000) for the Parking Garage, payable in monthly installments of $ 22,583.33. There shall be no additional charge for the Cabanas. On the fifth anniversary of the Rent Commencement Date and on each fifth anniversary thereafter the Rent shall be adjusted with a five percent (5%) fixed escalation. For avoidance of doubt, the Rent Payment shall be payable in full each month during the Term of this Agreement irrespective of the amount of revenues generated by Lessee with respect to the Parking Garage and Cabanas. Lessee shall not be entitled to a management fee or compensation other than its right to retain the Gross Revenues (as hereafter defined) generated from the operation of the Parking Garage and Cabanas, subject to the limitations set forth below (provided, however, Lessee shall be entitled to fees for services provided to the Association which are outside the scope of the Services in this Agreement and are otherwise pursuant to any separate agreements by the Parties including, without limitation, property management services, as well as through any separate agreements for services directly with owners and/or under other agreements with the Association). Lessee agrees to pay all Rent Payments due under this Agreement at the time and in the manner set forth in this Agreement, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever. Rent shall be paid in equal monthly installments, in advance, on the first day of each month of the Term. Rent shall be prorated for partial months within the Term based upon the actual number of days in such partial month. Lessee's covenant to pay the Rent Payment is independent of every other covenant in this Agreement. Notwithstanding the foregoing, any and all costs of maintenance, repair, and/or replacement of the Parking Garage and Cabanas shall be at the Association's sole cost as Common Expenses to the members. The term "Gross Revenues" shall mean the total amount of all monthly, daily transit and/or other parking receipts including, without limitation valet operations, and any and all other receipts (including, without limitation, interest income} collected and derived from or related to the operation and management of the Parking Garage and Cabanas. Gross Revenues shall not include any sales, use, excise, occupancy, gross receipts, or parking tax, nor any other tax or charge collected by Lessee on behalf of and payable to the tax collector.

Lessee shall have the right to charge fees to any parties other than the Association, including, without limitation, individual members of the Association, their invitees or guests, guests of the hotel and/or the public in connection with the operation of the Condominium as a Condo-Hotel, for the exclusive use by said persons and that Lessee shall be entitled to retain any and all such fees and/or other revenue generated from the exclusive use of the Cabanas and/or from valet parking fees and or in connection with the Parking Garage other than the applicable portion of the Rent Payment

An unpaid Rent Payment shall accrue interest at a rate of fifteen percent (15%) per annum, from the date which is fifteen (15) days following the date due until paid.  In addition, in the event Lessor does not receive any Rent Payment due under this Agreement within three (3) business days following the day that each such Rent Payment is due hereunder, Lessee shall pay the Association a late charge equal to three percent (3%) of the delinquent Rent Payment.

5.6.Definitions

(a)	Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration.
(b)	"Leased Parking Spaces" shall mean 461 parking spaces located in the Parking Garage. The Parking Garage has a total of 641 parking spaces however Lessee acknowledges that 180 of such parking spaces are designated for the exclusive use by the owner of Unit CU-3 (the "CU-3 Spaces"), the CU-3 Spaces are not a part of this Lease and the owner of Unit CU-3 will provide its own valet parking services for the CU-3 Spaces and the owner of Unit CU-3 or its designee shall have the right to collect all income generated from the CU-3 Spaces. It is the intent of the Parties that the Lessee shall have access to 461 spaces in the Parking Garage; provided however, that at all times, Lessee shall make available: (i) twenty (20) parking spaces at no charge, for the benefit of the users of the CU-1 Unit; (ii) three (3) parking spaces at no charge for the benefit of users of the CU-4 Unit and (iii) up to five (5) parking spaces for certain Unit Owners from time to time, including but not limited to Unit R -378 of the Units listed on Exhibit "B" attached hereto{the "Committed Parking Spaces"), and each of their guests, tenants and invitees or others who are issued parking stickers, decals or other personal or vehicle identification in connection with such Units (the "Committed Rights Beneficiaries"), it being understood and agreed that the Committed Rights Beneficiaries shall have the right to valet parking services within the Committed Parking Spaces at no charge (collectively, "Parking Privileges"). The Association hereby covenants and agrees that it shall not grant licenses to any other party whatsoever, other than Lessee, for the Leased Parking Spaces or the Cabanas during the Term of this Agreement; provided, however, Lessee shall be entitled to use any Committed Parking Space to the extent any such space is unoccupied or otherwise not in use by the Commercial and/or other Unit Owners on as available basis at no additional charge to Lessee.

(c)

"Parking Garage" shall mean the portion of the Common Elements shown on Exhibit "2" to the Declaration consisting of parking facilities containing approximately 461 parking spaces, a parking/valet office, together with garage equipment installed or to be installed by Lessee for the purposes of operating the Parking Garage and valet parking drop-off/pickup points as further described below. The Parking Garage is intended to serve the Unit Owners, and their guests, tenants and invitees, the Association and its guests, tenants and invitees, and the tenants, customers or invitees of the Commercial Units, Lessee, and the general public visiting the Condominium. The Parking Garage shall also include all associated Common Elements including, by way of example, those areas within the exterior walls of the Parking Garage devoted to corridors, elevator foyers, lobby areas, stairwells, entry gates, valet stations, and management systems, as well as ramps, driveways and sidewalks within, leading into or leading out of the Parking Garage provided for the common use or benefit of Unit Owners, the Association, Lessees, customers or invitees of the Commercial Units and/or the general public visiting the Condominium.

(d)	"Valet Service Hours" shall mean twenty-four (24) hours per day, seven (7) days a week, three hundred sixty-five (365) days a year.

6. Use.

6.1.Use of the Parking Garage – Generally

(a)

The Parking Garage shall be used as a commercial and residential garage to provide valet service parking for Unit Owners, together with their guests and invitees, the Association, the Commercial Unit Owners, together with their respective employees, customers and business invitees as well as the general public visiting or staying at the Condominium. Notwithstanding the foregoing, limited rights to self-park may be granted by the Lessee or the Association to third parties, including, without limitation, other Unit Owners and/or for Lessee's authorized staff. Lessee shall make no long term rentals of parking spaces on a weekly or month-to-month basis other than to Commercial Unit Owners and their employees. Lessee shall operate the valet service operation of the Parking Garage in accordance with the terms of this Agreement. Lessee acknowledges and agrees to honor the Parking Privileges granted by the Developer to the Committed Rights Beneficiaries and to at all times throughout the Term of this Agreement make available the Committed Parking Spaces to the Committed Rights Beneficiaries at no charge. Additionally, each Unit Owner, when in residence, shall have the right to valet parking services for the parking of one (1) vehicle at no additional charge by Lessee and Lessee shall not be entitled to seek any sums from the Association or Unit Owner for such right. For the avoidance of doubt, the Association acknowledges and agrees that regardless of the Parking Privileges, Lessee retains the management rights of the Parking Garage at all times during the Term and that any such Parking Privileges granted by the Association pursuant to this Section are still subject to the Standard at all times.

(b)

Lessee shall maintain sufficient staff at all times to avoid any unreasonable delay in picking up or delivering vehicles from or to the valet station(s) and shall establish and enforce among its employees operational procedures for the valet station(s), consistent with the Standard.

(c)

Lessee agrees not to use or permit the use of the Parking Garage for any purpose which is illegal, dangerous to life, limb, or property or which, in Association's commercially reasonable opinion, creates a nuisance or which would directly increase the cost of insurance coverage with respect to the Condominium. Lessee shall operate the Parking Garage in accordance with all laws and governmental regulations (including without limitation those related to the generation, storage, disposal, release, or transportation of Hazardous Materials (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

6.2.Use of the Cabanas – Generally

The Cabanas shall be used a pool cabanas in accordance with the Standard. Unit Owners, residents, and/or each of their guests, tenants and invitees may reserve the Cabanas for private and exclusive usage pursuant to the payment of a fee established by Lessee from time to time, in accordance with a fee structure similar to other hotels in Broward County that meet the Standard, as well as any rules established from time to time by Lessee and/or the Association. Subject to the prior approval of the Association, Lessee may adopt and implement from time to time, rules and regulations regarding the use of the Cabanas including, without limitation, rules and regulations regarding the reservation of private usage of the Cabanas, the costs for usage, and the permitted hours of use in keeping with the Standard.

7.Operating Standards and Requirements; Condominium Rules.

7.1.Operating Standards and Requirements.

(a)

Lessee represents and warrants to the Association that all Services provided by the Lessee under this Agreement in connection with the Parking Garage will be commensurate with the Standard. Lessee shall provide valet service for the Parking Garage during all Valet Service Hours.

(b)	Lessee represents and warrants to the Association that all Services provided by the Lessee under this Agreement in connection with the Cabanas will be commensurate with the Standard

(c)

Association agrees that its security vendor will be solely responsible for any and all security services relating to the Parking Garage and Cabanas including, without limitation, vandalism, thefts from vehicles, and assaults on or robberies of customers. Further, the Association expressly acknowledges that Lessee does not have knowledge or expertise as a guard or security service, and does not employ personnel for that purpose, nor do Lessee's employees undertake the obligation to guard or protect customers against the intentional acts of third parties. However, based on Lessee's experience as a commercial parking operator, Lessee shall help the Association to determine whether and to what extent any precautionary warnings, security devices, or security services may be required to protect patrons in and about the Parking Garage.

(d)

Lessee is solely responsible for hiring and firing its employees working in connection with the Parking Garage and Cabanas. Lessee shall establish reasonable standards, in accordance with Project Quality Standards and/or Brand Standards for the personal appearance of Lessee's employees, which will not be inconsistent with standards established by Association from time to time. All on site employees of Lessee shall wear Lessee's standard uniform attire unless otherwise agreed to by the Parties. Lessee will be responsible for enforcing such standards with its employees. The Association acknowledges and agrees Lessee may utilize its related companies (i.e., Chesapeake Hospitality) and/or a reputable third party garage operator to provide employees and/or operate the Parking Garage.

(e)

Association acknowledges and agrees that it shall be solely responsible to ensure that the Parking Garage and Cabanas comply with all applicable local, state, and federal laws at all times including, without limitation, ADA Title Ill compliance and that in the event any such compliance issues arise during the Term that Association shall remedy the same as quickly as is reasonably possible at the Association's sole cost and expense. Lessee shall be solely responsible for requirements under Title I of the ADA relating to Lessee's employees.

7.2.Condominium Rules and Regulations; Consultation. Lessee will comply to the extent applicable to the Parking Garage, with the reasonably and uniformly enforced rules and regulations of the Association (the "Rules and Regulations") as adopted by Association from time to time and will use reasonable efforts to cause its agents, employees, invitees and visitors to do so. Association shall give Lessee written notice of the Rules and Regulations as adapted and revised from time to time, and Lessee shall be obligated to comply with them as of the date of Lessee's receipt of such notice. The Rules and Regulations of the Association are attached to this Agreement as Exhibit "C" and are incorporated herein by reference.

8.Assignment/Subletting. This Agreement shall not be assigned or sublet by Lessee or the obligations set forth herein be subcontracted in whole or in part by Lessee without the prior written consent of the Association, which may be withheld in Association's reasonable discretion. Notwithstanding the foregoing, Lessee may, without the prior written consent of the Association, assign or subcontract the obligations set forth in this Agreement to an Affiliate. The term "Affiliate" for purposes of this Agreement shall mean an affiliate or subsidiary of Lessee, performing services similar to those performed by Lessee at the Standard or with respect to the Parking Garage, a third-party nationally reputable garage operator that meets the Standard. If Lessee proposes an assignment or sublease that does not meet the above requirements, then at any time within twenty (20) business days after the Association's receipt of Lessee's request for the Associations' consent to the non-conforming transfer, the Parties shall meet to determine a good faith resolution to such issue.

9.Parking Rates. Lessee agrees that the parking rates will be commensurate with other similar resort-style hotels consistent with the Standard.

10.Nature of Relationship. For purposes of this Agreement, Lessee shall be independently engaged in the business of performing management and operation of the Parking Garage on its own behalf as an independent contractor. Further it is understood and agreed that in no event shall the relationship between the Parties be construed or deemed to be a partnership, joint venture or any other business combination. It is further understood and agreed by and between the Parties that nothing in this Agreement shall constitute or be construed to be an employment or joint employer relationship between the Association, its successors or assigns on the one part, and the Lessee, its successors or assigns on the other part. The Lessee shall, subject to the terms and provisions of this Agreement, have complete and independent control and discretion over the operation of the Parking Garage. Without limiting the foregoing, all matters pertaining to the employment, supervision, compensation, promotion, and discharge (except as expressly provided herein) of employees are the responsibility of Lessee, who is in all respects, except as required under or dictated by applicable union agreements, the employer of such employees. Lessee agrees to fully comply with all applicable laws and regulations related to workers' compensation, social security, ERISA, and other applicable pension matters, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects.

11.Maintenance Obligations of Lessee. Lessee agrees to: (a) keep the Parking Garage and Cabanas in clean and presentable condition at all times and not to permit anything thereon which would vitiate, void, or directly increase the cost of any insurance carried by Association on the Parking Garage or the Condominium and (b) ensure that the Parking Garage, appurtenances thereto, and all machinery, equipment and facilities used in connection with and located in the Parking Garage, are kept in good repair and condition at all times; provided, however, the costs of any such cleaning, repair, replacement or any other costs relating to the upkeep of the Parking Garage and Cabanas shall be at the Association's sole cost and expense as Common Expenses to the members.

12.Insurance.

A.

Association shall maintain commercially reasonable levels of insurance with respect to the Parking Garage and Cabanas at all times during the Term at Association's sole cost and expense. All policies shall be issued to the Association as the first named insured and name Lessee (and/or its affiliated or related entities) as an additional insured.

B.

Lessee shall maintain or cause to maintain insurance with respect to the Parking Garage and Cabanas as set forth below at all times during the Term. All policies shall be issued to the Lessee as the first named insured. Each policy evidencing insurance required to be carried by Lessee pursuant to this Section shall contain the following clauses and provisions: (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Association and that any coverage carried by Association be excess insurance; (ii) a waiver by the insurer of any right to subrogation against the Indemnified Parties which could arise by reason of any payment under such policy or by reason of any act or omission of any of the Indemnified Parties; (iii) a severability of interest clause or endorsement; (iv) a provision (in endorsement form if requested by Landlord) that the insurer or insured will not cancel or change the coverage provided by such policy without giving Association thirty (30) days' prior written notice:

(1)

Worker's Compensation & Employers Liability Insurance covering statutory workers compensation benefits in each state where the parties contemplate the performance of services under this Agreement. Such insurance shall include the employers liability coverage part, including stop gap coverage for the monopolistic states, with limits of not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease. Lessee shall maintain workers compensation insurance regardless of eligibility for waiver or exemption of coverage under state statute.
(2)

Employment Practices Liability Insurance with limits of not less than One Million Dollars ($1,000,000) each insured event and One Million Dollars ($1,000,000) annual aggregate covering claims of discrimination, sexual harassment, wrongful termination, and workplace torts brought by Parking Lessee's employees with respect to their employment at the Parking Garage. Workplace torts shall include but not be limited to retaliation, defamation, infliction of emotional distress, invasion of privacy, negligent evaluation, wrongful discipline, wrongful failure to employ, and wrongful demotion. Policy shall be endorsed with a third party endorsement covering discrimination and sexual harassment to non-employees.

(3)

Commercial General Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage, $1,000,000 each person or organization for personal and advertising injury, One Million Dollars ($1,000,000) any one premises for fire legal liability, Two Million Dollars ($2,000,000) general aggregate, and Two Million Dollars ($2,000,000) products completed operations aggregate covering (i) premises/operations liability, (ii) products/completed operations liability, (iii) personal and advertising injury liability, (iv) independent contractors liability, and (v) broad form contractual liability.

(4)

Umbrella Liability Insurance in excess of the commercial general liability, and business automobile liability coverages required herein with limits of not less than Two Million Dollars ($2,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate, and Two Million Dollars ($2,000,000) products and completed operations aggregate. Policies shall be excess to the primary commercial general liability, employers liability, and business automobile liability coverage and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies.

(5)

Crime insurance covering employee, dishonesty coverage throughout the term of this Agreement covering money, securities, and other property owned by, held by, or the legal responsibility of Lessee in connection with the Parking Facilities with a limit of not less than One Million Dollars ($1,000,000) each occurrence. The policy shall be endorsed to extend coverage for money, securities or other property of Association which is held by, or the legal responsibility of Lessee in connection with the Parking Facilities. Employment Practices Liability Insurance with limits of not less than Two Million Dollars ($2,000,000) each insured event and Two Million Dollars ($2,000,000) annual aggregate covering claims of discrimination, sexual harassment, wrongful termination, and workplace torts brought by Lessee's employees with respect to their employments at the Parking Garage.

(6)

Garage Liability Insurance and Garagekeepers Liability Insurance on an occurrence form basis with limits of not less than $1,000,000 per occurrence with an annual aggregate limit of $2,000,000 per location. Garagekeepers Liability Insurance insuring any and all automobiles that are parked at the Parking Garage by Lessee's attendants or for which a bailment otherwise is created, with such limits of liability on a per vehicle basis as are established by the insurer and approved by Association. Lessee's General Liability Insurance shall name Association as additional insured.

C.	Lessee agrees:
(7)

All insurance shall be with companies as shall be reasonably satisfactory to Association and all such policies shall provide that the insurer shall provide at least thirty (30) days' prior written notice to Association of any cancellation or reduction in coverage. Lessee shall deliver satisfactory certificates of insurance to Association (or other evidence of insurance required by Association) and renewal policies shall be obtained, and certificates delivered to Association, at least thirty (30) days prior to expiration.

(8)

If at any time the Association is not in receipt of a Certificate of Insurance or other written evidence confirming that all insurance required of Lessee hereunder is in full force and effect, the Association shall have the right, following five (5) business day's written notice to the Lessee and Lessee's failure to provide a Certificate of Insurance within said five (5) business day period, to take such action as Association deems necessary to protect its interest in the Parking Garage, including, without limitation, obtaining such insurance coverage as Association in its reasonable discretion deems appropriate.

(9)

Each insurance company listed in the Certificate shall be (i) admitted to do business in the state where the Project is located and (ii) rated by AM Best Company as having a financial strength rating of "B+" or better and a financial size category of "Vll" or greater.

(10)

Lessee shall cause all subcontractors engaged by Lessee to be insured consistent with the requirements recited in this Section 12. To the extent a subcontractor requests waiver of the umbrella requirements, Association's prior approval must be obtained.

13.Indemnities. Except as otherwise set forth in this Agreement, Lessee shall defend, indemnify and hold Association, and Association 's agents, members, officers, directors, and employees (collectively, "Association Related Parties") harmless from and against any and all actions, costs, claims, losses, expenses, and/or damages, sustained by Association and/or any such Association Related Parties attributable to (a) the willful acts, misconduct, or gross negligence of Lessee or its affiliate or any of their agents, officers, servants, or employees from any cause, including, without limitation by specification, property damage and/or injury or death to any person or persons, and (b) to any death, physical injury, and/or loss or damage to property of a type covered by valid and collectible insurance which Lessee is required to maintain pursuant to the terms of this Agreement. Association shall defend, indemnify and hold Lessee and its shareholders, directors, officers, employees, affiliates, related parties, and agents (collectively "Lessee Related Parties") harmless from and against any and all actions, costs, claims, losses, expenses and/or damages sustained by Lessee and/or any such Lessee Related Parties arising from any damage and/or injury to the extent caused by the gross negligence or willful misconduct of Association or its agents, employees, contractors, and subcontractors; provided, however, that Association shall not be liable for that portion of any damages or injury caused by direct failure of Lessee to comply with its obligations hereunder or by reason of the willful acts or omissions of Lessee, its employees, contractors or agents. The rights and obligations of this Section shall survive the termination or expiration of this Agreement

14.Waiver of Subrogation. To the extent permitted by their respective insurance policies, the Parties shall obtain and maintain throughout the term of this Agreement, in their respective insurance policies and other policies required to be maintained hereunder, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, before loss, any or all right of recovery against any party for loss occurring. Assuming such or similar provisions are included in the respective party's insurance policies then in force and other policies required to be maintained hereunder, that Party hereby waives any right of recovery against the other Party for any loss occasioned by fire or other casualty that is an insured risk covered under such policies, irrespective of applicable deductibles. The rights and obligations of this Section shall survive the termination or expiration of this Agreement. The Association shall not be liable to Lessee for any damage by or from any act or negligence of any owner or occupant of adjoining or contiguous property.

15.Entry. Association and its agents, employees, and authorized representatives shall have the right during reasonable business hours (except in the case of an emergency or to ensure the safety of the Common Elements, wherein the Association shall have unfettered access) to inspect the Parking Garage and Cabanas or access the Parking Garage and Cabanas for such purposes as Association deems fit in its reasonable discretion and such parties shall further have the right during reasonable business hours to affect such maintenance, repairs, replacements, alterations, and improvements to the Parking Garage and Cabanas as Association deems fit in its reasonable discretion (collectively, the "Repairs"); provided, however, that any such inspections or Repairs must be done in a way to best minimize the impact to Lessee's business operations contemplated hereunder and further that any such areas shall be fully restored, cleaned and otherwise left in the same or better condition than originally found by the Parties. In no event shall Association be liable to Lessee for economic damages, or shall Lessee be relieved from full performance of its obligations under the Agreement, as a result of such inspections, access, or Repairs, except to the extent Lessee's performance hereunder is prevented as a direct result of such inspections, access, or the Repairs.

16.Notices. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when either delivered personally or deposited in the United States mail, certified mail, postage prepaid, return receipt requested, or by overnight courier with tracking (such as FedEx) to the Parties at the following addresses, or such other addresses as hereinafter indicated by appropriate written notice:

If to Association:	4010 South Ocean Condominium Hollywood Association, Inc. 315 S. Biscayne Boulevard, 4th Floor Miami, Florida 33131 Attention: President

If to Lessee:
410 West Francis Street Williamsburg, Virginia 23185 Attention: David Folsom, President

17.No Recording. The Parties acknowledge and agree that this Agreement shall not be recorded in the public records; This Agreement shall also constitute an official record of the Association pursuant to F.S. 718. 111.

18.Sales Tax. The Parties acknowledge and agree that all Rent Payments due by Lessee to the Association hereunder include any applicable sales and use taxes or other similar taxes, if any, now or hereafter levied or imposed by any city, state, county or other governmental body having authority on Rent and that Lessee shall not be responsible for any such additional amounts and/or to remit the same.

19.Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department. [Note: This paragraph is provided for informational purposes pursuant to section 404.056(5), Florida Statutes.]

20.Florida Chapter 713.10. In accordance with the applicable provisions of Chapter 713 of the Florida Statutes, Lessee has no authority to and shall not create any liens for labor or material on or against the Condominium or any interest therein, and no such liens shall extend to the interest of the Association in the Condominium under any circumstances. Lessee agrees to notify all materialmen, suppliers, contractors, mechanics, or laborers involved with demolition, construction, installation, alteration or repair of any improvements on, within or about the Condominium at Lessee's request, that such party must look only to Lessee or Lessee's other property interests for payment. All such materialmen, suppliers, contractors, mechanics and laborers may be put on notice that they must look only to Lessee and to Lessee's interest in the Premises for such work or improvements as provided in this Section by the recordation, at the Association's option, of a notice in accordance with Florida Statutes 713.10 in the Public Records of Broward County, Florida. Additionally, Association has no authority to and shall not create any liens for labor or material on or against the Unit, the Parking Garage and/or Cabanas, or any interest therein. Association agrees to notify all materialmen, suppliers, contractors, mechanics, or laborers involved with demolition, construction, installation, alteration or repair of any improvements on, within or about the Condominium at Lessee's request, that such party must look only to the Association or Association's other property interests for payment. All such materialmen, suppliers, contractors, mechanics and laborers may be put on notice that they must look only to the Association for such work or improvements as provided in this Section by the recordation, at the Lessee's option, of a notice in accordance with Florida Statutes 713.10 in the Public Records of Broward County, Florida

21.Uncured Event of Default; Landlord Remedies: Lessee Termination Right.

(a)

The happening of any of the following events shall constitute an "Uncured Event of Default": (a) Lessee has failed to pay when due any Rent Payment, and such failure has continued for more than sixty (60) days after receipt of written notice from the Association regarding same, or (b) Lessee has materially failed to comply' with its obligations under this Agreement (other than the failure to pay any Rent Payment) or the Association has materially failed to comply with its obligations under this Agreement, and in each event such material non-compliance has continued for a period of thirty (30) days or more after written notice of such material non-compliance is delivered to the defaulting party by the non-defaulting party; provided, however that if the defaulting party commenced reasonable actions to cure such material non-compliance within the thirty (30) day period, and the defaulting party is thereafter is diligently and continuously working to cure such material non-compliance and keeping the non-defaulting party reasonably informed of its actions to attempt to cure the material non-compliance, the defaulting party shall have an additional sixty (60) days after the expiration of the thirty (30) day period to cure such material non-compliance; provided further, that if such material non-compliance is capable of being cured but could not reasonably be cured within the previous sixty (60) day cure period, the defaulting party commenced reasonable actions to cure such material non-compliance within the thirty (30) day period and thereafter continued to diligently and continuously work to cure the material non-compliance within the additional sixty (60) day cure period, and the defaulting party is thereafter is diligently and continuously working to cure such material non-compliance and keeping the non-defaulting party reasonable informed of its actions to attempt to cure the material non-compliance, the defaulting party shall have such additional period of time after the expiration of the previous additional sixty (60) day cure period as is reasonably necessary to cure such material non-compliance however such additional time shall not exceed thirty (30) additional days. Upon the occurrence and during the continuance of an "Uncured Event of Default" the non-defaulting party shall have the right, but not the obligation, to terminate this Agreement by providing written notice of termination to the defaulting party in addition to all other rights and remedies now or hereafter allowed by law, whether legal or equitable, and all rights and remedies shall be cumulative and none shall exclude any other right or remedy.

(b)

Notwithstanding anything contained herein to the contrary, in the event the Association Management Agreement between the Association and Lessee or an affiliate of Lessee is terminated, Lessee may terminate this Agreement by providing written notice thereof to Association.

22.Miscellaneous. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid or illegal. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflict-of-law rules and principles of said State. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Agreement may not be amended or modified hereafter except by a written agreement signed by the Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, and permitted successors, transferees and assigns. Paragraph headings are included solely for convenience, are not to be considered part of this Agreement and are not intended to modify, explain or to be a full or accurate description of the content thereof. This Agreement may be executed in counterparts with the same effect as if both Parties had executed the same document. Both counterparts shall be construed together and shall constitute a single Agreement. This Agreement embodies the entire agreement between the Parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restriction between the Parties hereto with regard thereto other than those specifically set forth herein. It is understood and agreed that this Agreement shall be binding upon and inure to the benefits of the heirs, personal representatives, successors and assigns of the Parties. In the event that either Party should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Agreement, or should either Party intervene in any suit in which the other is a Party to enforce or protect its interest or rights hereunder, the prevailing Party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith. This Agreement shall be governed by the law of the State of Florida. All judicial proceedings brought by or against any Party, shall be brought in the courts of the State of Florida sitting in Broward County, Florida, and, by execution and delivery of this Agreement. The Parties each acknowledge and agree that the undersigned representative of each Party has the legal requisite authority to bind the applicable Party to the terms of this Agreement and that such Party does so knowingly with a full understanding of the nature and meaning of each provision of this Agreement. Additionally, that each Party had the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Agreement (or knowingly waived same) and has executed this Agreement only after carefully considering each term of this Agreement and fully discussing the same with counsel of their choice. The Parties further acknowledge and agree that each of them and their respective counsel have reviewed and revised this Agreement and that this Agreement has been voluntary and consensually negotiated at "arm's length." Accordingly, this Agreement shall be deemed to have been written jointly by the Parties, and the Parties agree and acknowledge that no rule of construction which would result in an interpretation or construction of this Agreement in favor or to the detriment of one of the Parties or the other shall apply in construing or interpreting this Agreement or any part of it.

THE PARTIES EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY. The rights and obligations of this Section shall survive the termination or expiration of this Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have each caused this instrument to be executed in its respective corporate name by its duly authorized officer as of the day and date first above written.

WITNESSES:	ASSOCIATION:

By:	4010 SOUTH OCEAN CONDOMINIUM
HOLLYWOOD ASSOCIATION, INC., a
Name:	Florida not for profit corporation

By:	By:

Name:	Name:

Title:

WITNESSES:	LESSEE:

By:

Name:	By:

By:	Name:

Name:	Title:

EXHIBIT "A"

SERVICES

EXHIBIT "B"

UNITS WITH

COMMITTED PARKING SPACES

CU-1

CU-4

R-378

TO BE UPDATED AT CLOSING

EXHIBIT "C"

RULES AND REGULATIONS

EXHIBIT "D"

Form of Association Management Agreement

EXHIBIT D -1

ASSOCIATION MANAGEMENT AGREEMENT

THIS ASSOCIATION MANAGEMENT AGREEMENT (this "Agreement") is made effective as of this _______ of _________________, 2017, by and between 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD ASSOCIATION, INC., a Florida not-for-profit corporation (the "Association") and __________________________________ (collectively, the "Management Company"). The Association and the Management Company may hereinafter each be referred to as a "Party" or, collectively, as the "Parties."

WITNESSETH:

A.WHEREAS, the Association is the entity responsible for the operation of 4010 SOUTH OCEAN CONDOMINIUM HOLLYWOOD (the "Condominium") located in Hollywood, Florida, pursuant to that certain Declaration of Condominium to be recorded in the Public Records of Broward County, Florida (as modified or amended from time to time, collectively the "Declaration"), which Condominium consists of a total of 342 Residential Units (consisting of 265 Resort Units, 77 Traditional Units and 4 Commercial Units) (collectively, the "Units"); and

B.WHEREAS, the Association desires to retain the Management Company, and the Management Company desires to be so retained, to operate and manage the Association, the Common Elements (as defined in the Declaration) and the Condominium and to furnish management services to the Condominium for the Association.

C.WHEREAS, the Management Company consists of a group of companies formed in the customary UPREIT structure inclusive of its independent management company, Chesapeake Hospitality, and it is acknowledged and agreed to by the Parties that the services to be provided hereunder by the Management Company may be provided by any one or more of such entities.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and Ten and No/100 dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Parties as follows:

1.Recitals and Terms. The above recitals are true and correct and are incorporated herein by this reference. Unless otherwise defined in this Agreement, any defined terms used herein shall have the meaning set forth in the Declaration, unless the context otherwise requires.

2.Engagement. The Association does hereby engage the Management Company as the manager of the Condominium and the Association, and the Management Company hereby accepts such engagement, on the terms and conditions hereinafter set forth. The Management Company, by the execution of this Agreement, assumes and undertakes to perform, carry out and administer all management, operational and maintenance responsibilities set forth in Section 5 and Section 6 hereof and otherwise in this Agreement, in accordance with the Condominium Documents (as hereafter defined), this Agreement and applicable laws. Such assumption of obligations is limited, however, to operation and management of the Association and maintenance of the Condominium, as agent and does not require the Management Company to pay any of the costs and expenses which are the obligation of the Association, except as specifically assumed by the Management Company in this Agreement.

3.Term. The term of this Agreement shall commence as of the date that 4000 South Ocean Property Owner, LLP, a Florida limited liability limited partnership (the "Developer") obtains a temporary certificate of occupancy for the Condominium, or such earlier date as may be mutually agreed upon in writing by the Parties (the "Commencement Date"), and shall be for a period of twenty (20) years, with the services described herein commencing on the Commencement Date and terminating on the 20th anniversary date of the Commencement Date (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for four (4) consecutive periods of five (5) years each (each a "Renewal Term"). The Initial Term together with the Renewal Term shall be collectively referred to herein as the "Term". The

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Parties agree that the Association shall not have the right to terminate this Agreement during the Term or any Renewal Term except for: (i) an uncured Event of Default as set forth in Section 17 hereof, (ii) as otherwise authorized under Section 718.302, F.S, . or (iii) upon the mutual written agreement of the Parties. Without limiting the foregoing, the Management Company may also cancel this Lease (i) its sole discretion (i) upon written notice to the Association if the Lease Agreement for the parking facilities and the cabanas between the Association and the Management Company or any affiliate thereof is also terminated or (ii) at any time for any reason or no reason upon providing ninety (90) days written notice to the Association.

4.Materials. The Parties acknowledge that all of the Management Company's personal and intellectual property related to its operation of the Association and the Condominium including, but not limited to, the Management Company's trade name, trademarks, service marks, and software programs and the trade names, trademarks, service marks, equipment, inventory, the License Agreement (hereinafter defined) and software programs of the Management Company's affiliates or subsidiaries (collectively, the "Materials") are, and always shall be, the personal property of the Management Company. The Parties further expressly agree that upon termination of this Agreement for any reason hereunder, the Association shall abstain from using the Materials and shall return any Materials in its possession to the Management Company within fifteen (15) days after termination of this Agreement, and similarly the Management Company shall within the same time period leave or return all materials that are the personal property of the Association. Immediately upon such termination, all interior and exterior signs and graphics bearing any of the Materials, shall be physically removed from the premises or otherwise covered or obliterated so as not to be visible to the public, all at the Association's sole cost and expense. After termination of this Agreement, under no circumstances shall the Association, or any person acting on behalf of the Association, directly or indirectly hold itself or the Condominium out to the public as being or remaining affiliated with the Management Company. Notwithstanding the foregoing, any turnover of management responsibility shall be conducted in a professional manner so as not to unreasonably interfere with ongoing management of the Condominium, including such matters as reservation systems and the like (giving respect and operation to the ownership of any proprietary software or hardware systems that may belong solely to the Management Company), and to this end the Management Company shall sign any and all consents, assurances and assignments or similar agreements reasonably necessary to permit the Board to continue or replace any nonproprietary reservation systems provided by third parties under lease, license or other agreement. Notwithstanding anything to the contrary in this Agreement, within thirty (30) days of any termination of this Agreement, the Association shall pay to the Management Company any and all accrued management fees, costs and/or other reimbursements due under this Agreement without delay.

5.Management Company's Responsibilities. The Management Company shall be responsible for the efficient and satisfactory proper management and operation of the Association and maintenance of the Condominium in accordance with the Agreed Standard (as hereinafter defined) and otherwise as required by this Agreement, subject to the limitations of the Association's budget established from time to time pursuant to Section 6(d) below. The Association hereby acknowledges and agrees that pursuant to the terms of this Agreement and in consideration of the Management Fee described in Section 12 below, the Management Company shall perform itself, hire personnel to perform, or procure providers to perform all services necessary for the performance of the Management Company's obligations hereunder, and shall supervise the performance of all services provided to, or on behalf of, the Association pursuant to this Agreement. Such services shall include, but not be limited to, management information systems services provided by or through the Management Company, which shall be reimbursed to the Management Company in an amount provided in the Association's budget.

(a)

Employees. The Management Company shall, on behalf of the Association, hire, pay and supervise the necessary employees (which shall not be less than one (1) employee) to properly, efficiently, and prudently perform the duties and responsibilities of the Management Company set forth herein; and the Management Company shall hire, pay and supervise employees to provide for services not obtained by a separate provider pursuant to Section 5(b) below. Any persons actually hired by the Management Company shall be the employees of the Management Company, the expense of such employees being included as an expense in the Association's budget, such expense not to exceed the limits set forth in Schedule "1".

Schedule 2

The Management Company, subject to the approved budget, shall hire and supervise such employees as may be required from time to time to perform its duties pursuant to this Agreement in its sole discretion. All matters pertaining to the employment, interviewing and screening process, supervision, compensation, promotion and discharge of employees of the Management Company required to provide the services hereunder are the responsibility of the Management Company. The Management Company shall carry workers compensation insurance, and any other insurance, for such employees as required by law. The Association acknowledges that with respect to employees who are needed only on a part-time basis in connection with the management, operation and maintenance of the Association and the Condominium, if any, such employees may also be used by the Management Company, or a corporation or person controlled by, under common control or affiliated with the Management Company at other projects managed by the Management Company, or a corporation or person controlled by, under common control or affiliated with the Management Company (and such employees will be paid by the Management Company or such affiliate as to such other work); provided that the Association shall only be responsible for payment of expenses relating to such employees incurred from performing services on behalf of the Association and/or at the Condominium in accordance herewith.

(b)

Procurement of Separate Providers of Services. The Parties expressly agree that the Management Company may procure necessary services for the Condominium from third parties or may provide such services itself. The Management Company shall deal at arm's length with all third parties and shall serve the Association's interests at all times; provided, however, that nothing contained herein shall prevent the Management Company from procuring necessary services from an affiliate of the Management Company including, without limitation, Chesapeake Hospitality, or a procurement services company in which an affiliate of the Management Company has an ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction and all discounts or incentives of any kind or nature received by the Management Company or its affiliate inure to the benefit of the Association pursuant to Section 7 below. For purposes of this Agreement, the term "affiliate" shall mean all partnerships, corporations, limited liability companies or other entities controlling, controlled by, or under common control with the Management Company or one of its members including, without limitation, Chesapeake Hospitality. "Control" for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or actions of any person or entity.

In procuring providers of specific services from any source pursuant to its authority hereunder, the Management Company shall enter into service agreements on behalf of the Association based upon the following factors:

(i)	the quality of work obtainable for the desired level of service, and
(ii)	a reasonable, practicable price for the service obtainable in the local market.

The Management Company shall use its reasonable judgment in good faith in evaluating these factors with respect to each proposed service; provided, however, if it is commercially reasonable in the given instance, nothing contained herein shall require the Management Company to obtain the lowest price available as to any service, material or purchase, or in instances where bids are obtained, to accept the lowest bid.

To the extent permitted by law, the Management Company shall have the authority to enter into (and cancel) any service agreements contemplated pursuant to this Section,

Schedule 2

in either the Association's or the Management Company's name, as determined by the Management Company in its reasonable discretion, subject to the requirements of the Board. Furthermore, subject to the constraints of the Association's budget, the Association hereby agrees to execute on its own behalf such service agreements as are deemed necessary or desirable by the Management Company from time to time to effectuate the obligations set forth in this Agreement. Subject to the constraints of the Association's budget, the costs of any agreements entered into by the Management Company pursuant to this Section shall be a "Common Expense" of the Association.

6.Power and Duties. To meet its obligations set forth herein, the Management Company shall have all the powers and duties of the Association as set forth in the Declaration, Bylaws for the Association, and the Rules and Regulations for the Condominium (collectively, the "Condominium Documents") (except such thereof as are specifically required to be exercised by the Board, the Association or Unit Owners or that are non-delegable under the Condominium Documents or applicable law). By way of illustration and not of limitation, subject to the foregoing, the Management Company's powers and duties hereunder shall include the following:

(a)

Condo-Hotel. The Management Company shall be responsible, subject to the reasonable cooperation of the Board, for ensuring that the operation of the Condominium is in compliance with the requirements and obligations of the requirements of the definition of "Condo-Hotel" set forth in Section 2.2 of the City of Hollywood's Zoning and Land Development Regulations (as same may be renumbered) and other applicable zoning regulations and the requirements of Chapter 509, Florida Statutes.

(b)

Condominium Operations. The Management Company shall select and facilitate the engagement of third parties on behalf of the Association for, among other things: (i) the general operation of the Association and Condominium; (ii) security; (iii) front desk check-in and check-out services; valet services; and (iv) any other operational matters relating to the Association and/or Condominium including, without limitation, legal counsel. To the extent that the Association is so permitted; the Management Company, and persons designated by the Management Company, shall hereby be permitted to enter into Condominium Units for the purposes of fulfilling any provisions of this Agreement. The Management Company shall ensure that Condominium operation services are performed as required.

(c)

Accounting and Financial Reporting. The Management Company shall have the following powers and shall be responsible for the following duties concerning accounting and financial reporting services for the Association:

(i)

The Management Company shall provide the day-to-day bookkeeping services, as needed or monthly, necessary to pay the bills of the Association. This service shall include, but not be limited to, keeping all records of and performing all services in connection with the payment of bills, payrolls and such other items as may be provided for in the budget. Notwithstanding the foregoing, the Association acknowledges and agrees that the Management Company is not the accountant for the Association and that the Management Company will facilitate hiring (at Association's sole cost) an outside independent certified public accountant to perform reviews of the Association's financial records including, without limitation, providing an annual audit, as may be required by law.

(ii)

The Management Company shall bill and collect, on behalf of the Association, all regular and special assessments, as needed or monthly, from the Association's members and other revenues, which may be due the Association. The Association hereby authorizes the Management Company to request, demand, collect, receive and receipt for any and all assessments and charges which may be due the Association and to advise the Association's attorney to take such action in the

Schedule 2

name, and on behalf, of the Association by way of making, recording, satisfying or foreclosing the Association's liens therefor, initiating legal process or taking such other action as the Management Company shall deem necessary or appropriate, in its reasonable judgment, subject to the Board's approval (which approval shall not be unreasonably withheld or delayed), for the collection of such assessments and/or other charges or to enforce the rights of Association.

(iii)

The Management Company shall ensure that all funds collected from the assessments of Unit Owners or otherwise accruing to the Association are timely deposited into operating and reserve bank accounts, as applicable (the "Account(s)") established by the Association, as custodian for the Association, so that said funds may be withdrawn therefrom to pay all expenses of operation and maintenance of the Condominium and the Association as needed and/or contemplated in the budget. The Account(s) will be styled so as to indicate the custodial nature thereof and the Management Company shall ensure that all such funds collected are kept separately, and not commingled with other funds collected by the Management Company as agents for other parties or otherwise. The Management Company shall not be liable for any loss resulting from the insolvency of any depository or the loss from any investment in connection with Association's funds.

The Management Company is authorized to draw on the Association's Account(s) for any payments to be made by the Management Company to discharge any liabilities or obligations incurred pursuant to this Agreement and in accordance with the Association's budget, for the payment of the Management Fee (as defined herein), legal fees, or any other disbursements properly incurred on the Association's behalf. Services to be performed pursuant to this subparagraph shall be performed as required. Notwithstanding the above, the Management Company must be authorized by the President of the Board, or by another Officer of the Board if the President of the Board cannot be contacted, prior to paying or authorizing emergency expenses exceeding [$10,000.00. CORRECT?]

(iv)

The Management Company shall ensure that tile Association's financial record books, accounts and other records and Unit Owner roster are kept pursuant to the Association's By-Laws and pursuant to Chapter 718, Florida Statutes and issue certificates of account to Unit Owners and their mortgagees and lienors without liability of the Management Company for errors unless as a result solely of its gross negligence or willful misconduct. Such records shall be kept at the Management Company's offices or at a location designated by the Management Company in accordance with Chapter 718, Florida Statutes, and shall be available for inspection pursuant to Section 718.111 (12), Florida Statutes, and for review and audit pursuant to Section 718.111(13), Florida Statutes. Services to be performed pursuant to this subparagraph shall be performed quarterly, and the Management Company shall use commercially reasonable efforts to produce reports more frequently upon the reasonable request of the Board, with the exception of the issuance of certificates of account which shall be performed as required (with fees for issuance of certificates and involvement in closings and other transfers to be customary and reasonable).

(v)

The Management Company shall ensure that an annual compilation, review or audit of the financial records shall be made by an independent certified public accountant employed by, and at the sole cost and approval of the Association and at such times as determined by the Management Company and/or Board. The Association agrees to cooperate in the preparation of such financial statements and use all reasonable efforts to have the annual audited statement completed within 120 days after the end of the year (or as otherwise stated in the Bylaws).

Schedule 2

Services to be performed pursuant to this subparagraph shall be performed annually or as may be otherwise required by applicable law.
(vi)

The Management Company shall ensure that a certified public accountant is engaged, as necessary, for the preparation of any tax returns or forms or other filings required by any local, state or federal agency, and the Management Company will provide any assistance necessary or requested in the compilation of financial data from the books and records of the Association required for the completion of these filings and returns. Services to be performed pursuant to this subparagraph shall be performed no less than annually.

(vii)

The Management Company shall prepare, as needed, all payrolls and file the necessary forms, as needed, for employment insurance, withholding any social security taxes and all other forms relating to employment of the Management Company's and/or Association's employees, if any, required by federal, state or municipal authorities. All expenses incurred in providing this service shall be a direct pass through cost to the Association and shall be charged in accordance with the provisions set forth in Section 12 of this Agreement.

(d)Annual Budget. Annual budget services shall include the preparation of a recommended estimated annual operating budget and reserve budget, if applicable, for the Association setting forth an itemized statement of anticipated receipts and disbursements based upon the then current schedule for assessments and taking into account the Association's financial needs and the general condition of Condominium. Said estimated budget, together with an explanatory statement, shall be submitted to the Association for final draft at least thirty (30) days prior to the budget meeting. The estimated operating budget shall serve as a supporting document for the schedule of assessments. The annual budget may be revised from time to time during the year. Should a special assessment be required during the year, it shall be recommended and presented by the Board for adoption in compliance with the Condominium Documents and applicable law. Services to be performed pursuant to this subparagraph shall be performed annually or as needed.

The Parties acknowledge that the Association budget's Common Expenses are based upon, among other factors, estimated projected monthly and annual expenses and will fluctuate based upon the actual versus projected expenses. Accordingly, the Parties recognize and acknowledge that all references to the Association budget and the "limitations of the Association budget" throughout this Agreement imply that, from time to time, reasonable adjustments and fluctuations, especially in labor costs, insurance and other areas will occur and should be part of the budget process consideration.

(e)

Operational Matters. The Management Company shall prepare and send, as needed, all letters, reports and notices as may be reasonably requested by the Board of the Association, or as required by the Condominium Documents and Chapter 718, Florida Statutes (and regulations thereunder) with respect to letters, documents, budgets, and notices to the Unit Owners and Board members, and attend monthly meetings of the Board of Directors, annual meeting, budget meeting and any other general membership meeting of the Association and file minutes thereof, which minutes shall be prepared and recorded by the Association or its designee. Notwithstanding the forgoing, the Parties acknowledge and agree that all legal notices to the Unit Owners, Board members, and/or other parties shall be prepared by the Association's legal counsel, at Association's cost, and shall not be the responsibility of the Management Company to draft. Additionally, in the event the Management Company representative(s) is(are) required to attend more than one (1) afterhours night meeting per month, the Management Company may charge reasonably additional hourly rates for such overtime services.

Schedule 2

(i)	Coordination of Annual and Special Meetings of Unit Owners.
a.

The Management Company shall ensure that a representative of the Management Company attends all meetings of the Unit Owners (unless excused from attendance by the Board) and that notices of all such meetings are delivered via mall or personal delivery (and/or email, to the extent permitted) to all Unit Owners at the last address shown in the Association's official records and in accordance with the Condominium Documents (or otherwise given in accordance with the Bylaws and the Act).

b.

The Management Company shall be responsible for providing assistance to the Board in preparing an agenda for all such meetings and in preparing any reports, charts or other materials for presentation at such meetings that are requested by the Board. The Management Company shall also be responsible for preparing a draft of the minutes of all such meetings for review and approval by the Association's secretary and/or legal counsel.

c.	Services to be performed pursuant to this subparagraph shall be performed as reasonably required.
(ii)	Coordination of All Board Meetings.
a.

The Management Company shall ensure that a representative of the Management Company attends all meetings of the Board (unless excused from attendance by the Board) and that notices of all such meetings are delivered via mail, email or personal delivery to all members of the Board.

b.

The Management Company shall be responsible for providing assistance to the Board in preparing an agenda for all such meetings and any reports, charts or other material for presentation at such meetings that are reasonably requested by the Board. The Management Company shall also be responsible for preparing a draft of the minutes of all such meetings for review and approval by the Association's secretary and/or legal counsel.

c.	Services to be performed pursuant to this subparagraph shall be performed as reasonably required.
(iii)	The Management Company shall provide regular quarterly reports to the Board of the status of pending and completed operations affecting the Association.
(f)	Concierge Services. Management Company shall provide concierge services such as those described below:
(i)

Base Concierge Services. Management Company shall provide concierge services to Unit Owners pursuant to the Brand Agreement, STR (as hereafter defined), and the Standard, all at the Association's sole cost as a Common Expense and/or Residential Limited Common Expense. Additionally, any other services (e.g., seamstress, laundry, dry cleaning, spa, restaurant, transportation, etc.) that may be facilitated by the Management Company from time to time to third parties invitees and/or Unit Owners, their guest and invitees, shall be paid for directly by such respective third party and/or Unit Owner, their invitees and guests and the Management Company shall not be responsible for any charges or costs relating to the same unless caused by the grossly negligent or willful failure of the

Schedule 2

Management Company to comply in all material respects with its obligations under this Agreement.
(ii)

Valet Parking Service. Management Company shall provide valet parking services for Unit Owners who own a Unit or Condominium tenants who lease parking spaces in the Condominium garage (in lieu of the Unit Owner) and may assess such Unit Owners and/or their tenants guests and invitees a valet parking fee to cover the cost of the valet parking service, subject to the terms of the Condominium Documents and/or may charge any costs of same as a Common Expense and/or Residential Limited Common Expense. The Parties acknowledge the existence of a separate lease agreement between the Parties regarding the garage area, associated facilities, and valet operations (the "Lease"). The Parties agree that in the event of a conflict between the Lease and this Agreement, the terms of the Lease shall control.

(iii)

Additional Services. Management Company agrees to make available to each Unit Owner certain additional services for which no price list is at this time established, such as housekeeping and linen services, and maintenance and repair services (collectively, "Additional Services"). In such event, each Unit Owner will pay the Management Company directly for all costs and expenses associated with providing and billing for the Additional Services to that Unit Owner on a monthly or more frequent basis, as determined by the Management Company; Management Company shall have no responsibility for the costs and expenses thereof, nor shall any such cost be a Common Expense or Residential Limited Common Expenses. Management Company shall require a valid credit card on file for each Unit Owner to which such expenses may be charged in connection with any such Additional Services.

(iv)

Revision of Services/Termination of Services. The Management Company shall have the right to revise from time to time the Additional Services. Additionally, Management Company shall have the right to terminate Additional Services to any Unit Owner that fails to provide Management Company with a valid credit card.

(v)

Unit Owners' Responsibility. Each Unit Owner shall be directly liable to Management Company for payment of Additional Services provided to that Unit Owner, or such Unit Owner's guests, invitees and/or tenants. Nothing in this Agreement or in the Condominium Documents is intended to prevent or shall be used by the Association to prevent the Management Company from seeking recovery from any delinquent Unit Owner. The Management Company shall not be obligated to provide Additional Services to any Unit Owner that fails to pay charges for such services on time or otherwise abuses the use of those services in Management Company's reasonable discretion.

(g)

Engagement of Professionals. The Management Company shall, as needed, at the Board's reasonable approval and at Association's expense and as agents of the Association, retain and engage such attorneys, accountants, insurance consultants, tax consultants and other experts and professionals whose services may be reasonably required to effectively perform its duties and exercise its powers hereunder and shall engage same on such basis as it deems most beneficial as fiduciary for the Association. Services to be performed pursuant to this subparagraph shall be performed as required.

(h)

Licenses and Permits. The Management Company shall maintain in the Condominium Association's name (unless required to be maintained in the Management Company's name on behalf of the Association), all licenses and permits required to be obtained in connection with the management and operation of the Condominium. The Association shall execute and deliver any applications and other documents and otherwise cooperate to the

Schedule 2

fullest extent with the Management Company in applying for, obtaining, and maintaining such licenses and permits. The cost of obtaining and maintaining any of the foregoing licenses or permits, including satisfaction of any requirements therefor, shall be a Common Expense at the sole cost of Association, except that the Management Company shall bear the costs of the community association management (CAM) license required to be maintained by the Management Company for management of the Association.

(i)

Compliance with Laws. The Management Company is authorized to and shall be responsible for taking such action as may be reasonably necessary for Association to materially comply with all laws, statutes, ordinances, and rules of all appropriate governmental authorities. Services to be performed pursuant to this subparagraph shall be performed as required. Notwithstanding the foregoing, the Management Company shall not be responsible for any non-compliance issues relating to the Condominium and/or the costs relating to Association curing the same including, without limitation ADA compliance.

Additionally, the Management Company shall take such actions, as may be reasonably prudent in the Management Company's opinion, to timely report to the Board any violations actually known by the Management Company of, all pertinent laws, statutes, ordinances and rules of all appropriate governmental authorities having jurisdiction, and to advise Unit Owners and occupants of Units of the need to comply with, any of any violations actually known by the Management Company of, the Declaration, Articles of Incorporation and By-Laws of the Association and applicable rules and regulations (the "Condominium Documents"), in connection with the operation of the Association and/or conditions relating to the Condominium; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in no event shall the Management Company be liable for the failure of the Association, the Board, the Unit owners, their invitees or guests, occupants of Units, and/or third parties to comply with all laws, statutes, ordinances and rules of governmental authorities and the Declaration, Articles of Incorporation, By-Laws of the Association and applicable rules and regulations of the Condominium.

(j)

Condominium Documents and Rules and Regulations. The Management Company may, from time to time, suggest to the Board amendments to the Condominium Documents and Rules and Regulations as the Management Company deems advisable and shall be consulted by the Board prior to adoption of any amendments to the Condominium Documents and/or Rules and Regulations. Management Company shall provide (or make available) to the Unit Owners a copy of the Rules and Regulations as adopted by the Board from time to time in accordance with the Condominium Documents. Management Company shall use commercially reasonable efforts to enforce the Rules and Regulations and to enforce the same in a non-discriminatory manner.

(k)

Maintenance and Repair. The Management Company shall cause the Common Elements to be maintained and repaired including, but not limited to, landscaping, painting, cleaning and such other normal and extraordinary maintenance and repair work as may be necessary (all such maintenance and repairs to be at the sole cost of the Association). The Management Company shall have the right. without first obtaining the approval of the Association, to make emergency repairs and replacements to the Common Elements which, according to the Management Company's reasonable belief, are required to eliminate or avoid danger to persons or to property, or as are necessary in the Management Company's reasonable belief for the preservation of the Condominium and Association or for the welfare of persons or in order to avoid suspension of any necessary service to the Association. To the extent that the Association is so permitted, the Management Company, and persons designated by the Management Company, shall hereby be permitted to enter into Condominium Units for the purposes set forth in this subparagraph. Maintenance and repair services shall be performed as required.

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(I)

Alterations and Additions. The Management Company shall coordinate all alterations or additions to the Common Elements or Limited Common Elements of the Condominium as authorized by the Board from time to time, pursuant to and in accordance with the Condominium Documents, and as permitted by law. Services to be performed pursuant to this subparagraph shall be performed as required.

(m)

Damage to Property. If repair or restoration of the Condominium, or any portion thereof, including any Unit, Units or the Common Elements, is required due to loss by act of God,.or by other cause, which is other than normal wear and tear, and which loss is less than "Major Damage," as defined in the Condominium Documents, then in such event the Management Company shall perform such tasks as the Board may specifically authorize and empower the Management Company to perform in connection with repairing and restoring such loss consistent with the provisions in the Condominium Declaration and By-laws, including any requirements as to repair after casualty. Services to be performed pursuant to this subparagraph shall be performed as required.

(n)

Insurance. The Management Company shall be responsible for obtaining and maintaining, as needed, all insurance policies required to be obtained and maintained by the Association pursuant to the Condominium Documents and applicable law, including, directors' and officers' liability insurance. To the extent permitted by law, the Management Company is hereby authorized to act as agent for the Association, each Unit Owner, and for each owner of any other insured interest and, further, if authorized by the Board, to adjust all claims arising under the insurance policies, subject to the provisions of the Condominium Documents. The Management Company, if authorized by the Board, may also file lawsuits and deliver releases upon payments of claims; to otherwise exercise all of the rights, powers and privileges of the insured parties, and to receive on behalf of the insured parties, all insurance proceeds, subject to the provisions of the Condominium Documents. The cost of all insurance obtained hereunder shall be a Common Expense of the Association. Services to be performed pursuant to this subparagraph shall be performed as required. The Management Company will name the Association as an additional insured on appropriate policies and the Association will name the Management Company as additional insured on its insurance policies.

(o)

Board Authority. Notwithstanding the provisions of this Section 6 or other provisions of this Agreement to the contrary, management of the Condominium shall be at the discretion of the Board and subject to the requirements of the Board that do not conflict with this Agreement. No provision of this Agreement shall operate to amend or supersede any conflicting provision of the Condominium Documents, and in the event of any conflict between this Agreement and the Condominium Documents the Condominium Documents shall control.

7.Right of Access. The Management Company shall have access to the Common Elements at all times, and to the Units to the extent permitted by law, as may be necessary to perform any of its obligations hereunder for the maintenance, repair or replacement of any portion of the Condominium and/or any Common Element contained therein or accessible therefrom, or for the making of emergency repairs therein necessary to prevent damage to any portion of the Condominium, Units and/or the Common Elements.

8.Fiduciary Duty. The Management Company shall act in a fiduciary capacity with respect to the proper protection of and accounting for the Association's assets. In this capacity, the Management Company shall deal at arm's length with all third parties and shall serve the Association's interests at all times; provided, however, that nothing contained herein shall prevent the Management Company from procuring necessary services from an affiliate of the Management Company or a procurement services company in which an affiliate of the Management Company has a minority ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable

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goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction.

Inasmuch as the Management Company has a fiduciary relationship to the Association, the Management Company shall not solicit, offer to accept, or accept anything or service of value from any person providing or proposing to provide goods or services to the Association and/or propose or enter into any agreement and/or arrangement wherein Management Company (or any affiliate of Management Company) may benefit, directly or indirectly ("self-dealing"), without first fully disclosing the potential relationship and benefit to the Board and then obtaining the President of the Association's written authorization, which authorization shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, Association recognizes and agrees that the Management Company may at times give to its direct guests, and/or receive, a complimentary meal, spa service, rental unit stay, and/or other potential service for promotional and/or other reasons, and that the Management Company need not receive prior authorization to receive a benefit of less than $500 per instance (although the receipt of such benefit, just in each instance, be reported to Association in writing within ten (10) business days following Management Company's knowledge of the receipt of such benefit) because the same shall be considered de minimus; provided further, however, that any such benefits given or received by the Management Company shall in no way cost the Association any cost or expense whatsoever or be self-dealing in nature.

This Agreement shall not be construed as prohibiting the Management Company, or any firm or corporation or any related person or entity controlled by the Management Company, from conducting or possessing an interest in any other business or activity, including, but not limited to, the ownership, financing, leasing, operation, development, management, advisory services and brokerage of real property, hotels, resorts and other hospitality businesses.

9.Authority to Purchase Materials and Supplies. The Management Company shall have the authority to purchase or lease, as needed, on behalf of the Association, all supplies, equipment, tools, vehicles, appliances, goods, and materials as may be necessary or desirable for the maintenance, upkeep, repair, replacement and preservation of the Condominium, the Common Elements and/or Units and to otherwise perform its duties and responsibilities for the Association pursuant to this Agreement; provided, however, any and all such purchases shall be made in the name of and at the expense of the Association.

The Management Company may contract with its affiliates, provided that such contracts are commercially reasonable, subject to the requirements of Sections 5(b) and 7 hereof. Provided that it Is otherwise commercially reasonable to do so, nothing contained herein shall be construed to require the Management Company to accept the lowest bid. Purchases shall be in the name of the Association and shall be a Common Expense of the Association. All purchases made pursuant to this paragraph shall be made on an as required or desirable basis. The Management Company may purchase such materials from an affiliate of the Management Company or a procurement services company in which an affiliate of the Management Company has a minority ownership interest, on terms and conditions no less favorable to the Association than those that would be generally required by unaffiliated persons or entities for comparable services, if applicable, or for the sale or lease of comparable goods, provided that the Management Company provides prior written notice to the Board disclosing the affiliation and it is otherwise commercially reasonable to enter into the transaction. Notwithstanding anything contained herein to the contrary, all personal property of the Management Company, including property acquired by the Management Company with its own funds, during the term of this Agreement, shall remain the property of the Management Company regardless of the use of such property in carrying out the Management Company's duties and obligations under this Agreement.

Discounts or incentives of any kind or nature obtained by the Management Company or an affiliate of the Management Company for such purchases of goods or services shall inure to the benefit of the Association in equal proportion to the other properties benefiting from the purchasing relationship in the reasonable discretion of the Management Company.

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By not later than two (2) months after the Commencement Date, the Management Company shall establish for the Association, to the Board's satisfaction, a clearly defined program and policy for identifying, tracking, and inventorying all existing and after-acquired personal property and materials.

10.Agency. All actions taken by the Management Company with respect to management and maintenance under the provisions of this Agreement shall be taken as agent for the Association and all obligations or expenses incurred in the performance of the Management Company's duties and obligations shall be, to the extent incurred in accordance with this Agreement, for the account, on behalf, in assistance and at the expense of the Association, except as is otherwise expressly provided herein.

Notwithstanding any provision contained in this Agreement or the Condominium Documents to the contrary, the Management Company shall not be required to undertake to pay any costs or expenses for the benefit of the Association or Unit Owners from its own funds, and shall only be required to perform its services and make disbursements to the extent that, and as long as, the payments of assessments received from the Unit Owners are sufficient to pay said costs and expenses in full. If it shall appear to the Management Company that said assessments are insufficient to pay the same and to adequately provide full reserves, if budgeted for, then the Management Company shall forthwith notify the Board and request a special assessment to be levied upon the Unit Owners, and such request is to be promptly and reasonably approved by the Board.

The Management Company agrees to indemnify and hold the Association, its officers, directors, employees, agents, and attorneys harmless and to save and defend them from and against all liabilities, including associated attorneys' fees and costs on the trial and appellate levels, for injury, damage or accident to person or property and/or arising out of (a) the gross negligence, fraud or willful misconduct of the Management Company, (b) a breach of Management Company's representations and warranties under this Agreement and/or (c) a material breach of this Agreement by Management Company. Similarly, the Association agrees to indemnify and hold the Management Company, its officers, directors, agents, employees, affiliated entities, and attorneys harmless and to save and defend them from and against all liabilities, including associated attorneys' fees and costs on the trial and appellate levels, for injury, damage or accident to person or property and/or arising out of the gross negligence, fraud or willful misconduct of the Association.

The covenants to indemnify hereunder shall survive the expiration or earlier termination of this Agreement.

11.Independent Contractor. The Parties hereby agree and acknowledge that the Management Company is an independent contractor of the Association.

12.Management Fee. The Management Company shall provide the services required of it hereunder, for which services the Association shall pay to the Management Company an annual management fee of Eighty Six Thousand One Hundred Eighty Four Dollars ($86,184) (the "Management Fee”). Payment of the annual Management Fee shall be in addition to any other Reimbursable Costs (as defined below) paid to the Management Company by the Association pursuant to the terms of this Agreement. The Management Fee shall be payable by the payment on the first of each month in advance of an amount equal to one-twelfth (1/12th) of the annual fee (e.g., $7,182.00 per month). The Management Fee shall after the second calendar year following the issuance of the Certificate of Occupancy for the Condominium, be increased by 3% per annum over the fee for the immediately preceding calendar year, and shall continue to increase by 3% per annum each year thereafter.

Notwithstanding the provisions of the foregoing, the Parties understand and agree that (i) the provisions of this paragraph which, subject to its terms, fix the fees hereunder for a specified time, are made in recognition of the fact that virtually all of the management functions of the Association have been delegated to the Management Company hereunder, and (ii) if the term is renewed pursuant to the provisions of Section 3 hereof, the Management Fee shall be such fee as is mutually agreed to in advance by the Parties or if no such fee is mutually agreed to, then the fee shall be increased by three percent (3.0%) in each calendar year over the fee for the immediately preceding calendar year. Additionally, if the Association

Schedule 2

undertakes any action or incurs any expense in addition to those actions or expenses incurred by the Management Company, or as set forth in the• budget prepared by the Management Company, the same shall be paid solely by the Association. If this Agreement is terminated pursuant to Section 3 above, then the Association shall continue to make the monthly payments of the Management Fee, together with any Reimbursable Costs (as hereafter defined) to be paid to the Management Company, on the first day of each month in advance during any termination or wind-up period, but in no event shall such period exceed sixty {60) days from the date of such termination or any prorated portion of the final month during which the Management Company continues to provide services to the Association.

13.Cost Reimbursement.

(a)

To the extent provided for in the Association's budget, and except as is otherwise expressly provided herein, to the extent incurred in accordance with this Agreement, the Association shall pay or reimburse the Management Company for the reasonable costs which may be incurred by the Management Company in providing services, materials and/or supplies (as are more particularly set forth by illustration in Exhibit "A" hereto, made a part hereof by the reference, the "Reimbursable Costs"), within fifteen (15) days of receipt of an invoice therefor. However, the Management Company shall not be entitled to reimbursement for salaries of the officers of the Management Company and corporate office overhead of the Management Company, as said items are actually included within the Management Fee.

(b)

Without limiting the provisions of Section 13(a) above, for restoration of Common Elements after Acts of God and/or other insurable claims such as, without limitation, hurricanes, fire or floods, the Association agrees to reimburse the Management Company five percent (5%) of the total costs of the project for overseeing the project to completion.

(c)

Notwithstanding anything contained herein or in the Agreement to the contrary, to the extent that any Reimbursable Cost or other expenditure will exceed the line item amount allocated in the budget by an amount greater than $10,000, the Management Company shall receive written approval of the President of the Board prior to incurring such expense, except in the case of emergency.

14.Grievance Procedure. If the Board in its commercially reasonable opinion has a grievance relating to the management and operations of the Association or Condominium by the Management Company, then the Board shall promptly bring such matter to the attention of the general manager of the Management Company (the "General Manager") in writing with copy to the Management Company. The Management Company will take such steps as are commercially reasonable in its discretion to promptly and appropriately address the grievance while complying with Federal, State and local laws. If the Board makes the recommendation that an individual employee be removed, then the General Manager shall conduct an investigation into the allegations and, if the grievance has merit, then the General Manager shall work with the Board to take such appropriate actions that are permitted by Federal, State and local laws to mitigate the problem to the reasonable satisfaction of the Board, if possible.

15.Interference. For so long as this Agreement remains in effect and is not properly terminated by the Association as herein provided, the Association shall not unreasonably interfere nor permit, allow or cause any of its officers, managers or Unit Owners to unreasonably interfere with the Management Company in the performance of its duties or the exercise of any of its powers hereunder. Conversely, while this Agreement is in effect, the Management Company will not interfere with the Board's and Unit Owners' rights of access to the books and records and budget information relating to the Condominium.

16.Indemnification. The Management Company agrees to indemnify and hold the Association, its officers and directors harmless and to save and defend them from and against all liabilities (including reasonable attorneys' fees and costs whether pre-trial, at trial, mediation or arbitration and/or in connection with any appeal), for injury, damage, or accident to persons or property to the extent resulting

Schedule 2

from the gross negligence or willful misconduct of Management Company, or from Management Company's material breach of this Agreement

The Association shall defend, indemnify and hold the Management Company (and its officers, directors, managers, members and employees) harmless from any liability (including reasonable attorneys' fees and costs whether pre-trial, at trial, mediation or arbitration and/or in connection with any appeal) for any claim including but not limited to injury, damage or accident to any member of the Association, a guest, lessee or invitee or to any other party, and for damage to property arising out of, or in the course of the performance of the duties contemplated hereunder, except such liabilities arising from the gross negligence or willful misconduct of the Management Company, or resulting from Management Company's default of this Agreement.

All personal property moved into the Condominium shall be at the sole risk of the Association or the Unit Owner(s) as the case may be. The Management Company shall not be liable to the Association or others for any damage or injury to persons or property whatsoever including, without limitation, real or personal, arising from theft, vandalism, HVAC malfunction, bursting or leaking of water pipes, the presence of mold, mildew or any pollutant and any act or omission of any Unit Owner or occupant of the property, or of any other person,except if such damages or injuries are a result of gross negligence or willful misconduct of the Management Company. To the extent that such liability results from the Management Company's gross negligence or willful misconduct, Management Company shall indemnify and hold harmless the Association, its officers, directors and members. The provisions set forth in this Section shall survive the expiration or earlier termination of this Agreement.

17.Default:

(a)

Default by Association. If the Board, Association or Unit Owners shall materially interfere with the Management Company in the performance of its duties or exercise of its powers hereunder, or if the Association has materially failed to comply with its obligations under this and such material non-compliance has continued for a period of thirty (30) days or more after written notice of such material non-compliance is delivered to the Association by the Management Company; provided, however that if the Association commenced reasonable actions to cure such material noncompliance within the thirty (30) day period, and the Association is thereafter is diligently and continuously working to cure such material non-compliance and keeping the Management Company reasonably informed of its actions to attempt to cure the material non-compliance, the Association shall have an additional sixty (60) days after the expiration of the thirty (30) day period to cure such material non-compliance; provided further, that if such material non-compliance is capable of being cured but could not reasonably be cured within the previous sixty (60) day cure period, the Association commenced reasonable actions to cure such material non-compliance within the thirty (30) day period and thereafter continued to diligently and continuously work to cure the material non-compliance within the additional sixty (60) day cure period, and the Association is thereafter is diligently and continuously working to cure such material non-compliance and keeping the Management Company reasonably informed of its actions to attempt to cure the material noncompliance, the Association shall have such additional period of time after the expiration of the previous additional sixty (60) day cure period as is reasonably necessary to cure such material non-compliance. Upon a default by the Association past all cure periods as set forth herein, the Management Company shall be entitled to pursue any adequate remedy at law or in equity Including, without limitation, injunctive relief.

(b)

Default by Management Company. If the Management Company has materially failed to comply with its obligations under this Agreement and such material non-compliance has continued for a period of thirty (30) days or more after written notice of such material non-compliance is delivered to the Management Company by the Association; provided, however that if the Management Company commenced reasonable actions to cure such material non-compliance within the thirty (30) day period, and the Management Company

Schedule 2

is thereafter is diligently and continuously working to cure such material non-compliance and keeping the Association reasonably informed of its actions to attempt to cure the material non-compliance, the Management Company shall have an additional sixty (60) days after the expiration of the thirty (30) day period to cure such material non compliance; provided further, that if such material non-compliance is capable of being cured but could not reasonably be cured within the previous sixty (60) day cure period, the Management Company commenced reasonable actions to cure such material non-compliance within the thirty (30) day period and thereafter continued to diligently and continuously work to cure the material non-compliance within the additional sixty {60) day cure period, and the Management Company is thereafter is diligently and continuously working to cure such material non-compliance and keeping the Association reasonably informed of its actions to attempt to cure the material non-compliance, the Management Company shall have such additional period of time after the expiration of the previous additional sixty (60) day cure period as is reasonably necessary to cure such material non-compliance; however such additional time shall not exceed thirty {30) additional days. In the event the Association terminates this Agreement, Management Company shall only be entitled to Management Fees through the date of termination (which fees will be prorated in the event the termination date occurs on a date other than the last day of a calendar month), and the Management Company shall reimburse the Association for any excess Management Fees that may have been previously paid to the Management Company.

(c)

Remedies. Upon the occurrence of an uncured default by either Party, the non-defaulting Party may, in addition to any other remedy given it by agreement or in law or in equity, bring an action against the defaulting Party for damages, specific performance, injunctive relief, and/or such other rights and remedies as it may have in law or in equity. The non-prevailing Party shall be liable for the reasonable attorneys' fees and costs incurred by the prevailing Party. All of such rights of the Parties on default shall be cumulative, and the exercise of one or more remedies shall not be deemed to exclude or constitute a waiver of any other or additional remedy.

18.Miscellaneous.

(a)

Assignment. This Agreement shall not be assigned by the Management Company without the prior written consent of the Association, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Management Company may, without the prior written consent of the Association, assign or subcontract the obligations set forth in this Agreement to an Affiliate of the Management Company including, without limitation, Chesapeake Hospitality. The term "Affiliate" for purposes of this Agreement shall mean an affiliate or subsidiary of Lessee, performing services similar to those performed by Management Company at the Agreed Standard.

(b)

Governing Law: Waiver of Jury Trial; Venue of Actions. This Agreement shall be governed by, and shall be construed in accordance with, the laws of Florida. The Parties hereby waive any right they may have under any applicable law to a trial by jury with respect to any suit or legal action which may be commenced by or against the other concerning the interpretation, construction, validity, enforcement or performance of this Agreement or any other agreement or instrument executed in connection with this Agreement.  In the event any such suit or legal action is commenced by either Party, the other Party hereby agrees, consents and submits to the personal jurisdiction of the courts in and for the county in which the Condominium is located ("Courts"), with respect to such suit or legal action, and each Party also hereby consents and submits to and agrees that venue in any such suit or legal action is proper in said Courts, and each Party hereby waives any and all personal rights under applicable law or in equity to object to the jurisdiction and venue in said Courts. Such jurisdiction and venue shall be exclusive of any other jurisdiction and venue.

Schedule 2

(c)	Waiver. No waiver of a breach of any of the covenants contained in this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other covenant.
(d)	Modification. No modification, release, discharge or waiver of any provision hereof shall be of any force, effect or value unless in writing and signed by the parties to this Agreement.
(e)

Entire Agreement. This Agreement constitutes the entire agreement between the Parties with regards to the subject matter contained herein, and neither Party has been induced by the other by representations, promises or understandings not expressed herein, and there are no collateral agreements, stipulations, promises or understandings whatsoever, in any way touching the subject matter of this instrument, or the instruments referred to herein that are not expressly contained herein or in the Condominium Documents.

(f)

Partial Invalidation. The invalidity in whole or in part of any covenant, promise or undertaking, or any paragraph, subparagraph, section, subsection, sentence, clause, phrase or words, or of any provision of this Agreement shall not affect the validity of the remaining portions hereof.

(g)	Gender and Number. Whenever the context hereof so permits, the use of plural will include the singular, the singular the plural, and the use of any gender will be deemed to include all genders.
(h)

Notices. Except as may be otherwise provided herein, any notice, demand, request, consent, approval or communication under this Agreement shall be in writing and shall be deemed duly given or made: (i) three days after being deposited, postage prepaid, in the U.S. mail, certified or registered mail with a return receipt requested, addressed to the Party at the address shown below; (ii) when delivered personally to the Party at the address specified below; (iii) when delivered by a reliable overnight courier service, fee prepaid, with receipt of confirmation requested, addressed to the Party as specified below; or (iv) when delivered by facsimile transmission with confirmed receipt of transmission. A Party may designate a different address or preference for transmittal of notice including email for receiving notices hereunder by notice to the other parties.

To Association:	4010 South Ocean Condominium Hollywood
Association, Inc.
315 S. Biscayne Boulevard, 4th Floor
Miami, Florida 33131
Attn: President

To Management Company:	[____________________________]
410 West Francis Street
Williamsburg, Virginia 23185
Attention: David Folsom, President

and a copy that does not constitute Notice to:

Solomon & Furshman, LLP
1200 Brickell Avenue, PH 2000
Miami, Florida 33131
Attn: Ben Solomon, Esq.

Schedule 2

(i)

Excusable Delays. In the event that a Party shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, Act of God, or any other reason beyond the Party's control, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

(j)	Termination of Condominium. If the Condominium is ever legally terminated as set forth in the Declaration, then this Agreement shall automatically terminate.
(k)

Agreed Standard. For so long as this Agreement remains in effect, the Parties agree that the Condominium shall be maintained in a manner consistent with the Project Quality Standards, as described in the First Amendment to the Declaration, and with the Zoning Regulations The Management Company shall be excused from its obligation to manage, operate and maintain the Association and Condominium Property in conformity with this agreed standard (i) to the extent and whenever the Management Company shall be prevented from compliance with such standard by causes beyond the reasonable control of the Management Company, including, without limitation, casualties, war, insurrection, strikes, lockouts, Acts of God and governmental actions; and (ii) to the extent and whenever budget limitations will not reasonably permit the Management Company to comply with such Agreed Standard, including limitations relating to the nature, quality, and quantity of services and support personnel.  Any failure of the Association to maintain the Condominium in accordance with said agreed standard, which failure is not caused by the acts or omissions of the Management Company, shall constitute a default under this Agreement as contemplated by Section 17 above.

(I)

Employment Matters upon Termination. The Association acknowledges that the termination of this Agreement by the Association will result in the termination of the employment of any employees hired by the Management Company to perform the duties and responsibilities of the Management Company set forth herein; provided, however, that the Association acknowledges that the Management Company shall have the right to make offers of employment to any management personnel then employed for employment at other resorts managed by the Management Company or its affiliates. The Association agrees that with respect to termination it shall indemnify, defend and hold the Management Company, and each of the Management, it Company's shareholders, officers, directors, employees, agents, and attorneys completely free and harmless from any and all manner of liability, claim, loss, damage or expense of any employees of the Management Company (notwithstanding the continuation of their employment at the Condominium as employees of the Association or a successor manager), including, without limitation, accrued payroll, accrued benefits such as paid time off and other employment liabilities (including severance obligations) up to the date of such termination.

(m)

Affiliation. The Association acknowledges and agrees that the Management Company may have an affiliation and/or other contractual relationships with the Developer and/or certain affiliates of the Developer including, without limitation, the spa, restaurant, and/or beach club owner(s) and operators(s) and that the same is permitted.

(n)

Reasonableness Standard for Consents. Under any circumstance in which this Agreement requires one Party to consent to the actions of the other Party, the Party whose consent is required shall not withhold or delay such consent unreasonably, unless explicitly permitted to do so by a particular provision.

(o)

Attorney's Fees. In the event any Party initiates action to enforce its rights hereunder, the prevailing Party shall recover from the non-prevailing Party or parties its reasonable expenses, court costs and reasonable attorneys' and paralegal fees and disbursements,

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whether suit be brought or not. As used herein, expenses, court costs and attorneys' and paralegal fees include expenses, court costs and attorneys' fees incurred in any appellate proceeding. All such expenses shall bear interest at the legal rate provided by the Florida Civil Practice Law and Rules from the date the prevailing Party pays such expenses until the date the non-prevailing Party repays such expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph.

(p)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(q)

No Liability of Board Members. It is agreed that with respect to this Agreement, the Board of Directors and the members of the Board of Directors of the Condominium are acting and shall act only as agents for the Unit Owners and shall have no personal liability hereunder, except to the extent such liability arises from the gross negligence or willful misconduct of any such member of the Board of Directors and that each Unit Owner's liability hereunder shall be limited to such proportion of the total liability hereunder as such Unit Owner's Common Interest in the Common Elements bears to the Common Interest of all Unit Owners in the Common Elements.

(r)

License Agreement. The Association has entered into that certain Brand License Agreement dated March _, 2017 (the "License Agreement") with SBE Hotel Licensing, LLC, a Nevada limited liability company to operate the Condominium using the "Hyde Beach House Resort" and "Hyde Beach House Resort & Residences" names, and that the Condominium is subject to such License Agreement. Accordingly, Association and the Management Company shall cooperate with each other at all times to ensure operation of the Condominium in accordance with the License Agreement.

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IN WITNESS WHEREOF, the Parties have caused these presents to be executed on the day and year first above written.

"Association"

4010 South Ocean Condominium Hollywood, Inc., on behalf of the Unit Owners

By:_______________________________________
Name:____________________________________
Title:	President

By:_______________________________________
Name:____________________________________
Title:	Secretary

"Management Company"

_________________________________________

By:_______________________________________
Name:____________________________________
Title:_____________________________________

Schedule 2

EXHIBIT “E”

Form of Lender Side Letter

EXHIBIT E - 1

LETTER AGREEMENT

June 1, 2017

Guggenheim Corporate Funding, LLC,

as agent for the Lender (“Agent”)

Re:	4010 South Ocean Condominium Hollywood - Management Agreement, Lease Agreement, Purchase Agreement and Pre- Opening Services Agreement

To Whom It May Concern:

Midland National Life Insurance Company, an Iowa insurance company, HB Lender, LLC, a Delaware limited liability company, Loco Condo LLC, a Florida limited liability company, and JMP HBH Lender, LLC, a Florida limited liability company, together with the lenders from to time a party to the Loan Agreement executed in connection with the Loan and their respective successors and assigns (collectively, the “Lender”) has given a construction loan (the “Loan”) to 4000 South Ocean Property Owner, LLLP (“Developer”), the developer of the 4010 South Ocean Condominium Hollywood (the “Condominium”), which loan will be secured in part by a Mortgage, Security Agreement and Fixture Filing executed by Developer in favor of Agent to be recorded in the Public Records of Broward County, Florida (the "Mortgage") and that certain Pledge and Security Agreement made by 4000 South Ocean, LLC and 4000 South Ocean GP, LLC in favor of Agent (the "Pledge" and collectively with the Mortgage and all other documents evidencing the Loan, the “Loan Documents”).

Sotherly Hotels, Inc. ("Sotherly") has entered into that certain 4010 South Ocean Condominium Hollywood Commercial Unit Purchase Agreement dated as of May _ 2017 with Developer, together with that certain Addendum to Commercial Unit Agreement of even date therewith, for the purchase of Commercial Unit CU-2 in the Condominium ("Purchase Agreement"). Simultaneously with the execution of the Purchase Agreement, Sotherly hasentered into that certain Pre-Opening Services Agreement with Developer ("Pre-Opening Services Agreement") with respect to certain services to be provided by Sotherly with respect to Unit CU-2 and the condominium hotel that Sotherly will operate at the Condominium prior to closing. The Purchase Agreement requires that certain affiliates of Sotherly enter into an Association Management Agreement with 4010 South Ocean Condominium Hollywood Association, Inc. (“Association”) for the operation and maintenance of the Condominium in the form attached to the Purchase Agreement (the “Management Agreement’) and that certain Lease Agreement with the Association for the operation of the  parking garage and certain cabanas in the form attached to the Purchase Agreement ("Lease").

Pursuant to the Management Agreement, Sotherly (or its affiliate), as the Management Company thereunder, has the right to cancel the Management Agreement in its discretion by providing ten (10) days'  written notice to the Association in the event Agent commences a foreclosure action on the Mortgage, accepts a deed-in-lieu of foreclosure or exercises its default remedies under the Pledge, and (b) pursuant to the Lease, Sotherly (or its affiliate), as the Lessee thereunder, has the right to cancel the Lease in its discretion upon providing written notice to the Association in the event Agent commences a foreclosure action on the Mortgage, accepts a deed in-lieu of foreclosure or exercises its default remedies under the Pledge provided Sotherly concurrently terminates the Management Agreement.

As a material inducement for  Lender making the Loan and for Agent consenting to the Association, which is currently controlled by the Developer, entering into the Management Agreement and the Lease, and for $100.00 and other good and valuable consideration, Agent has requested and Sotherly has agreed that in the event that (each a “Lender Enforcement Action”): (i) Agent commences a foreclosure action on the Mortgage (as evidenced by the filing of a foreclosure complaint in a legal action) or on the Pledge, or (ii) Agent accepts a deed-in-lieu of foreclosure with respect to the Mortgage or an assignment-in-lieu of foreclosure with respect to the Pledge or (iii) Agent or its nominee or designee or any other individual or entity acquires title to, or assumes or obtains possession or control of, the collateral set forth in the Mortgage or the Pledge (the acquiring entity, together with its successors and assigns, “Subsequent Owner") at, during or by a foreclosure, then Subsequent Owner shall have the right, in its sole and absolute discretion, exercisable during the sixty (60) day period following Subsequent Owner's acquisition of title, possession or control of the collateral (the "Election Period"), to either (a) terminate the Purchase Agreement (and unwind the escrow closing of Unit CU-2 if it has already occurred under the Purchase Agreement) and Pre-Opening Services Agreement and cause Sotherly to terminate the Management Agreement (if executed) and Lease (if executed) (collectively, the "Sotherly Agreements"), or (b) assume the obligations of Developer under the Purchase Agreement and Pre-Opening Services Agreement and not require Sotherly to terminate the Management Agreement and Lease; however, Subsequent Owner shall not have the right to terminate (or cause to be terminated) only some of the Sotherly Agreements and not all of the Sotherly Agreements (the “Termination Right”). Lender shall use commercially reasonable efforts to provide a copy to Sotherly of any notice of default delivered by Lender to Developer pursuant to the Loan Documents within ten (10) days following delivery of such notice to Developer.

1.

If Subsequent Owner elects to terminate the Sotherly Agreements, it shall provide written notice to Sotherly during the Election Period, with a simultaneous copy to the Funds Escrow Agent and Closing Documents Escrow Agent (as defined in the Escrow Agreement) if the escrow closing of Unit CU-2 has occurred, terminating the Purchase Agreement and the Pre-Opening Services Agreement, and directing Sotherly to terminate the Management Agreement and Lease with the Association, if executed and in effect at that time (the "Termination Notice").

2.

If at the time the Termination Notice is sent by Subsequent Owner, the purchase of Unit CU-2 has been closed in escrow as contemplated by the Purchase Agreement, (a) Sotherly and Subsequent Owner shall cause the applicable funds deposited by Sotherly into escrow to be returned to Sotherly pursuant to the terms of the Escrow Agreement executed and delivered on or before the date hereof by Sotherly, Developer, the Funds Escrow Agent and Closing Documents Escrow Agent (as such terms are defined therein) (the "Escrow Agreement") and the escrowed closing documents to be destroyed pursuant to the terms of the Escrow Agreement, including without limitation the deed, bill of sale and partial release of mortgage for Unit CU-2, (b) the Purchase Agreement shall terminate, and (c) Sotherly and its affiliates shall promptly vacate Unit CU-2 and all other portions of the Condominium in accordance with the terms of this Agreement, the Escrow Agreement and the Pre-Opening Services Agreement.

3.	Southerly will exercise its termination right under the Management Agreement and Lease within ten (10) days after its receipt of the Termination Notice from Subsequent Owner in item 1 above.
4.

Within the thirty (30) day period following receipt of the Termination Notice from Subsequent Owner, Sotherly and its affiliates shall (even if they are not otherwise in default under the applicable Sotherly Agreement(s)) (a) cause the Sotherly Agreements to be  terminated, (b) turn over to Subsequent Owner exclusive possession of Unit CU-2 and all other portions of the Condominium property that were being used, occupied, controlled or operated by Sotherly and/or its affiliates and vacate the same, (c) remove all of the personal property, equipment and inventory belonging to Sotherly, (d) cooperate with and use good faith efforts to facilitate a smooth transition to the successor operator(s) of the condominium hotel, parking garage and cabanas, and the successor manager of the Association, and (e) comply with all other post-termination requirements set forth in the Sotherly Agreements.

5.

If Subsequent Owner elects not to terminate the Sotherly Agreements, it shall deliver written notice to Sotherly during the Election Period, with a simultaneous copy to the Funds Escrow Agent and Closing Documents Escrow Agent (as defined in the Escrow Agreement) if the escrow closing of Unit CU-2 has occurred, informing Sotherly of such election (the "Non-Termination Notice"). After delivery of the Non-Termination Notice, Sotherly and its affiliates and Subsequent Owner shall take such actions as are reasonably necessary to effectuate the purpose and intent of the Sotherly Agreements.

6.

Agent, on behalf of Lender and Subsequent Owner, acknowledges and agrees that at no time shall Agent, Lender or Subsequent Owner have any right, claim or entitlement to the Pre-Opening Services Payment or the Construction Disruption Payments (as such terms are defined in the Escrow Agreement), nor shall Agent, Lender or any Subsequent Owner have any obligation to Sotherly or any affiliate of Sotherly or to HHA (as defined in the Escrow Agreement) or their respective successors or assigns to pay any such amounts.

For purposes of this paragraph, Agent, Sotherly and the Sotherly affiliate(s) signing below  shall be collectively referred to as the "Parties" and singly as a "Party." The unenforceability, invalidity or illegality of any provision of this letter agreement (this "Agreement") shall not render the other provisions unenforceable, invalid or illegal. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflict-of.law rules and principles of said State. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Agreement may not be amended or modified hereafter except by a written agreement signed by the Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, and permitted successors, transferees and assigns. This Agreement may be executed in counterparts with the same effect as if the Parties had executed the same document. The counterparts shall be construed together and shall constitute a single Agreement. In the event that any Party should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Agreement, or should a Party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing Party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith. All judicial proceedings brought by or against any Party, shall be brought in the courts of the State of Florida sitting in Broward County, Florida. The Parties each acknowledge and agree that the undersigned representative of each Party has the legal requisite authority to bind the applicable Party to the terms of this Agreement and that such Party does so knowingly with a full understanding of the nature and meaning of each provision of this Agreement. Additionally, that each Party had the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Agreement (or knowingly waived same) and has executed this Agreement only after carefully considering each term of this Agreement and fully discussing the same with counsel of their choice.  The Parties further acknowledge and agree that each of them and their respective counsel have reviewed and revised this Agreement and that this Agreement has been voluntary and consensually negotiated at ''arm's length." Accordingly, this Agreement shall be deemed to have been written jointly by the Parties, and the Parties agree and acknowledge that no rule of construction which would result in an interpretation or construction of this Agreement in favor or to the detriment of one of the Parties or the other shall apply in construing or interpreting this Agreement or any part of it. The Parties each acknowledge and agree that all of the Sotherly Agreements, including this Agreement, are subject and subordinate to the lien of the Mortgage given to Agent on behalf of the Lender to secure the Loan and to the rights of Agent and_Lender under the Loan and all of the documents executed in connection with the Loan.  This Agreement shall not be recorded in the public records.

THE PARTIES EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY.

[SIGNATURE PAGES TO FOLLOW]

By executing below, Agent and Sotherly and its affiliates signing below hereby agree to the above terms and to be bound by the terms of this letter.

Very truly yours,

Sotherly Hotels, Inc.

By:
David Folsom, President

(SIGNATURE PAGE TO LETTER AGREEMENT #MIAMI 5405327)

HEREBY ACCEPTED, AGREED AND ACKNOWLEDGED

THIS______DAY OF MAY, 2017

Guggenheim Corporate Funding, LLC,
as Agent

By:
Name:
Title:

(SIGNATURE PAGE TO LETTER AGREEMENT #MIAMI 5405327)

Exhibit "F'

Form of Pre-Opening Services Agreement

PRE-OPENING SERVICES AGREEMENT

THIS PRE-OPENING SERVICES AGREEMENT (this "Agreement") is made as of the 1st day of June, 2017, by and between 4000 South Ocean Property Owner, LLLP, a Florida limited liability limited partnership ("Seller") and Sotherly Hotels, Inc. (NASDAQ: "SOHO"), a publicly traded real estate investment trust ("Buyer").  Seller and Buyer may hereinafter each be referred to as a "Party" or collectively, the "Parties."

RECITALS

A.Seller is the developer of 4010 South Ocean Condominium Hollywood (the "Condominium"), a condominium to be located upon the real property having an address of 4000 South Ocean Drive, Hollywood, Florida 33019 (the "Condominium Property").  In connection with the development of the Condominium, Seller obtained a construction loan (the "Loan") from Guggenheim Corporate Funding, LLC ("Agent"), as Agent for Midland National Life Insurance Company, an Iowa insurance company, HB Lender, LLC, a Delaware limited liability company, Loco Condo LLC, a Florida limited liability company, and JMP HBH Lender, LLC, a Florida limited liability company (together with the lenders from to time a party to the Loan Agreement executed in connection with the Loan and their respective successors and assigns, collectively "Lender"), which Loan is secured in part by (i) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the Public Records of Broward County, Florida (the "Mortgage") and (ii) that certain Pledge and Security Agreement made by 4000 South Ocean, LLC and 4000 South Ocean GP, LLC in favor of Lender.

B.The Parties have entered into that certain Commercial Unit Purchase Agreement and Addendum to Commercial Unit Purchase Agreement (the ''Purchase Agreement") of even date herewith with respect to the purchase and sale of Unit CU-2 (the "Unit") in the Condominium.  All references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as modified by the Parties from time to time.

C.The Purchase Agreement provides that the closing of the purchase and sale of the Unit will occur in escrow pursuant to the terms of that certain Escrow Agreement of even date herewith (the "Escrow Agreement") between Seller and Buyer and the escrow agents named thereunder.

D.Buyer is a hotel owner/operator with significant experience in hotel management, valet operations, and implementing rental programs for units.

E.The Condominium is subject to certain land use and zoning restrictions (the "zoning Requirements") that require the Condominium to be operated as a Condo-Hotel (as defined by applicable zoning regulations) and limit unit owners to only occupying their units for 150 days or less per year, making it convenient for such unit owners to subject their units to a rental program that will be created and operated by Buyer.

F.Buyer or an affiliate of Buyer will be responsible for, among other services, operating the valet parking facilities and some of the cabanas at the Condominium pursuant to a Lease agreement (the "Lease") with 4010 South Ocean Hollywood Association, Inc. ("Association"), managing the Association pursuant to a Management Agreement (the "Management Agreement") with the Association and running the rental program associated with the Condominium at significant cost and expense to Buyer.

G.Creation and implementation of the valet operations, management of the Association, hotel operations, and the rental program is an integral part of the Condominium.

H.As such, Seller agrees to pay Buyer the Pre-Opening Services Fee (as defined below) for the pre- opening services described in this Agreement in consideration for Buyer commencing operations early, prior to closing, in order to ensure that, among other things, the rental program, hotel operations, and garage facilities including valet operations, are ready to be offered to purchasers of Seller upon (or shortly after) their respective closings.

I.The Parties desire to enter into this Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00), the execution and delivery of the Agreement and other  good  and  valuable  consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The foregoing recitals are true and correct and are incorporated herein as if repeated at length.

2.Subject to the terms hereof, Seller hereby grants Buyer a non-exclusive license to occupy the Unit, the limited common elements appurtenant thereto, and the various common elements of the Condominium (the "Common Elements"), from and after the Pre-Occupancy Date (as hereafter defined), for the limited purpose of Buyer conducting certain pre-opening preparations including, without limitation: training of staff; pre-opening payroll; housekeeping and operational inventory (i.e., cleaning supplies, linens, kitchen and bathroom consumables); stocking of staff uniforms: valet operation set up; meeting room operation set up and the like; and creation and implementation of a rental program for all units (collectively, the "Pre-Opening Activities") commencing approximately 180 days prior to the Seller’s estimated receipt of the temporary certificate of occupancy for the Condominium (the "Pre-Occupancy Date") and continuing until expiration or termination of the term of this Agreement.  Additionally, from and after the time that Seller receives a TCO for the Condominium, the Pre-Opening Activities shall also include the touring of prospective vendors, Seller's purchasers, and other clients and prospective clients of Buyer and prospective rental program participants through the Unit and Common Elements and, from and after the Opening Date, operating the rental program and offering the Condo-Hotel services in compliance with the Zoning Requirements.  Seller agrees to pay Buyer a fee in the amount of $750,000 (the "Pre-Opening Services Fee") in consideration for Buyer’s performance of the Pre-Opening Activities.

3.Buyer agrees, at Buyer's sole cost and expense, to diligently perform the Pre-Opening Activities and, within ten (10) days after the closing of the Unit in escrow (the "Opening Date"), commence operating Buyer's rental program and condominium hotel activities. Buyer shall be required to operate in accordance with the applicable condominium documents and all applicable laws and regulations. Without limiting the foregoing, Buyer shall operate the Unit at all times after the Opening Date as a condominium hotel in accordance with the Project Standards and in compliance with the Condo-Hotel Requirements (as such terms are defined in Exhibit G to the Addendum to the Purchase Agreement), including having a hotel front desk/concierge on the ground floor at all times, serving Unit Owners in compliance with the Condo-Hotel Requirements.  The Pre-Opening Services Payment shall be paid by Seller to Buyer upon the later of: (i) the Buyer depositing all of the Buyer Closing Documents and funds for the purchase of Unit CU-2 in escrow in accordance with the terms of the Escrow Agreement among Seller, Buyer, Lender and the escrow agents named therein (the "Escrow Agreement") and (ii} Seller’s receipt of the TCO for the Condominium. For avoidance of doubt, Seller's obligation to pay such amount (or any portion thereof} is expressly conditioned on the Buyer depositing the necessary funds to close the purchase of Unit CU-2 under the Escrow Agreement

4.The term of this license shall commence on the date the Purchase Agreement is fully executed and terminate upon the earlier of: (i) Buyer's closing upon title to the Unit and the breaking of any escrow in connection therewith; or (iii) any default by Buyer under (or performance of an act, or the failure to perform an act, which with the passage of time shall constitute a default under} the Purchase Agreement or any termination of the Purchase Agreement, or {ii) the termination of this Agreement (the "Term"). Buyer shall gain access to the Condominium Property on the Pre- Occupancy Date.

Upon the expiration of the Term (other than as a result of Buyer's closing upon title to the Unit and the breaking of the escrow in connection therewith), Buyer and all Buyer Parties (as hereafter defined) shall promptly vacate the Unit and all other areas of the Condominium within thirty (30) days after expiration of the Term, hereby waiving any notice to quit or vacate, leave the Unit and all such other areas in the same condition same were in immediately prior to expiration of the Term (including  all improvements made by Seller from and after commencement of the Term) and remove any and all supplies, inventory, and other items of personal effect (collectively, the "Buyer's Personal Items"). Any such items remaining at the Unit, or other areas of the Condominium after the expiration of the Term shall be deemed abandoned by Buyer if left for more than thirty (30) days after the expiration of the Term and Seller shall have the right to dispose of such items in any manner it so chooses (without any accounting to Buyer for same). The occupancy rights herein granted to Buyer are personal, and may not be assigned or transferred, other than to affiliates of Buyer or other parties expressly permitted in writing by Seller in Seller's discretion.

5.Buyer expressly understands and agrees that other than for purposes of the Pre-Opening Activities, Buyer shall not be permitted to occupy the Unit (or any other portion of the Condominium), including without limitation, keep or store anything therein, during the Term for any other purpose unless otherwise agreed to in writing by Seller in Seller's discretion. Buyer further understands and agrees that the license granted herein is nonexclusive to Buyer, and that Seller and its contractors, subcontractors, employees, suppliers, and other personnel and/or workers shall have the unfettered right to access the Unit and any other portion of the Condominium at any time and all times as Seller shall desire during the Term.

6.Buyer hereby assumes all risks of any damage or loss to any of the Buyer's Personal Items and all risks of any injury to Buyer or any of Buyer's agents, employees, vendors, clients, guests, tenants or invitees (collectively, the "Buyer Parties") that may enter into the Unit and/or on to the Condominium Property unless the same is a result of the gross negligence or willful misconduct of Seller and/or Seller's contractors, subcontractors, employees and/or agents. Buyer shall be responsible for insuring the Buyer's Personal Items and carrying appropriate general liability, personal property, employment practices liability, crime insurance and workers' compensation insurance in the same amounts and upon the same terms as Buyer's affiliate is {or will be) required to carry under the Lease with Association, and Seller shall have no responsibility for insuring same or for any casualty or theft of any kind with respect to the Buyer's Personal Items and/or the Buyer Parties. A copy of such insurance policies shall be provided to Seller prior to the Pre-Occupancy Date, and shall name the Seller, the Seller's construction lender and (after it has been formed) the Association as additional insureds.

7.Buyer shall, at its cost and expense, keep and maintain the Unit and other portions of the Condominium Property being occupied in connection with the Pre-Opening Activities in good repair throughout the Term. Buyer understands and agrees the Buyer shall not be permitted to make any improvements, changes and/or alterations to the Unit or other portions of the Condominium prior to closing (notwithstanding the limited occupancy pursuant hereto). Buyer shall not record, permit, or cause any lien or other encumbrance to be recorded against the Unit. Buyer agrees to conduct his/her/their occupancy of the Unit and other portions of the Condominium in such a manner as to maintain such areas in the same good order and repair as originally constructed by Seller, including improvements made by Seller subsequent to Buyer taking occupancy. Buyer further agrees that Buyer will commit no act of damage (and will not permit any Buyer Parties to commit any act of damage), knowingly or unknowingly, which may impact the Unit and/or any other portion of the Condominium and/or the Seller's ability to obtain a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium. Buyer agrees that in taking occupancy of the Unit, Buyer shall be responsible for all costs incurred by Seller due to any damage caused by Buyer or any Buyer Party. Buyer agrees to cooperate with Seller at all times (at Seller's sole cost) with regard to any matters pertaining to the Seller's obtaining a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium.

8.Notwithstanding anything to the contrary in the Purchase Agreement, Buyer agrees that Seller shall not be responsible for any damage to the Unit and/or any limited common element appurtenant thereto caused as a result of the Pre-Opening Activities, and shall not be responsible for any repairs to the Unit and/or its limited common elements

9.Buyer shall at all times maintain and operate the Unit, as well as the limited common elements appurtenant thereto and the other parts of the Condominium occupied or utilized by Buyer, in a manner consistent with the following: (i) the Project Quality Standard (as defined in the First Amendment to the Declaration of Condominium attached to the Purchase Agreement), and (ii) the License Agreement

(as defined in the Management Agreement. In addition, until the Lease is executed by Buyer's affiliate and the Association, the Operating Standards and Requirements set forth in Section 7.1 of the form of Lease attached to the Purchase Agreement are hereby incorporated by this reference and shall be binding on Buyer and Seller, with the modification that the term "Seller" shall be substituted for the term "Association" wherever it appears in such provisions and the term "Parking Garage and Cabanas and the Unit and its appurtenances" shall be substituted for the term "Parking Garage and Cabanas" wherever it appears in such provisions. Buyer shall comply during the Term with all applicable laws and Condominium documents with respect to this Agreement and its activities under this Agreement.

10.Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all liens, losses, costs, claims, demands, damages, judgments, liabilities, expenses, interest and penalties (including reasonable attorneys' and paralegals' fees and costs, whether suit be brought or any appeal be taken therefrom), threatened, incurred or sustained by Seller resulting from, arising out of, or related to, directly or indirectly, the performance of the Pre-Occupancy Activities, Buyer's use of the Unit and/or its limited common elements, or Buyer's operation of the rental program or condominium hotel or other business activities from the Unit and/or its limited common elements. Buyer further agrees to defend, at its sole cost and expense, any and all suits or actions instituted against Seller resulting from, arising out of, or related to, directly or indirectly, such activities. For purposes of this paragraph, Seller shall be deemed to include all of its partners, and its and their partners, members, officers, directors, shareholders, employees and others who may have liability by or through Seller, including Seller's construction lender. This paragraph shall survive the expiration of the term and any termination of this Agreement but only with respect to incidences occurring during the pendency of this Agreement.

11.Signatures of the Parties hereto on copies of this Agreement transmitted by facsimile machine, email or PDF shall be deemed originals for all purposes hereunder, and shall be binding upon the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and a complete set of which taken together shall constitute one and the same agreement.

12.The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid or illegal. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflict-of-law rules and principles of said State. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Agreement may not be amended or modified hereafter except by a written agreement signed by the Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, and permitted successors, transferees and assigns. This Agreement may be executed in counterparts with the same effect as if the Parties had executed the same document. The counterparts shall be construed together and shall constitute a single Agreement. In the event that any Party should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Agreement, or should a Party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing Party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith. All judicial proceedings brought by or against any Party, shall be brought in the courts of the State of Florida sitting in Broward County, Florida. The Parties each acknowledge and agree that the undersigned representative of each Party has the legal requisite authority to bind the applicable Party to the terms of this Agreement and that such Party does so knowingly with a full understanding of the nature and meaning of each provision of this Agreement. Additionally, that each Party had the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Agreement (or knowingly waived same) and has executed this Agreement only after carefully considering each term of this Agreement and fully discussing the same with counsel of their choice. The Parties further acknowledge and agree that each of them and their respective counsel have reviewed and revised this Agreement and that this Agreement has been voluntary and consensually negotiated at "arm's length.” Accordingly, this Agreement shall be deemed to have been written jointly by the Parties, and the Parties agree and acknowledge that no rule of construction which would result in an interpretation or construction of this Agreement in favor or to the detriment of one of the Parties or the other shall apply in construing or interpreting this Agreement or any part of it. The Parties each acknowledge and agree that this Agreement is subject and subordinate to the lien of the Mortgage given to Agent on behalf of the Lender to secure the Loan and to the rights of Agent and_Lender under the Loan and all of the documents executed in connection with the Loan. This Agreement shall not be recorded in the public records.

THE PARTIES EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY.

[SIGNATURES	ON	FOLLOWING	PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Buyer:	Seller:

Sotherly Hotels, Inc., a publicly traded real estate investment trust	4000 South Ocean Property Owner, LLLP, a Florida limited liability limited partnership

By: 4000 South Ocean GP, LLC, its general partner

By:______________________________	By:______________________________
Name:___________________________	Name:___________________________
Title:____________________________	Title:____________________________

Exhibit “G”

Form of Condominium Declaration Amendment

(s)

Any and all costs, expenses, obligations (financial or otherwise) and/or liabilities of the Association in connection with any Brand Agreement, including without limitation, branding and/or licensing fees and costs associated with maintaining the Condominium Property in accordance with the Project Standards;

(t)

Any and all costs, expenses, obligations (financial or otherwise) and/or liabilities of the Association and/or running with the Land in connection with the operation of the Condominium (or any portion thereof) as a Condo-Hotel (as hereinafter defined) in accordance with the Zoning Regulations (as hereinafter defined);

(u)

the costs and expenses of maintaining, repairing and/or replacing as necessary the seawall located upon or adjacent to (even if beyond the legal boundaries of) the Condominium Property, if any, and the costs and expenses of installing, maintaining, repairing, restoring and/or replacing of any crosswalk or crossover structures and access easements to and from the Intracoastal located upon or adjacent to (even if beyond the legal boundaries of) the Condominium Property, and

(v)

expenses incurred by the Association in connection with any bulk contract or other fees incurred in connection with any agreement for beach club services, if any, and/or any beach club memberships and/or use of any beach club facilities, if any, not within the Common Elements.

Common Expenses shall not include any separate obligations of individual Unit Owners. References herein to Common Expenses also shall include Residential Limited Common Expenses, unless the context would prohibit or it is otherwise expressly provided.

2.23	“Common Surplus” means the amount of all receipts or revenues, including Assessments, rents or profits, collected by the Association which exceeds Common Expenses.
2.24	“Communication Services" shall have the meaning set forth in Section 2.21 above.
2.25	"Condo-Hotel" shall have the meaning given to it in Section 2.2 of the Zoning Regulations.
2.26	"Condo-Hotel Requirements" shall mean and refer to each and every of the requirements to maintain the Condominium as a Condo-Hotel under the Zoning Regulations.
2.27	~~2.26~~“Condominium" shall have the meaning given to it in Subsection 1.3 above.
2.28	~~2.27~~“Condominium Parcel" means a Unit together with the undivided share in the Common Elements which is appurtenant to said Unit.
2.29

~~2.28~~"Condominium Property" means the Land, Improvements and other property or property rights described in Subsection 1.2 hereof, subject to the limitations thereof and exclusions therefrom, including, without limitation, any and all easements and rights appurtenant thereto intended for use in connection with the Condominium.

2.30	~~2.29~~“County'' means the County of Broward, State of Florida.
2.31	~~2.30~~"Declaration" or "Declaration of Condominium" means this instrument and all exhibits attached hereto, as same may be amended from time to time.
2.32

~~2.31~~"Developer" means 4000 South Ocean Property Owner, LLLP, a Delaware limited liability limited partnership, its successors, nominees, affiliates and such of its assigns as to which the rights of Developer hereunder are specifically assigned. Developer may assign all or a portion of its rights hereunder, or all or a portion of such rights in connection with specific portions of the Condominium.  In the event of any partial assignment, the assignee shall not assume any obligations of the Developer (unless expressly assumed in writing), but may exercise such rights of Developer as are specifically assigned to it. Any such assignment may be made on a nonexclusive basis. Additionally, the Developer's rights hereunder may be assigned

Declaration

and/or exercised by a Bulk Buyer or Bulk Assignee (each as defined in the Act) without otherwise making them a developer for purposes of the Act. Notwithstanding any assignment of the Developer's rights hereunder (whether partially or in full), the assignee shall not be deemed to have assumed any of the obligations of the Developer unless, and only to the extent that, it expressly agrees to do so in writing. The rights of Developer under this Declaration are independent of the Developer's rights to control the Board of Directors of the Association, and, accordingly, shall not be deemed waived, transferred or assigned to the Unit Owners, the Board or the Association upon the transfer of control of the Association.

2.33

~~2.32~~"Developer's Affiliates" shall mean and refer to Developer, its members, managers and officers, and its and their, as applicable, partners, officers, managers, members, directors, shareholders, employees and/or other person who may be liable by, through or under Developer.

2.34

~~2.33~~"Developer's Mortgagee" shall mean and refer to any lender and/or mortgagee having a mortgage upon any portion of the Condominium Property at the time of the recordation of this Declaration, for as long as they hold a mortgage or mortgages on any portion of the Condominium Property owned by Developer, and thereafter such mortgagee as Developer shall designate by notice to the Association as being "Developer's Mortgagee"

2.35

~~2.34~~"Development Covenants" shall mean terms, conditions, provisions, obligations, liabilities, rights and restrictions set forth in the instruments set forth below (any and all easements, maintenance agreements and other instruments and agreements identified therein), and/or otherwise required in connection with the development of the Condominium, benefiting and/or burdening the Land, all as recorded (or to be recorded) in the Public Records of Broward County, Florida:

(a)

AGREEMENT REGARDING DEVELOPMENT, dated as of _______________, 201___, by and between PRH 4000 South Ocean LLC, a Florida limited liability company and MHI/CARLYLE SIAN OWNER I, L.L.C., a Delaware limited liability company, recorded, or to be recorded, in the Public Records of the County, as same may be amended, supplemented and/or modified from time to time, providing for, among other things, modification of the Master Development Plan (as such term is defined in the Covenant and Easement Agreement referenced in Section ~~2.34~~2.35(b) below);

(b)

COVENANT AND EASEMENT AGREEMENT, recorded in Official Records Book 44463, Page 1730, by and between the MCZ/Centrum Florida VI Owner, L.L.C. and MHI/Carlyle Sian Owner I, L.L.C, as amended by that certain AMENDMENT TO COVENANT AND EASEMENT AGREEMENT recorded, or to be recorded, in the Public Records of the County, all as same may be further amended, supplemented and/or modified from time to time; providing for, among other things, a master development plan for the Condominium Property (known as the "Development Parcel" there under) and certain other properties located adjacent to and across State Road A1A from the Condominium Property (known as the Hotel Parcel and the Satori Parcel, respectively, thereunder), certain valet parking requirements, an easement in favor of the Hotel Parcel for use of 180 valet parking spaces located within the Condominium Property, certain reciprocal access, maintenance and utilities easements between and among the Parcels described therein, certain reciprocal easements for drainage or storm water and irrigation between and among the Parcels described therein, certain reciprocal roadway easements between and among the Hotel Parcel and the Condominium Property, an easement over a portion of the Common Elements in favor of the Hotel for ingress and egress to and from the loading dock of the Hotel and certain easements over the Common Elements in favor of the Hotel and the Satori Parcel for construction, operation and use of a Marina within the Condominium Property, together with certain maintenance and insurance responsibilities and the obligation for the payment of certain costs (including without limitation, maintenance, repair, replacement, taxes, assessments, insurance, operating costs and/or utility charges);

(c)

Easement Agreement recorded in Official Records Book 42355, Page 1653, by and between SIAN OCEAN RESIDENCES CONDOMINIUM ASSOCIATION, INC., and MCZ/CENTRUM FLOIRDA VI OWNER, LLC, as amended by that certain AMENDMENT TO EASEMENT AGREEMENT, recorded in Official Records Book 44448, page 1227, as further amended by that certain SECOND AMENDMENT TO EASEMENT AGREEMENT, recorded in Official Records Book 44739, Page 286, all of the Public Records of the County, and all as same may be further amended,

Declaration

supplemented and/or modified from time to time, providing for, among other things, an easement in favor of the beneficiaries under same for access to and use of up to 150 valet parking spaces located within the Condominium Property, imposing certain maintenance obligations in connection with such easement and referencing third party rights to operate a marina upon and/or adjacent to the Condominium Property, all as more particularly described in the Easement Agreement;

(d)

Easement recorded in Official Records Book 44744, Page 801, by and between SIAN OCEAN RESIDENCES CONDOMINIUM ASSOCIATION, INC., and MCZ/CENTUM FLORIDA VI OWNER, LLC., of the public Records of the County, as same may be amended, supplemented and/or modified from time to time;

(e)

Beach Easement Agreement recorded in Official Records Book 44463, Page 1810, by and between MCZ/CENTRUM FLORIDA VI OWNER, L.L.C. and SIAN OCEAN RESIDENCES CONDOMINIUM ASSOCIATION, INC., of the Public Records of the County, as same may be amended, supplemented and/or modified from time to time, providing for non-exclusive easements in favor of the Condominium Property for beach access, together with certain obligations for the payment (or reimbursement) of certain costs associated with the beach access easement and improvements constructed therein; and

(f)	Declaration of Covenant recorded in Official Records Book, 44463, Page 1722 of the Public Records of the County, as same may be amended, supplemented and/or modified from time to time.
2.36

~~2.35~~"Dispute", for purposes of Subsection 18.1, means any disagreement between two or more parties that involves: (a). the authority of the Board, under any law or under this Declaration, the Articles or By-Laws to: (1) require any Owner to take any action, or not to take any action, involving that Owner's Unit or the appurtenances thereto; or (2) alter or add to a common area or Common Element; or (b) the failure of the Association, when required by law or this Declaration, the Articles or By-Laws to: (1) property conduct elections; (2) give adequate notice of meetings or other actions; (3) properly conduct meetings; or (4) allow inspection of books and records, “Dispute” shall not include any disagreement that primarily involves title to any Unit or Common Element; the interpretation or enforcement of any warranty; the levy of a fee or Assessment or the collection of an Assessment levied against a party; the eviction or other removal of a tenant from a Unit, alleged breaches of fiduciary duty by one or more directors; or claims for damages to a Unit based upon the alleged failure of the Association to maintain the Common Elements or Condominium Property

2.37	~~2.36~~"District” shall have the meaning given to it in Subsection 6.4 below.
2.38	~~2.37~~“Division” means the Division of Florida Condominiums, Timeshares and Mobile Homes of the Department of Business and Professional Regulation, State of Florida, or its successor.
2.39

~~2.38~~“Electric Vehicle Charging Station" or "EVCS” means a station that is designed in compliance with applicable Federal, State and local building codes and delivers electricity from a source outside an electric vehicle into one or more electric vehicles. An electric vehicle charging station includes any related equipment needed to facilitate charging plug-in electric vehicles.

2.40

~~2.39~~”Extraordinary Financial Event" shall mean Common Expenses resulting from a natural disaster or Act of God, which are not covered by insurance proceeds from the insurance maintained by the Association.

2.41	~~2.40~~“First Mortgagee” shall have the meaning given to it in Subsection 13.6 below.
2.42	~~2.41~~“Function Space Improvements" shall have the meaning given to such terms in Section 3.4(l) below.

Declaration

2.43	"Hotel Operator" shall mean the owner from time to time of Unit CU-2. or its designee.
2.44

~~2.42~~"lmprovements" mean all structures and artificial changes to the natural environment (exclusive of landscaping) located or to be located on the Condominium Property, including, but not limited to, the Building.

2.45

~~2.43~~”Institutional First Mortgagee" means a bank, savings and loan association, insurance company, mortgage company, real estate or mortgage investment trust, pension fund, an agency of the United States Government, mortgage banker, a government sponsored entity, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), any lender advancing funds to Developer (or any subsequent Bulk Buyer or Bulk Assignee, as each is defined in the Act) secured by an interest in any portion of the Condominium Property or any other lender generally recognized as an institutional lender, or the Developer, holding a first mortgage on a Unit or Units. A "Majority of Institutional First Mortgagees" shall mean and refer to Institutional First Mortgagees of Units to which at least fifty-one percent (51%) of the voting interests of Units subject to mortgages held by Institutional First Mortgagees are appurtenant.

2.46	~~2.44~~"lnsured Property'' shall have the meaning given to it in Subsection 14.2(a) below.
2.47	~~2.45~~“Land" shall have the meaning given to it in Subsection 1.1 above.
2.48

~~2.46~~"Life Safety Systems" mean and refer to any and all emergency lighting, emergency generators audio and visual signals, safety systems, sprinklers and smoke detection systems, which are now or hereafter installed in the Building, whether or not within the Units. All such Life Safety Systems, together with all conduits, wiring, electrical connections and systems related thereto, regardless of where located, shall be deemed Common Elements hereunder. Without limiting the generality of the foregoing, when the context shall so allow, the Life Safety Systems shall also be deemed to include all means of emergency ingress and egress, which shall include all stairways and stair landings. Notwithstanding the breadth of the foregoing definition, nothing herein shall be deemed to suggest or imply that the Building or the Condominium contains all such Life Safety Systems.

2.49

~~2.47~~“Limited Common Elements" mean those Common Elements the use of which is reserved to a certain Unit or Units to the exclusion of other Units, as specified in this Declaration. References herein to Common Elements also shall include all Limited Common Elements unless the context would prohibit or it is otherwise expressly provided.

2.50	~~2.48~~"Material Amendment" shall have the meaning given to it in Subsection 6.2 below.
2.51	~~2.49~~“Optional Property" shall have the meaning given to it in Subsection 14.5(b) below
2.52

~~2.50~~"Permitted User" shall mean any person who occupies a Unit or any part thereof with the permission of the Unit Owner, including, without limitation, Tenants (as hereinafter defined), members of such Unit Owner's or Tenant's family and his, her or its guests, licensees, employees, customers, business invitees and personal invitees.

2.53

~~2.51~~"Primary Institutional First Mortgagee" means the Developer's Mortgagee for as long as it holds a mortgage on any Unit, and thereafter, the Institutional First Mortgagee which owns, at the relevant time, Unit mortgages securing a greater aggregate indebtedness than is owed to any other Institutional First Mortgagee.

2.54	~~2.52~~“Project Standard" shall have the meaning given to it in Section 7.5 below.
2.55

~~2.53~~"Residential Limited Common Elements" means and refers to: (a) those elevators of the Building identified as "RLCE" on Exhibit “2", (b) all hallways of the Building located on Level Seven and above, as identified on Exhibit "2", (c) any mechanical rooms not serving the Commercial Units, (d) the recreational facilities and other Improvements located on Level 6, Level 42 and otherwise as identified as "RLCE" on Exhibit "2" and (e) any other portions of the Condominium Property identified as such on Exhibit "2" attached hereto.

Declaration

2.56

~~2.54~~”Residential Limited Common Expenses" shall have the meaning given to it in Subsection 3.3(a) below, and shall include, without limitation, (a) all expenses incurred by the Association for the operation, maintenance, repair, replacement or protection of the Residential Limited Common Elements, (b) all reserves required by the Act (to the extent not properly waived) or otherwise established by the Association with respect to any Residential Limited Common Elements, (c) the cost of a master antenna television system or duly franchised cable television service obtained pursuant to a bulk contract, to the extent that same serves the Residential Units only; (d) the cost of any bulk contract for broadband, telecommunications, satellite and/or internet services, if any, to the extent that same serves the Residential Units only; (e) any costs incurred by the Association to operate the Residential Units (or any of them) as a Condo-Hotel in accordance with the Zoning Regulations, (f) the costs of utilities serving the Residential Units, to the exclusion of the Commercial Units, which are not separately metered, and (g) any other cost or expense associated with the Residential Units and/or the provision of services thereto, to the exclusion or substantial exclusion of the Commercial Units, as may be determined by the Board from time to time.

2.57

~~2.55~~“Residential Units". References herein to Residential Units shall be deemed to mean and refer to all Units other than the Commercial Units (i.e., the Resort Units and the Traditional Units, collectively).

2.58

~~2.56~~"Resort Unit" means and refers to each of the Units other than the Traditional Units and the Commercial Units and which are identified with the prefix "R-" on Exhibit "2” attached hereto. References herein to "Units" or "Parcels" shall include Resort Units unless the context prohibits or it is otherwise expressly provided.

2.59	~~2.57~~”Substantial Completion Certificate" shall have the meaning given to it in Subsection 13.1 below.
2.60	~~2.58~~"Tandem Spaces" shall have the meaning given to it in Section 3.3 below.
2.61

~~2.59~~"Tenant" shall mean any person who is legally entitled to the use and enjoyment of all or any portion of a Unit under a lease, rental or tenancy agreement, exchange arrangement, concession agreement, or similar entitlement with or from a Unit Owner. Tenant is included in the definition of Permitted User.

2.62

~~2.60~~“Traditional Unit" means and refers to each of the Units other than the Resort Units and the Commercial Units and which are identified with the prefix "T-" on Exhibit "2" attached hereto. References herein to "Units" or "Parcels" shall include Traditional Units unless the context prohibits or it is otherwise expressly provided.

2.63

~~2.61~~"Unit” means a part of the Condominium Property which is subject to exclusive ownership, and except where specifically excluded, or the context otherwise requires, shall be deemed to include the Resort Units, the Traditional Units and the Commercial Units. References herein to "Parcels" shall include Units unless the context prohibits or it is otherwise expressly provided.

2.64	~~2.62~~”Unit Owner" or "Owner of a Unit" or "Owner" means a record owner of legal title to a Condominium Parcel.
2.65	~~2.63~~"Zoning Regulations" shall mean the City of Hollywood Zoning and Land Development Regulations (as they exist on the date hereof and as same may be re-numbered).

Declaration

3.	Description of Condominium
3.1

Identification of Units. The Land has constructed thereon one (1) Building containing a total of three hundred forty ~~five~~six (~~345~~346) Units consisting of a total of three hundred forty-two (342) Residential Units (consisting of two hundred sixty-five (265) Resort Units, seventy-seven (77) Traditional Units) and ~~three~~four (~~3~~4) Commercial Units. Each such Unit is identified by a separate numerical and/or alpha-numerical designation. The designation of each of such Units is set forth on Exhibit "2" attached hereto. Exhibit "2" consists of a survey of the Land, a graphic description of the Improvements located thereon, including, but not limited to, the Building in which the Units are located, and a plot plan thereof. Said Exhibit "2", together with this Declaration, is sufficient in detail to identify the Common Elements and each Unit and their relative locations and dimensions. There shall pass with a Unit as appurtenances thereto: (a) an undivided share in the Common Elements and Common Surplus; (b) the exclusive right to use such portion of the Common Elements as may be provided in this Declaration, including, without limitation, the right to transfer such right to other Units or Unit Owners; (c) an exclusive easement for the use of the airspace occupied by the Unit as it exists at any particular time and as the Unit may lawfully be altered or reconstructed from time to time, provided that an easement in airspace which is vacated shall be terminated automatically; (d) membership in the Association with the full voting rights appurtenant thereto; and (e) other appurtenances as may be provided by this Declaration.

3.2	Unit Boundaries. Each Unit shall include that part of the Building containing the Unit that lies within the following boundaries:
(a)	Upper and Lower Boundaries. The upper and lower boundaries of the Unit shall be the following boundaries extended to their planar intersections with the perimetrical boundaries:
(i)

Upper Boundaries. The horizontal plane of the unfinished lower surface of the ceiling (which will be deemed to be the ceiling of the upper story if the Unit is a multi-story Unit, provided that in multi-story Units where the lower boundary extends beyond the upper boundary, the upper boundary shall include that portion of the ceiling of the lower floor for which there is no corresponding ceiling on the upper floor directly above such bottom floor ceiling).

(ii)

Lower Boundaries. The horizontal plane of the unfinished upper surface of the floor of the Unit (which will be deemed to be the floor of the first story if the Unit is a multi-story Unit, provided that in multi-story Units where the upper boundary extends beyond the lower boundary, the lower boundary shall include that portion of the floor of the upper floor for which there is no corresponding floor on the bottom floor directly below the floor of such top floor).

(iii)

Interior Divisions. Except as provided in Subsections 3.2(a)(i) and 3.2(a)(ii) above, no part of the floor of the top floor, ceiling of the bottom floor, stairwell adjoining the multi-floors, in all cases of a multi-story Unit, if any, or nonstructural interior walls shall be considered a boundary of the Unit.

(b)

Perimetrical Boundaries. The perimetrical boundaries of the Unit shall be as applicable; (i) as to the boundary between horizontally adjoining Units that are not separated by a wall, the vertical plane lying on the survey line defining the Unit perpendicular to the upper and lower boundaries as shown on Exhibit "2" hereof, as amended or supplemented, extended to their planar intersections with each other and with the upper and lower boundaries; and (ii) as to all other perimetrical boundaries of the Unit, the vertical planes of the unfinished interior surfaces of the walls bounding the Unit extended to their planar intersections with each other and with the upper and lower boundaries (and to the extent that the walls are drywall and/or gypsum board, the Unit boundaries shall be deemed to be the area immediately behind the drywall and/or gypsum board, so that for all purposes hereunder the drywall and/or gypsum board shall be deemed part of the Unit and not part of the Common Elements).

Declaration

(c)

Apertures. Where there are apertures in any boundary, including, but not limited to, windows, doors, bay windows and skylights, such boundaries shall be extended to include the windows, doors and other fixtures located in such apertures, including all frameworks, window casings and weather stripping thereof, together with exterior surfaces made of glass or other transparent materials; provided, however, that the exteriors of doors facing interior Common Element hallways, If any, shall not be included In the boundaries of the Unit and shall therefore be Common Elements. Notwithstanding anything herein contained to the contrary, any elevators (including all mechanical equipment serving, and housing for the elevators) wholly contained within and solely serving a Unit (to the exclusion of all other Units), if any, shall be deemed part of the Unit. Further, notwithstanding anything to the contrary, the structural components of the Building, and the Life Safety Systems, regardless of where located, are expressly excluded from the Units and are instead deemed Common Elements. For purposes hereof, to the extent that the Building includes a curtain and/or window wall, then any glass and/or transparent surfaces incorporated into the curtain and/or window wall system (and any installations or other portions of the curtain and/or window wall system) shall be deemed excluded from the Unit, considered part of the structural components of the Building and be deemed Common Elements hereunder. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, NO POST TENSION CABLES AND/ OR REINFORCEMENT BARS CONTAINED IN THE BUILDING SHALL BE CONSIDERED A PART OF A UNIT. AS SUCH POST TENSIONED CABLES AND/OR REINFORCEMENT BARS ARE ESSENTIAL TO THE STRUCTURE AND SUPPORT OF THE BUILDING, ALL POST TENSIONED CABLES AND/OR REINFORCEMENT BARS SHALL BE DEEMED COMMON ELEMENTS OF THE CONDOMINIUM AND MAY NOT BE DISTURBED OR ALTERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE BOARD.

(d)

Exceptions. In cases not specifically covered above, and/or in any case of conflict or ambiguity, the survey of the Units set forth as Exhibit "2" hereto shall control in determining the boundaries of a Unit, except that the provisions of Subsection 3.2(c) above shall control unless specifically depleted and labeled otherwise on such survey.

3.3	Limited Common Elements. Each Unit may have, to the extent applicable and subject to the provisions of this Declaration, as Limited Common Elements appurtenant thereto:
(a)

Residential Limited Common Elements. The Residential Limited Common Elements shall be deemed Limited Common Elements appurtenant to each and every of the Residential Units (to the exclusion of the Commercial Units). Except only as provided below, all of the costs of operating, maintaining, insuring, repairing, replacing and altering the Residential Limited Common Elements (the "Residential Limited Common Expenses”) shall be borne solely by the Residential Unit Owners. Without limiting the generality of the foregoing, the Residential Limited Common Expanses shall include, without limitation, all sums described in Subsection ~~2.54~~2.56 above, any and all utility charges associated with the Residential Limited Common Elements (and if same are not separately metered, the Association shall make a reasonable allocation for such purposes), costs for landscaping maintenance and replacements in, on and around the Residential Limited Common Elements, costs for repairs to pavers or other ground or floor coverings in, on and around the Residential Limited Common Elements, any and all pool and/or spa related expenses (including, without limitation, resurfacing, chemical treatments and monitoring, etc.) and the costs of all personnel assisting in the operation and/or maintenance of the Residential Limited Common Elements. The Residential Limited Common Expenses shall not however, Include, any necessary repairs, maintenance, replacements or alterations to the structural components of the Building or any roofing or waterproofing membranes of the Building. The Residential Limited Common Expenses shall be assessed against each of the Residential Units, with each bearing a fractional portion thereof, with the numerator thereof being the percentage allocable to the applicable Residential Unit on Exhibit "3•1" to this Declaration and the denominator being the aggregate of all percentages allocated to the Residential Units on said Exhibit "3•1", all as set forth on Exhibit "3•2" attached hereto. The Residential Limited Common Elements shall be maintained by the Association.

Declaration

Accordingly, a specific assigned Limited Common Element parking space is subject to change. The maintenance, repair and replacement of any parking space so assigned shall be the responsibility of the Association (provided however, that the contents placed in any such parking space, including, without limitation, any vehicle maintained therein, and the insurance thereof, shall be the sole responsibility of the Unit Owner).

As to any parking spaces which are Limited Common Elements appurtenant to Unit CU-1, the Owner of Unit CU-1 shall have the right to use such parking spaces in any lawful manner, including, without limitation, leasing them and/or otherwise granting, licensing and/or otherwise delegating use or them (or any of them) to any other party whether a Unit Owner or otherwise.

The mere assignment of a parking space does not include the right to self-park. ~~Most, if not at all,~~AIl parking spaces will be restricted ~~for~~to valet parking~~.~~ services at all times. Each Owner, while in residence, shall have the right to have one (1) vehicle valet parked within the Common Elements of the Condominium at no additional charge (other than the valet and parking related expenses included as part of the Assessments charged by the Association or otherwise in accordance with the valet parking contract entered into by the Association). In the absence of an express grant of a right to self-park, any assignment of parking space shall be restricted for valet parking only. Additionally, certain parking spaces may contain Car Lifts which enable a parking space to accommodate two (2) cars stacked one on top of the other (the “Car Lift Spaces''). Notwithstanding anything contained herein to the contrary and unless otherwise determined by the Association acting through its Board, the Car Lifts shall at all times be operated by valet only and no self-parking shall be permitted in any parking space containing a Car Lift. Additionally, certain parking spaces may be tandem spaces which accommodate two (2) cars, stacked one in front of the other (the "Tandem Spaces"). Notwithstanding anything contained herein to the contrary and except as otherwise Indicated in the form of assignment of a parking space, all assignments of parking spaces shall provide only the right to have a vehicle valet parked in the assigned parking space (and shall authorize the Association or any valet company retained by the Association to utilize the assigned parking space when the space is vacant). To the extent not covered by the valet providers  insurance, the Owner of the Unit to which the parking space is appurtenant shall insure the parking space and be liable for any loss, damage or liability which may result from the existence and use of such parking space, be it loss or damage to property and/or injury or death to persons, and shall indemnify and hold the Association, Developer and Developer's Affiliates, and its and their respective directors, officers, employees, contractors, agents or affiliates harmless from and against any and all actions, claims, judgments, and other liabilities in any way whatsoever connected with the use of the assigned parking space as contemplated herein.

Each Owner, for itself and/or its successors and/or assigns, understands and agrees that certain vehicle model types of certain sizes, heights, weights, and dimensions (including, without limitation, certain SUVs) may not be suitable for use with Car Lifts or within a Car Lift Space. The Condominium Association may establish regulations and guidelines governing the Car lift use which may identify approved manufacturers and specifications for Car Lifts and restrict the size and type of vehicles approved for using such Car Lifts within Car Lift Spaces. Further, the Condominium Association may also restrict the size and type of vehicles approved for parking in Tandem Spaces. Neither the Developer, Developer's Affiliates nor the Condominium Association shall be responsible or liable for damages or injury resulting from improper use of a Car Lift, a Car Lift Space or a Tandem Space by a Unit Owner. A Unit Owner holding an assignment of a parking space shall be financially responsible for any personal injury, property damages, or other losses that may result from the use of a Car Lift, Car Lift Space and/or Tandem Space and each Unit Owner holds harmless the Developer, Developer's Affiliates and the Association, and it's and their respective officers, directors, managers, employees and agents, successors and assigns, in the event of any damage or personal injury arising from the use of a Car Lift Space or any mechanism  which is a part of such Car Lift. Car lifts are part of the

Declaration

governmentally-approved means and methods chosen from time to time by the Owner of Commercial Unit CU-3 to control cooking and food odors, which means and methods would achieve a result customarily achieved by a scrubber system.

(g)

Miscellaneous Areas, Equipment: Utility Consumption. Except to the extent that same are located within the boundaries of a Unit, any fixtures or equipment (e.g., an air conditioning compressor, other portions of any air conditioning systems, and/or heater, if any, or hot water heater) serving a Unit or Units exclusively and any area (e.g., a closet, roof space or ground slab) upon/within which such fixtures or equipment are located shall be Limited Common Elements of such Unit(s). Without limiting the foregoing, each air conditioning unit (and all equipment and fixtures constituting an individual air conditioning system) located on the roof of the Building which serves only one Unit shall be deemed a limited Common Element of the Unit it serves. The maintenance (and cost) of any such fixtures and/or equipment and/or areas so assigned shall be the sole responsibility of the Owner of the Unit(s) to which the fixtures and/or equipment are appurtenant. Additionally, notwithstanding anything to the contrary, to the extent that utility service (e.g., electric, water, sewer, gas etc.) to a Unit (to the exclusion of other Units and/or the Common Elements) is separately submetered to identify consumption by said Unit, same shall be deemed a Limited Common Element of the Unit with the Association to assess each Unit Owner for the costs of such utility service measured and paid for in direct relation to the consumption identified by the applicable submeter. Such charges may be enforced and shall be collectible by the Association in the same manner as “Assessments” hereunder.

(h)

Other. If applicable, any other portion of the Common Elements which, by its nature, cannot serve all Units but serves one Unit or more than one Unit (i.e., any hallway and/or elevator landing serving a single Unit or more than one (1) Unit owned by the same Owner) shall be deemed a Limited Common Element of the Unit(s) served and shall be maintained by said Owner. In the event of any doubt or dispute as to whether any portion of the Common Elements constitutes a Limited Common Element or in the event of any question as to which Units are served thereby, a decision shall be made by a majority vote of the Board of Directors and shall be binding and conclusive when so made. To the extent of any area deemed a Limited Common Element under this Subsection 3.3(h), the Owner of the Unit(s) to which the Limited Common Element is appurtenant shall have the right to alter same as if the Limited Common Element were part of the Owner's Unit, rather than as required for alteration of Common Elements. Notwithstanding the foregoing, the designation of any portion of the Common Elements as a Limited Common Element under this Subsection 3.3(h) shall not allow the Owner of the Unit to which the Limited Common Element is appurtenant to preclude, or in any way interfere with the passage through such areas as may be needed from time to time for emergency ingress and egress, and for the maintenance, repair, replacement, alteration and/or operation of the elevators, Life Safety Systems, mechanical equipment and/or other Common Elements which are most conveniently serviced (in the sole determination of the Board) by accessing such areas (and an easement is hereby reserved for such purposes).

Except for those portions of the Common Elements designed and intended to be used by all Unit Owners, a portion of the Common Elements serving only one (1) Unit or a group of Units (but not all Units) may be reclassified as a Limited Common Element upon the vote required to amend the Declaration under either Section 6.1 or 6.5 hereof (and any such amendment shall not be deemed a Material Amendment governed by Section 6.2)._ Notwithstanding anything contained to the contrary in this Declaration, no commercial activities may be operated from the Common Element space located adjacent to Unit 201 as depicted on Exhibit "2" attached hereto Including without limitation, the provision of rental services.

3.4

Easements. The following easements are hereby created (in addition to any easements created under the Act and any easements affecting the Condominium Property and recorded in the Public Records of the County, including, without limitation, those Imposed, created, referenced and/or reserved by the Development Covenants and/or the Zoning Regulations):

Declaration

portions thereof to be maintained by the Unit Owners as provided above), the Residential limited Common Elements and Association Property shall be performed by the Association and the cost and expense thereof shall be Assessed to all Unit Owners as a Common Expense, except (a) to the extent arising from or necessitated by the negligence, misuse or neglect of specific Unit Owners, in which case such cost and expense shall be paid solely by such Unit Owners as a Charge or (b) with respect to the Residential Limited Common Elements, as to which, anything herein to the contrary notwithstanding, all costs and expenses shall be paid solely by the Residential Unit Owners as an Assessment. If, in order to effect repairs to the Common Elements (including, without limitation, the Residential Limited Common Elements), the Association removes, destroys and/or otherwise alters any floor, wall or ceiling coverings, or other items of personal property, then, in such instance, the Association shall only be obligated for the restoration of the Common Elements (or Residential Limited Common Elements, as applicable), without any obligation to restore the disrupted and/or altered floor, wall or ceiling coverings, or other items of personal property. Replacement of said items shall be the responsibility and obligation of the Unit Owner or Tenant, as applicable.

7.3

Specific Unit Owner Responsibility. The obligation to maintain and repair any drywall or gypsum board within or surrounding a Unit, any air conditioning and heating equipment, plumbing or electrical feeds, water heaters, appliances, fixtures, sliding glass doors (including all tracks and hardware), screens (whether on windows or doors), screened enclosures and screen doors serving the Unit, or other items of property which service a particular Unit or Units (to the exclusion of other Units), including, without limitation, any exterior storm shutters protecting doors or windows for a particular Unit, shall be the responsibility of the applicable Unit Owners, individually, and not the Association, without regard to whether such items are included within the boundaries of the Units. Additionally, all work performed on any portion of the Condominium Property shall be in compliance with all applicable governmental building and zoning requirements. All plumbing and electrical maintenance, repairs, and replacements shall be made only by plumbers or electricians duly licensed and qualified to perform such services in the State of Florida and, if applicable, in the County.

7.4

Minimum Standard. Except as otherwise provided below, all maintenance required under this Declaration shall be performed to the standards established by the Board from time to time. The minimum (though not sole) standard for the foregoing shall be the general appearance of the Condominium as initially constructed and otherwise improved by Developer, and as to landscaping, as initially landscaped by Developer (such standard being subject to being raised by virtue of the natural and orderly growth and maturation of applicable landscaping, as properly trimmed and maintained), or such other standard as may be established by the Board from time to time.

7.5

Project Standard. Notwithstanding anything herein contained to the contrary, to the extent that the Association enters into a Brand Agreement, and if, in order to maintain the rights and licenses to use the Brand granted thereunder, the Condominium must meet or exceed specified maintenance and/or quality standards (the “Project Standards”), then, in such event, any and all maintenance obligations of the Association or a Unit Owner and/or any improvements, additions, alterations and repairs of the Condominium Property, including, without limitation, the Common Elements (including the Limited Common Elements and Residential Limited Common Elements), shall be undertaken in such a manner as to maintain and be in accordance with all Project Standards. In addition to the foregoing, the Project Standards shall also include (I) all specified maintenance and/or quality standards required under the Brand Agreement if any (ll) any standards required in order for the Condominium Property to qualify for Preferred Hotels and Resorts status or equivalent upper upscale hotel standards evidenced by those brands so designated by Smith Travel Research ("STR") or. to the extent that STR does not then exist, such other equivalent hospitality industry brand designator and (III) hotel lodging pricing standards whereby each Unit Owner and rental agent shall be required to price and advertise nightly rental rates pursuant to standard hotel Industry practices, which requires, in part, that nightly rental rates includes all fees and costs charged by the Unit Owner and/or its rental agent and/or rental platform to the transient guest for the rental of the Unit (e.g.. nightly rental rates advertised must be inclusive of cleaning fees and any other fee charged by the Unit Owner or its rental agent. All leasing of Units Including Transient Rentals (as hereinafter defined). shall comply at all times with the Project Standards, and with respect to Transient

Declaration

Rentals, shall Include, without limitation, the requirement (i) that all on-site employees, workers and agents comply with any reasonable dress code established by the Hotel Operator from time to time, (ii) that all transient guests of a Unit Owner (who are not staying In the Unit with the Owner) register at the front desk upon arrival for their stay and that the Unit Owner, or their agent, provides the Hotel Operator with the transient guest’s information prior to their arrival, (iii) that all on-site employees, workers or agents engaged to perform regular maintenance and housekeeping services at the Condominium pass reasonable background checks established by the Hotel Operator prior to conducting any work in the Condominium, (iv) that all employees, workers and agents wear identification badges while at the Condominium, such identification badges to be reasonably provided by the Association Manager and limit their use of elevators to the service elevators, if available and (v) that all cleaning and maintenance of a Unit be done during the hours when such work is typically performed in the lodging industry, (i.e.. after the established check-out time but prior to the established check-in time, which times shall be set by the Hotel Operator for the Condominium and shall be consistent with industry standards), The Project Standards, and adherence thereto by each Unit Owner and their employees, workers and agents shall be strictly enforced by the Association. The restrictions in the Brand Agreement pertaining to use by Unit Owners and their agents of the licensed trademarks and copyrighted materials shall also be strictly enforced by the Association. In the event the Association fails to enforce the Project Standards or license restrictions within thirty (30) days after receipt of written notice from a Unit Owner (or the Hotel Operator on behalf of a Unit Owner) describing the non-compliance and requesting enforcement, the Unit Owner may, but shall have no obligation to, seek an injunction or other remedy against the Association to cause it to enforce the Project Standards against the party violating the same, it to take action against the party using the licensed trademarks or copyrighted materials in a manner not permitted by the Brand Agreement. In addition, any Unit owner, including without limitation, the Owner of Unit CU-2, shall have the right to enforce the provisions of this Section, and/or any other provision of this Declarations. In accordance with its rights under Section 718.303, Florida Statutes. It is understood and acknowledged by each Unit Owner that the maintenance of the Project Standards is essential to the overall Condominium and that a Unit Owner’s failure to comply with the Project Standards may result in fines and/or disciplinary action by the Association. For purposes hereof, the term “Transient Rental” means any instance where a Unit Owner (whether directly, indirectly, through an agent, exchange service, or any other means) allows occupancy of his or her Unit by any party not occupying the Unit with the Owner of the Unit for a period of less than thirty (30) days.

7.6

Maintenance Under the Zoning Regulations and Development Covenants. All maintenance obligations established by the Zoning Regulations and Development Covenants are hereby assumed by the Association, with the costs associated with same to be part of the Common Expenses. All maintenance shall be performed to the standards required by the Zoning Regulations, Development Covenants, the Minimum Standard, any Brand Agreement, the Project Standards, if any, and as otherwise required by the City (including, without limitation, any conditions established in connection with the issuance of the approvals for the development of the Condominium).

8.

Additions, Improvements or Alterations by the Association. Except only as provided below to the contrary, whenever in the judgment of the Board of Directors, the Common Elements, the Association Property, or any part of either, shall require capital additions, alterations or improvements (as distinguished from repairs and replacements) costing in excess of ten percent (10%) of the then applicable budget of the Association in the aggregate in any calendar year, the Association may proceed with such additions, alterations or Improvements only if the making of such additions, alterations or improvements shall have been approved by an affirmative vote representing a majority of the voting Interests represented at a meeting at which a quorum is attained. Any such additions, alterations or Improvements to such Common Elements, the Association Property, or any part of either, costing in the aggregate ten percent (10%) of the then applicable budget of the Association or less in a calendar year may be made by the Association without approval of the Unit Owners. The cost and expense of any such additions, alterations or improvements to such Common Elements or Association Property shall constitute a part of the Common Expenses and shall be assessed to the Unit Owners as Common Expenses. In addition, whenever in the judgment of the Board of Directors, the Residential Limited Common Elements shall require capital additions, alterations or improvements (as

Declaration

Bathrooms, as more particularly depicted on Exhibit '2" attached hereto are intended to be used exclusively by Unit Owners, and their guests and invitees (when accompanied by a Unit Owner), but not by tenants of Unit Owners or guests of the condo-hotel operated from the Condominium._

17.16	Operation of Commercial Units.
(a)

Notwithstanding anything contained to the contrary herein, Commercial Unit CU-2 and any appurtenances thereto shall be operated at all times as a condominium hotel in accordance with the Project Standards and in compliance with the Condo-Hotel Requirements, and shall contain a hotel front desk/concierge on the ground floor at all times, serving Unit Owners in accordance with the Condo-Hotel Requirements. Additionally, the Hotel Operator shall at all times assure that Condo-Hotel Requirements are met (including without limitation, the receipt and disbursement of keys, provision of daily maid service, back of the house services and other hospitality services are made available to all Resort Units (provided, however that nothing herein shall preclude the Hotel Operator from charging reasonable fees for such services). In the event that the Hotel Operator fails to comply with the provisions of this Section, the Association shall be obligated for ensuring that such Condo-Hotel Requirements are met (provided however, that the Association shall use reasonable efforts to cause the costs and expenses associated with the same to be borne solely by the Owners of the Units availing themselves of such services). Notwithstanding the forgoing, nothing herein shall be construed as relieving the Hotel Operator of such obligations.

(b)

Notwithstanding anything contained to the contrary herein, CU-1 and any appurtenances thereto may only be operated as a full service food and beverage service establishment (“Restaurant”) and must be open for business consistent with the hours of operation that are typical of a Restaurant in comparable hotels in the market area. Additionally, the Restaurant shall: (i) meet the Project Standards and (ii) provide room service to Unit Owners and guests 24 hours a day, 7 days a week ( the “Restaurant Standards”), From and after the date that the Restaurant is first open to the public, in the events the Restaurant Standards are not satisfied for a period of seven (7) days or, in the event the Restaurant is closed for a period of time in excess of seven (7) days, the Association shall have the option to operate the Restaurant from Unit CU-1 or anywhere else on the Condominium Property where food and beverage operations are permitted without paying any rent or expenses to the Owner or tenant thereof other than the “Operating Costs” until such time that either Owner or Owner’s tenant reopens the Restaurant in CU-1. For purposes hereof, “Operating Costs” shall mean 3.5% of gross revenue generated from the Restaurant while operated by the Association plus an amount equal to the utilities (electric, gas and water) consumed by the Association while operating the Restaurant, to the extent that same are submetered and can be reasonably determined.

(c)	Unit CU-1, Unit CU-2 and CU-4 must at all times operate in accordance with the Project Standards established from time to time.
17.17

~~17.16~~ Recorded Agreements: Development Approvals. The use of the Units, the Condominium Property and the Association Property shall at all times comply with all conditions and/or limitations imposed in connection with the approvals and permits issued by the City for the development of the Improvements, and all restrictions, covenants, conditions, limitations, agreements, reservations and easement now or hereafter recorded in the public records, including, without limitation, the Zoning Regulations and the Development Covenants.

17.18

~~17.17~~ Relief by Association. The Association shall have the power (but not the obligation) to grant relief in particular circumstances from the provisions of specific restrictions contained in this Section 17 for good cause shown, as determined by the Association in its sole discretion.

Declaration

17.19

~~17.18~~ Effect on Developer and Commercial Unit Owners. Subject to the following exceptions, the restrictions and limitations set forth in this Section 17 shall not apply to the Developer nor to Units owned by the Developer. The Developer shall not be exempt from the restrictions, if any, relating to requirements that leases or lessees be approved by the Association, pet restrictions, occupancy of Units based on age and vehicular restrictions, except as such vehicular restrictions relate to the Developer's construction, maintenance, sales, re-sales, leasing and other marketing and financing activities, which activities the Developer can perform without the prior consent of the Unit Owners. Further, notwithstanding anything herein contained to the contrary, the provisions of this Section 17 shall not be amended, altered or modified in any manner affecting the Commercial Units, without the prior consent of four fifths of all voting interests.

17.20	Provisions Applicable to Unit CU-1.
(a)	Trash Removal/Trash Facilities, The Owner of the Unit shall be solely responsible for trash and garbage removal from such Owner’s Unit.
(b)

Operation of a Commercial Unit. The Unit may be used only in accordance with applicable zoning requirements and for the purposes described in Section 17.16(b) above by the Owners thereof and their quests, tenants and invites. Additionally, no immoral, improper, offensive, hazardous or unlawful use shall be made of the Unit. No use of the Unit shall be made which is disruptive to the operation of the Condominium or which is objectionable to the owners of other Units in the Condominium or which results in emissions of noises or odors that are not consistent with those at similar mixed use buildings. Further, the Unit must be operated and maintained in a manner that does not result in, or is conducive to the development of, Infestation by insects, rodents or other vermin. All valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction shall be observed. Violations laws, orders, rules, regulations or requirements of any governmental agency having jurisdiction relating to the Unit shall be corrected by and at the sole expense of the Owner of the Unit.

(i)

Without limiting the generality of Section 17.16(b) above, Unit CU-1 shall in no event be uses as a (collectively, the “Prohibited Uses”) (i) manufacturing facility of any sort: (ii) facility which produces hazardous materials (i.e.. dry cleaner or hair salon)(it being understood and agreed that medical and/or medical offices which do not perform surgical procedures shall be permitted): (iii) automobile rental, parts, fuel or repair business: ((iv) arcade: (v) second-hand store, rummage shop, thrift shop, flea market and/or pawn shop: (vi) taxidermist office: ((vii) laundromat: (viii) undertaking establishment: (ix) abortion clinic: (x) adult entertainment, adult movie theatre and/or adult retail facility: (xi) tattoo parlor: (xii) skating rink, (xiii) bowling alley, (xiv) discotheque, dance hall, night club and/or ballroom: (xv) pool room or billiard hall: (xvi) massage parlor: (xvii) “head shop” selling or displaying drug paraphernalia: (xviii) mortuary, funeral parlor and/or cremation facility: (xix) bingo parlor: (xx) automobile/RV/trailer and/or boat dealer: (xxi) pinball and/or video game arcade (except that this provision  shall not prohibit a restaurant from including five (5) or fewer video games as an incidental use to its operations or impose any restriction upon video games within a movie theater): (xxxii) off track betting or gambling parlor: (xxiii) a warehouse or storage facility: (xxiv) fire, going out of business, relocation , bankruptcy or similar sales (unless pursuant to court order): (xxv) pet store, veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops or pet supply superstores and veterinary services which are incidental thereto): or (xxvi) any other business which is not in keeping with the operation of a mixed-use Condominium in the Hollywood/Hallandale Beach area of Broward County, Florida.

(ii)	Additionally, the owner of Unit CU-1 shall at all times:

Declaration

(a)

pay before delinquency any and all taxes, assessments and public charges levied, assessed or Imposed upon any business operated in the Unit, or upon the fixtures, furnishings or equipment in the Unit, or upon any leasehold interest or personal property of any kind, owned by or placed in, on or about such Unit.

(b)

observe, in addition to the requirements set forth in the Declaration of Condominium and the rules and regulations of the Condominium Association (as same may be amended from time to time), all reasonable requirements promulgated by the Association at any time, from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage;

(c)

except only for purposes of outdoor café/restaurant seating, and provided only that same is in accordance with the Condominium’s governing documents and applicable law, not use any space outside such Unit for sale, storage or any other undertaking;

(d)	not use the plumbing facilities in the Unit, if any, for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein;
(e)

except otherwise permitted under the Condominium’s governing documents and by applicable law, not use any advertising medium or sound devices inside or adjacent to the Unit which produce or transmit sounds which are audible beyond the interior of such Unit;

(f)	contract for and utilize termite and pest extermination services for the Unit on and on-going basis;
(g)	not interfere with the transmission or reception of microwave, televisions, radio communications signals by antennae located anywhere on Condominium Property;
(h)	conduct any business in the Unit in a lawful manner and in good faith during all days and hours reasonably specified by the Condominium Association.
(i)	retain and provide its own security system and/or personnel;
(j)	provide such equipment and/or ventilation as is reasonably necessary (and satisfactory to Association) to eliminate any resultant odors.
(c)

Utilities. The Owner of the Unit shall, at such Owner’s sole cost and expense, cause meters or submeters to be installed, to measure the consumption of all electricity, gas and water in the Unit and in any areas maintained by such Owner. Such Owner shall keep any and all such meters and related equipment In good working order and repair at such Owner’s own cost and expense. In default of which the Association may cause such meters and equipment to be replaced or repaired, as applicable, and collect the reasonable cost thereof from the Owner of the Unit.

Declaration

17.21	Provisions Applicable to Unit CU-4:
(a)	Trash Removal/Trash Facilities. The Owner of the Unit shall be solely responsible for trash and garbage removal from such Owner’s Unit.
(b)

Construction Insurance. In the event that the Owner of Unit CU-4 makes any alterations, repairs, additions or improvements in or to Unit CU-4., the Owner of such Unit agrees to carry “Builder’s All Risk” insurance in an amount reasonably acceptable to the Condominium Association covering the performance of the same and such other insurance as the Association may reasonably require.

(c)

Maintenance Requirements. Unit CU-4 shall, at all times, be maintained in a good, slightly and clean condition and repair, and, after initial commencement of business operations in the Unit, and, regardless of actual vacancy, shall never appear to be vacant or unoccupied when viewed from the exterior thereof. The exterior and visible portions of the interior of Unit CU-4 shall be illuminated after dark during normal business hours. After commencement of business operations in any store in Unit CU-4, all areas of the interior which are visible from the outside shall be properly finished and stocked with merchandise or displays so that such store maintains the appearance of an operating business.

(d)	Operation of a Commercial Unit. Unit CU-4 shall at all times operate in accordance with the Project Standards established from time to time.
(e)

No immoral, improper, offensive, hazardous or unlawful use shall be made of Unit CU-4. No use of Unit CU-4 shall be made which is disruptive to the operation of the Condominium or which is objectionable to the owners of the other Units in the Condominium or which results in the emission of noises and odors that are not consistent with those at other similar residential or mixed-use buildings. Further, Unit CU-4 must be operated and maintained in a manner that does not result in, or is conducive to the development of, infestation by insects, rodents or other vermin. All valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction shall be observed. Violations of laws, orders, rules, regulations or requirements of any governmental agency having jurisdiction relating to Unit CU-4. In addition, the Owner of Unit CU-4 shall:

(i)

not permit any odor or noise to emanate from Unit CU-4 which is objected by the Association or by any other Unit Owner (and, upon written notice from the Association, the Owner of Unit CU-4 shall immediately cease and desist from causing such odor or noise).

(ii)

pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon any business operated in Unit CU-4, or upon any leasehold interest or personal property of any kind, owned by or placed in on or about such Unit.

(iii)

observe, in addition to the requirements set forth in the Condominium Documents and the rules and regulations of the Association (as same may be amended from time to time) and all reasonable requirements promulgated by the Association and at any time, from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage:

(iv)	not use any space outside such Unit for sales, storage or any other undertaking, other than as may be permitted in accordance with the provisions of Section 3.3 of the Declaration:
(v)	not use the plumbing facilities in Unit CU-4 for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein:

Declaration

(vi)	not use any advertising medium or sound devices inside or adjacent to Unit CU-4 which produce or transmit sounds which are audible beyond the interior of such Unit;
(vii)

not use any portion of the Condominium Property, except only for the interior of Unit CU4, for display, sale, handbilling, advertising, solicitation or any other similar undertaking (provided, however, that no such interior use may be visible from the exterior of the Building, from any Residential Unit;

(viii)	contract for and utilize termite and pest extermination services for the Unit on an on-going basis;
(ix)

not operate or permit to be operated in Unit CU-4 any coin or token operated vending machine, video games, or similar device including, without limitation, telephones, amusement devices and machines for sales of beverages, foods, candy, cigarettes or any other goods (however nothing herein shall preclude the sale of such times outside of a vending machine);

(x)

not permit any improper, immoral or objectionable uses, as determined by the Association, of the Unit including without limitation, the presentation or sale of “adult” entertainment or nudity in Unit CU-4 and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called “adult” newspaper, book, magazine, film, picture, video tape, video disk or other similar representation or merchandise of any kind;

(xi)

not permit the operation of any pawn shop, thrift shop, soup kitchen, homeless shelter, or other similar facility, mental health facility, substance abuse facility or other rehabilitation center, gambling or bingo facility, auction or "flea market" facility, pet store, funeral home, laundromat, automobile, recreational vehicle or mobile home sales, rentals or repairs, trade school, manufacturing facilities, warehouse or any other business which is pot in keeping with the operation of a high-end retail store in a luxury condominium in the Country;

(xii)	not interfere with the transmission or reception of microwave, televisions, radio communications signals by antennae located anywhere on the Condominium Property;
(xiii)

not conduct or advertise any auction, fire, going out of business, or bankruptcy sale in, on or about the Condominium without the Association's prior written consent in each instance which consent may be withheld by the Association in its sole and absolute discretion;

(xiv)	conduct any business in Unit CU-4 in a lawful manner and in good faith during all days and hours specified by the Association;
(xv)	retain and provide its own security system and/or personnel;
(xvi)	retain and provide its own traffic management system and/or personnel; and
(xvii)	provide such equipment and/or ventilation as is reasonably necessary (and satisfactory to Association) to eliminate any resultant odors.
(f)

Utilities The Owner of Unit CU-4shall, at such Owner's sole cost and expense, cause meters or submeters to be installed, to measure the consumption of all electricity, gas and water in the applicable Unit and in any areas maintained by such Owner. Such Owner shall keep any and all such meters and related equipment in

Declaration

candy, cigarettes or other goods (however nothing herein shall preclude the sale of such times outside of a vending machine);

(x)

not permit any improper, immoral or objectionable uses, as determined by the Association, of the Unit including without limitation, the presentation or sale of "adult' entertainment or nudity in Unit CU-4 and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult' newspaper, book, magazine, film, picture, video tape, video disk or other similar representation or merchandise of any kind;

(xi)

not permit the operation of any pawn shop, thrift shop, soup kitchen, homeless shelter or other similar facility, mental health facility, substance abuse facility or other rehabilitation center, gambling or bingo facility, auction or "flea market” facility, pet store, funeral home, laundromat, automobile, recreational vehicle or mobile home sales, rentals or repairs, trade school, manufacturing facilities, warehouse or any other business which is not in keeping with the operation of a high-end retail store in a luxury condominium in the County;

(xii)	not interfere with the transmission or reception of microwave, televisions, radio communications signals by antennae located anywhere on the Condominium Property;
(xiii)

not conduct or advertise any auction, fire, going out of business, or bankruptcy sale in, on or about the Condominium without the Association's prior written consent in each instance, which consent may be withheld by the Association in its sole and absolute discretion;

(xiv)	conduct any business in Unit CU-4 in a lawful manner and in good faith during all days and hours specified by the Association;
(xv)	retain and provide its own security system and/or personnel;
(xvi)	not use the Unit for the provision of real estate rental services.
(xvii)	~~(xvi)~~ retain and provide its own traffic management system and/or personnel; and
(xviii)	~~(xvii)~~ provide such equipment and/or ventilation as is reasonably necessary (and satisfactory to Association) to eliminate any resultant odors.
(f)

Utilities. The Owner of Unit CU-4shall, at such Owner's sole cost and expense, cause meters or submeters to be installed, to measure the consumption of all electricity, gas and water in the applicable Unit and in any areas maintained by such Owner. Such Owner shall keep any and all such meters and related equipment in good working order and repair at such Owner's own cost and expense, in default of which the Association may cause such meters and equipment to be replaced or repaired, as applicable, and collect the reasonable cost thereof from the Owner of Unit CU-4.

(g)	Leases The leasing restrictions set forth In Section 17.8 herein shall not apply to Unit CU-4 but instead leasing of Unit CU-4 shall be subject to the provisions of this Section 17.20(f).
(i)

Security Deposit. At the Association's option, the Association may require any tenant of Unit CU-4 to provide the Association with a security deposit in an amount to be reasonably determined by the Association. Such security deposit shall be payable by any such tenant to the Association upon the execution of the applicable lease and shall be held by the Association as security against any default by tenant in the performance of the covenants, conditions and agreements of the Condominium Documents and/or the rules and regulations of

Declaration

good working order and repair at such Owner's own cost and expense, in default of which the Association may cause such meters and equipment to be replaced or repaired, as applicable. and collect the reasonable cost thereof from the Owner of Unit CU-4.

(g)	Leases The leasing restrictions set forth in Section 17.8 herein shall not apply to Unit CU-4, but instead leasing of Unit CU-4 shall be subject to the provisions of this Section 17.20(f).
(i)

Security Deposit. At the Association’s option. the Association may require any tenant of Unit CU-4 to provide the Association with a security deposit in an amount to be reasonably determined by the Association Such security deposit shall be payable by any such tenant to the Association upon the execution of the applicable lease and shall be held by the Association as security against any default by tenant in the performance of the covenants, conditions and agreements of the Condominium Documents and/or the rules and regulations of the Condominium. as may be amended from time to time. The security deposit may, at the Association's option, be applied by the Association against all default in any of the terms, provisions, or conditions of the Condominium documents and/or the rules and regulations of the Condominium. The security deposit shall not be deemed to be liquidated damages for such default. The Association shall not be obligated to keep the security deposit In a separate fund but may commingle the security deposit with the Association's own funds, to the extent permitted by law.

18.

Compliance and Default. The Association, each Unit Owner, occupant of a Unit, tenant and other invitee of a Unit Owner is governed by and must comply with the terms of this Declaration and all exhibits annexed hereto, and the rules and regulations adopted pursuant to those documents, as the same may be amended from time to time and the provisions of all of such documents shall be deemed incorporated into any lease of a Unit whether or not expressly stated in such lease. The Association (and Unit Owners, if appropriate) shall be entitled to the following relief in addition to the remedies provided by the Act:

18.1

Mandatory Nonbinding Arbitration of Disputes. Prior to the institution of court litigation, the parties to a Dispute shall petition the Division for nonbinding arbitration and pay the arbitration fee required by Section 718.1255(4)(a), Florida Statutes. The arbitration shall be conducted according to rules promulgated by the Division and before arbitrators employed by the Division. The filing of a petition for arbitration shall toll the applicable statute of limitation for the applicable Dispute, until the arbitration proceedings are completed. Any arbitration decision shall be presented to the parties in writing, and shall be deemed final if a complaint for trial de novo is not filed in a court of competent jurisdiction in which the Condominium is located within thirty (30) days following the issuance of the arbitration decision. The prevailing party in the arbitration proceeding shall be awarded the costs of the arbitration, and reasonable attorneys' fees and costs incurred in connection with the proceedings. The party who files a complaint for a trial de novo shall be charged the other party's arbitration costs, courts costs and other reasonable costs, including, without limitation, attorneys' fees, investigation expenses and expenses for expert or other testimony or evidence incurred after the arbitration decision, if the judgment upon the trial de novo is not more favorable than the arbitration decision. If the judgment is more favorable, the party who filed a complaint for trial de novo shall be awarded reasonable court costs and attorneys' fees. My party to an arbitration proceeding may enforce an arbitration award by filing a petition in a court of competent jurisdiction in which the Condominium is located. A petition may not be granted unless the time for appeal by the filing of a complaint for a trial de novo has expired. If a complaint for a trial de novo has been filed, a petition may not be granted with respect to an arbitration award that has been stayed. If the petition is granted, the petitioner may recover reasonable attorneys' fees and costs incurred in enforcing the arbitration award.

18.2

Negligence and Compliance. A Unit Owner and/or tenant of a Unit shall be liable for the expense of any maintenance, repair or replacement made necessary by the Owner's negligence or by that of any member of the Owner's family or the Owner's guests, employees, agents, invitees or lessees,

Declaration

Exhibit “H”

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement”) is made as of the 1st day of June, 2017 by and among SOTHERLY HOTELS, INC. (NASDAQ: “SOHO"), a publicly traded real estate investment trust (the "Buyer.), 4000 SOUTH OCEAN PROPERTY OWNER, LLLP, a Delaware limited liability limited partnership (the "Seller"), SOLOMON, FURSHMAN & COOPERMAN, LLP (the "Funds Escrow Agent”) and GREENBERG TRAURlG P.A. (the "Closing Documents Escrow Agent") (Funds Escrow Agent and Closing Documents Escrow Agent are at times collectively referred to herein as the "Escrow Agents") (the "Buyer, Seller and Escrow Agents are at times collectively referred to herein as the "Parties" and individually as a "Party").

RECITALS

A.Seller is the developer of 4010 South Ocean Condominium Hollywood (the "Condominium"). In connection with the development of the Condominium, Seller obtained a construction loan (the "Loan") from Guggenheim Corporate Funding, LLC ("Agent"), as Agent for Midland National Life Insurance Company, an Iowa insurance company, HB Lender, LLC, a Delaware limited liability company, Loco Condo LLC, a Florida limited liability company, and JMP HBH Lender, LLC, a Florida limited liability company (together with the lenders from to time a party to the Loan Agreement executed in connection with the Loan and their respective successors and assigns, collectively "Lender"), which Loan is secured in part by (i) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture .Filing to be recorded in the Public Records of Broward County, Florida (the "Mortgage") and (ii) that certain Pledge and Security Agreement made by 4000 South Ocean, LLC and 4000 South Ocean GP, LLC in favor of Lender (the "Pledge").

B.Buyer and Seller entered into that certain Pre-Opening Services Agreement of even date herewith (the "Pre-Opening Services Agreement") which provides for, among other things, the provision of certain pre-opening services within portions of the Condominium.

C.Section 3 of the Pre-Opening Services Agreement provides that Seller will pay to Buyer a fee of $750,000 (the "Pre-Opening Services Payment") in connection with Buyer's rendering of certain services as detailed in the Pre-Opening Services Agreement.

D.Buyer and Seller are also parties to that certain Commercial Unit Purchase Agreement and Addendum to Commercial Unit Purchase Agreement dated June 1, 2017 (including all addenda and amendments thereto, the "Purchase Agreement") for the purchase and sale of Unit CU-2 (the "Unit") of the Condominium.

E.The Purchase Agreement provides that if the Loan has not been paid off prior to the scheduled closing of the purchase and sale of the Unit, the closing will be conducted in escrow pursuant to the terms of this Agreement, which provides for all of the executed closing documents (the "Closing Documents"), including without limitation the executed deed, bill of sale, partial release (releasing the Mortgage from the Unit), settlement statement and all other documents referenced in Section 10(c) of the Purchase Agreement, and all closing funds to be held in escrow and disbursed in accordance with the terms and conditions of this Agreement (the date that such closing occurs in escrow shall be referred to in this Agreement as the "Escrow Date").

F.Buyer and Seller desire that all closing funds due from Buyer, as reflected on the executed settlement statement, as well as any unused portion of the escrow deposit delivered pursuant to the Purchase Agreement (collectively, the "Escrow Deposit"), be delivered on the Escrow Date to the Funds Escrow Agent to hold in escrow pursuant to the terms of this Agreement, and the Funds Escrow Agent is willing to hold the Escrow Amount in escrow in accordance with the terms of this Agreement.

G.Buyer and Seller desire that all of the Closing Documents be delivered on the Escrow Date to the Closing Documents Escrow Agent to hold in escrow pursuant to the terms of this Agreement, and the Closing Documents Escrow Agent is willing to hold the Closing Documents in escrow in accordance with the terms of this Agreement.

H.Escrow Agents, Buyer, and Seller desire to enter into this Agreement to provide for the holding and disbursement of the Escrow Deposit and the Closing Documents, as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.The foregoing recitals are true and correct and are incorporated herein as if repeated at length.

2.Buyer and Seller agree to deliver all of the Closing Documents on the Escrow Date to the Closing Documents Escrow Agent, and the Closing Documents Escrow Agent agrees that it shall receive and hold all of the Closing Documents in escrow in accordance with the terms of this Agreement and shall not release or disburse the Closing Documents from escrow except in compliance with the terms of this Agreement. Buyer and Seller further agree to deliver the Escrow Deposit on the Escrow Date to Funds Escrow Agent, and Funds Escrow Agent agrees that it shall receive and hold the Escrow Deposit in escrow in accordance with the terms of this Agreement and shall not release or disburse the Escrow Deposit except in compliance with the terms of this Agreement. Funds Escrow Agent shall not be obligated to Buyer, Seller, or any other entity for interest on the Escrow Deposit.

3.Funds Escrow Agent shall, and is hereby unconditionally and irrevocably authorized and directed to, release the Escrow Deposit or the applicable portion thereof from escrow as follows:

3.1Upon (i) proof that a TCO has been received for the Condominium and (ii) confirmation from Funds Escrow Agent that Buyer has deposited with Funds Escrow Agent all funds necessary to complete the purchase of Unit CU-2 in accordance with the settlement statement (i.e. the purchase price of $5,100,000 adjusted as shown on the settlement statement), Funds Escrow Agent shall disburse the Pre-Opening Services Payment in the amount of $750,000 from the Escrow Deposit to Buyer or Buyer's designated affiliate, representing the Pre-Opening Services Payment due under the Pre-Opening Services Agreement, after which Funds Escrow Agent shall immediately provide written confirmation to Agent, Closing Documents Escrow Agent, Buyer and Seller confirming the date, amount and recipient of the released funds.

3.2Upon (i) proof that a TCO has been received for the Condominium and (ii) confirmation from Funds Escrow Agent that Buyer has deposited with Funds Escrow Agent all funds necessary to complete the purchase of Unit CU-2 in accordance with the settlement statement (i.e. the purchase price of $5,100,000 adjusted as shown on the settlement statement), Funds Escrow Agent shall disburse $1,200,000 of the Escrow Deposit to Hollywood Hotel Associates LLC, formerly known as MHI/CARLYLE SIAN OWNER I, L.L.C., a Delaware limited liability company ("HHA"), using wire instructions provided by HHA, representing the accrued construction disruption payments that will be owed by Seller to HHA pursuant to Section 3(a)(ii) of the Agreement Regarding Development, as amended by Amendment to Agreement Regarding Developer of even date herewith ("Construction Disruption Payments"), which payments Buyer agrees will be made to HHA on Seller's behalf using Buyer's Escrow Deposit funds, irrespective of whether the escrow ultimately breaks and title to the Unit is conveyed to Buyer or whether the escrow is unwound per Sections 6 and 7 hereof and the Purchase Agreement terminated. Funds Escrow Agent shall provide written confirmation to Agent, Closing Documents Escrow Agent, Buyer and Seller confirming the date, amount and recipient of the released Construction Disruption Payments immediately upon making the disbursement.

3.3Funds Escrow Agent shall disburse the remaining portion of the Escrow Deposit to Closing Documents Escrow Agent upon Funds Escrow Agent's receipt of written confirmation from Agent that the Loan has been fully satisfied by Seller with all amounts owing thereunder being paid in full.

Notwithstanding anything to the contrary set forth in this Agreement, if Agent commences a foreclosure action or exercises any of the other default remedies under the Loan as referenced in Section 6 of this Agreement, then the provisions of Sections 6 and 7 of this Agreement shall govern with respect to Funds Escrow Agent's release of the Escrow Deposit (or remaining portion of the Escrow Deposit, if a portion has previously been disbursed hereunder).

4.Closing Documents Escrow Agent shall, and is hereby unconditionally and irrevocably authorized and directed to, release from escrow and record, as applicable, the Closing Documents upon receipt from Funds Escrow Agent of the Escrow Deposit (or remaining portion of the Escrow Deposit, if a portion has previously been disbursed hereunder), in cleared funds, and a copy of the written confirmation from Agent that the Loan has been fully satisfied by Seller with all amounts owing thereunder being paid in full. Closing Documents Escrow Agent shall then disburse the Escrow Deposit in accordance with the executed settlement statement included in the Closing Documents. Notwithstanding anything to the contrary set forth in this Agreement, if Agent commences a foreclosure action or exercises any of the other default remedies under the Loan as referenced in Section 6 of this Agreement, then the provisions of Sections 6 and 7 of this Agreement shall govern with respect to Closing Documents Escrow Agent's release and recording of the Closing Documents and disbursement of the Escrow Deposit (or remaining portion of the Escrow Deposit, if a portion has previously been disbursed hereunder).

5.Buyer hereby irrevocably and unconditionally waives any requirement that Buyer close on the Unit before any other Unit in the Condominium closes. All prorations shall be calculated as of the Escrow Date.

6.In the event: (i) Lender commences a foreclosure action on the Mortgage (as evidenced by the filing of a foreclosure complaint in a legal action) or on the Pledge, (ii) Lender accepts a deed-in-lieu of foreclosure with respect to the Mortgage or an assignment-in-lieu of foreclosure with respect to the Pledge or (iii) Lender, its nominee or designee or any other individual or entity acquires title to, or assumes or obtains possession or control of, the collateral set forth in the Mortgage or the Pledge at, during or by a foreclosure (Lender or such other individual or entity acquiring title, possession or control of the collateral, together with their respective successors or assigns, shall be referred to in this Agreement as "Subsequent Owner"), then Subsequent Owner will have the right pursuant to that certain Letter Agreement between Agent and Buyer of even date herewith, in its sole and absolute discretion, exercisable during the sixty (60) day period following Subsequent Owner's acquisition of title, possession or control of the collateral (the "Election Period"), to either terminate the Purchase Agreement and unwind the escrow closing of the Unit occurring hereunder or assume the obligations of Seller under the Purchase Agreement and convey the Unit to Buyer. If Subsequent Owner elects to terminate the Purchase Agreement, it is required by the Letter Agreement to deliver a termination notice (the “Termination Notice”) to Buyer, with a copy to Funds Escrow Agent and Closing Documents Escrow Agent, by no later than the expiration the Election Period. Upon receipt by Funds Escrow Agent of a copy of the Termination Notice, Funds Escrow Agent shall, and is hereby unconditionally and irrevocably authorized and directed to, release the remaining portion of the Escrow Deposit to Buyer but only after disbursing the $1,200,000 Construction Disruption Payments to HHA (in accordance with wire instruction provided by HHA) if not previously disbursed to HHA. Buyer specifically acknowledges and agrees that the amount it will receive back in the event the escrow closing is unwound will be less than the original Escrow Deposit because Buyer has irrevocably agreed that $1,200,000 of the Escrow Deposit will be paid to HHA, and because Funds Escrow Agent may have already disbursed the Pre Opening Services Payment to Buyer or its affiliates in accordance with the provisions of Section 3.1. Buyer hereby acknowledges and agrees that if the Purchase Agreement is terminated as provided in this Section 6 and certain disbursement(s) have been made in accordance with Section 3.1 or 3.2 or this Section 6, that Buyer shall not be entitled to seek any additional sums or compensation from any party hereto or Subsequent Owner and that Buyer's receipt of the remaining Escrow Deposit shall be in full satisfaction of the termination of the Purchase Agreement. Funds Escrow Agent shall deliver written notification to Buyer, Subsequent Owner and Closing Documents Escrow Agent immediately upon its release of the remaining Escrow Deposit to Buyer. Upon the release of the remaining Escrow Deposit to Buyer, the Purchase Agreement shall terminate and be of no further force and effect with Buyer and Seller and Subsequent Owner having no further obligations to each other under the Purchase Agreement. Upon receipt of written notification from Funds Escrow Agent that it has released the remaining Escrow Deposit to Buyer as required herein, Closing Documents Escrow Agent shall promptly destroy all of the Closing Documents and send written confirmation to all parties to this Agreement and Subsequent Owner that they have been destroyed.

7.If Subsequent Owner elects not to terminate the Purchase Agreement, it is required by the Letter Agreement to deliver notice to Buyer that it is not terminating (the "Non-Termination Notice"), with a copy to Funds Escrow Agent and Closing Documents Escrow Agent, by no later than the expiration the Election Period. Funds Escrow Agent shall, and is hereby unconditionally and irrevocably authorized and directed to, release the all of the remaining Escrow Deposit from escrow and deliver it to Closing Documents Escrow Agent upon Funds Escrow Agent's receipt of a copy of the Non-Termination Notice. Closing Documents Escrow Agent shall, and is hereby unconditionally and irrevocably authorized and directed to, release from escrow and record, as applicable, the Closing Documents (unless Buyer and Subsequent Owner direct Closing Documents Escrow Agent to the contrary in writing) upon receipt from Funds Escrow Agent of all the remaining Escrow Deposit and a copy of the Non Termination Notice. Closing Documents Escrow Agent shall then disburse the remaining portion of the Escrow Deposit to Subsequent Owner in accordance with the executed settlement statement included in the Closing Documents.

8.Buyer and Seller agree and acknowledge that Buyer shall enjoy immediate and exclusive possession of the Unit as of the Escrow Date; provided that Buyer shall not record, permit, or cause any lien or other encumbrance to be recorded against the Unit. Additionally, Buyer agrees that provided that Closing Documents Escrow Agent has not received a Termination Notice and until such time as the Closing Documents Escrow Agent has received, in cleared funds, the remaining portion of the Escrow Deposit and has released and, as applicable, recorded, the Closing Documents in accordance with this Agreement, Buyer does not have any ownership or landlord interest in the Unit or the Condominium Property. Buyer hereby represents, covenants and warrants that Buyer shall at all times maintain commercially reasonable liability insurance and other coverage insuring any and all liability arising in connection with Buyer's use of the Unit and its appurtenances and any services being performed by Buyer or its affiliates in connection therewith on or from the Unit or any other portion of the Condominium property. Buyer's right to possession of the Unit under this Agreement shall continue until such time as (a) the Escrow Deposit (or remaining portion of the Escrow Deposit, if a portion has previously been disbursed hereunder) is released to Seller and the deed to the Unit is recorded, or (b) the Escrow Deposit (or remaining portion of the Escrow Deposit, if a portion has previously been disbursed hereunder) is released to Buyer and the Purchase Agreement is terminated. Buyer hereby assumes all risks of any damage or loss to any of the Buyer's Personal Items and all risks of any injury to Buyer or any of Buyer's agents, employees, vendors, clients, guests, tenants or invitees (collectively, the "Buyer Parties") that may enter into the Unit and/or on to the Condominium property unless the same is a result of the gross negligence or willful misconduct of Seller and/or Seller's contractors, subcontractors, employees and/or agents. Buyer shall be responsible for insuring the Buyer's Personal Items and carrying appropriate general liability, personal property, employment practices liability, crime insurance and workers' compensation insurance in the same amounts and upon the same terms as Buyer's affiliate is required to carry under the Lease Agreement between Buyer's affiliate and the Condominium Association, and Seller shall have no responsibility for insuring same or for any casualty or theft of any kind with respect to the Buyer's Personal Items and/or the Buyer Parties. A copy of such insurance policies shall be provided to Seller prior to the Escrow Date, and shall name the Seller and the Condominium Association as additional insureds thereunder.

During the pendency of the Escrow arrangement Buyer shall, at its cost and expense, keep and maintain the Unit and other portions of the Condominium Property being occupied in good repair throughout the Term. Buyer understands and agrees the Buyer shall not be permitted to make any improvements, changes and/or alterations to the Unit or other portions of the Condominium prior to conveyance of title to the Unit to Buyer (notwithstanding the limited occupancy pursuant hereto). Buyer agrees to conduct his/her/their occupancy of the Unit and other portions of the Condominium in such a manner as to maintain such areas in the same good order and repair as when Buyer took occupancy. Buyer further agrees that Buyer will commit no act of damage, knowingly or unknowingly, which may impact the Unit and/or any other portion of the Condominium and/or the Seller's ability to obtain a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium. Buyer agrees that in taking occupancy of the Unit, Buyer shall be responsible for all costs incurred by Seller due to any damage caused by Buyer. Buyer agrees to cooperate with Seller at all times (at Seller's sole cost) with regard to any matters pertaining to the Seller's obtaining a temporary and/or permanent certificate of occupancy for the Unit and/or the Condominium.

Notwithstanding anything to the contrary in the Purchase Agreement, Buyer agrees that Seller shall not be responsible for any damage to the Unit and/or any limited common element appurtenant thereto caused as a result of the Buyer's use of the Unit while the Escrow arrangement remains in place, and Seller shall not be responsible for any repairs to the Unit and/or its limited common elements.

Buyer hereby indemnifies and agrees to hold Seller harmless from and against any and all liens, losses, costs, claims, demands, damages, judgments, liabilities, expenses, interest and penalties (including reasonable attorneys' and paralegals' fees and costs, whether suit be brought or any appeal be taken therefrom), threatened, incurred or sustained by Seller resulting from, arising out of, or related to, directly or indirectly, the use of the Unit and/or its limited common elements or any other part of the Condominium or the performance of services in connection therewith by Buyer or any other Buyer Parties occurring during the pendency of this Agreement. Buyer further agrees to defend, at its sole cost and expense, any and all suits or actions instituted against Seller resulting from, arising out of, or related to, directly or indirectly, the use of the Unit and/or its limited common elements or any other part of the Condominium or the performance of services in connection therewith by Buyer or any other Buyer Parties. For purposes of this paragraph, Seller shall be deemed to include all of its partners, and its and their partners, members, officers, directors, shareholders, employees or other who may have liability by or through Seller.

9.All notices given or made pursuant hereto, or for the purposes of invoking or enforcing any of the provisions of this Agreement, shall be in writing and shall be sent by certified mail, return receipt requested, or by hand delivery, or federal express, or similar reputable overnight courier service, addressed as follows:

If to Seller:	4000 South Ocean Property Owner, LLLP
315 S. Biscayne Boulevard, 4th Floor
Miami, Florida 33131
Attn: Hyde Beach House Resort Project Manager

If to Funds Escrow Agent:	Solomon, Furshman & Cooperman, LLP
1200 Brickell Avenue, PH 2000
Miami, Florida 33131

Attn: Victor Recondo, Esq.

If to Closing Documents Escrow Agent:
Greenberg Traurig, P.A, .
333 Southeast Second Avenue
Miami, FL 33131
44th Floor
Attn: Meredith Singer, Esq.

If to Buyer:	Southerly Hotels, Inc.
410 West Francis Street
Williamsburg, VA 23185
Attn: Dave Folsom, President

With a copy to:	Solomon, Furshman & Cooperman, LLP
1200 Brickell Avenue, PH 2000
Miami, Florida 33131
Attn: Victor Recondo, Esq.

Any notice required hereunder to be delivered by a date which is a holiday or Saturday or Sunday shall be deemed to be due on the next business day following such date.

10.The respective Escrow Agents shall not be liable for any actions taken in good faith, but only for its gross negligence or willful misconduct. The Parties hereby indemnify and hold harmless the respective Escrow Agents from and against any loss, liability, damage, claim, cost, fee or expense whatsoever (including reasonable attorney's fees at all trial and appellate levels) the respective Escrow Agents may incur or be exposed to in its capacity as escrow agents hereunder, except for those resulting from its/their gross negligence or willful misconduct. If there is, at any time, any dispute as to disposition of any proceeds or documents held by the respective Escrow Agents pursuant to the terms of this Agreement, the respective Escrow Agents are each hereby authorized to interplead said amount with any court of competent jurisdiction and thereby be released from all obligations hereunder. The Parties recognize that the Closing Documents Escrow Agent is a law firm that represents Seller, and hereby agree that such law firm may continue to represent Seller in any litigation pursuant to this Agreement or otherwise. Similarly, the Parties recognize that the Funds Escrow Agent is a law firm that represents Buyer, and hereby agree that such law firm may continue to represent Buyer in any litigation pursuant to this Agreement or otherwise.

11.Signatures of the parties hereto on copies of this Agreement transmitted by facsimile machine, email or PDF shall be deemed originals for all purposes hereunder, and shall be binding upon the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and a complete set of which taken together shall constitute one and the same agreement.

12.The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid or illegal. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflict-of-law rules and principles of said State. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Agreement may not be amended or modified hereafter except by a written agreement signed by the Parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, and permitted successors, transferees and assigns. This Agreement may be executed in counterparts with the same effect as if the Parties had executed the same document. The counterparts shall be construed together and shall constitute a single Agreement. In the event that any Party should retain counsel and/or institute any suit against the other for violation of or to enforce any of the covenants or conditions of this Agreement, or should a Party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing Party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith. All judicial proceedings brought by or against any Party, shall be brought in the courts of the State of Florida sitting in Miami- Dade County, Florida. The Parties each acknowledge and agree that the undersigned representative of each Party has the legal requisite authority to bind the applicable Party to the terms of this Agreement and that such Party does so knowingly with a full understanding of the nature and meaning of each provision of this Agreement. Additionally, that each Party had the benefit of professional advice rendered by independent legal counsel of their own selection prior to entering into this Agreement (or knowingly waived same) and has executed this Agreement only after carefully considering each term of this Agreement and fully discussing the same with counsel of their choice. The Parties further acknowledge and agree that each of them and their respective counsel have reviewed and revised this Agreement and that this Agreement has been voluntary and consensually negotiated at "arm's length." Accordingly, this Agreement shall be deemed to have been written jointly by the Parties, and the Parties agree and acknowledge that no rule of construction which would result in an interpretation or construction of this Agreement in favor or to the detriment of one of the Parties or the other shall apply in construing or interpreting this Agreement or any part of it. The Parties each acknowledge and agree that this Agreement is subject and subordinate to the lien of the Mortgage given to Agent on behalf of the Lender to secure the Loan and to the rights of Agent and Lender under the Loan and all of the documents executed in connection with the Loan. This Agreement shall not be recorded in the public records.

THE PARTIES EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY.

13.This Agreement shall survive closing.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

"BUYER"

SOTHERLY HOTELS, INC., a publicly traded real estate investment trust

By:
Name:	Dave Folsom
Title:	President

"SELLER"

4000 SOUTH OCEAN PROPERTY OWNER, LLLP, a Delaware limited liability limited partnership

By:	4000 South Ocean GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

"FUNDS ESCROW AGENT"

Solomon, Furshman & Cooperman, LLP

By:
Name:
Title:

"CLOSING DOCUMENTS ESCROW AGENT"

GREENBERG TRAURIG, P.A.

By:
Name:
Title:

EXHIBIT "I"

ADDITIONAL TENANT FINISHES

LCE storage/retail on graphics distributed 3/11/2016

•Ground Floor LCE: Currently designated as "Future Retail" on the drawings- Becomes "Maintenance/Engineering” space/work area

oDivide space equally in half with new wall.

oLCE to be designated on the "northern" half. Approx. area 25' x 25'

oWhite Box "plus" with painted walls, drop ceiling, and commercial vinyl tile flooring and base

oTo code electrical and lighting (install12 outlets, cat6 cable for internet/communications (3 connections); provide/install ceiling mounted lighting)

oHVAC sized to space

oProvide telephone and cabling to phone room; smoke detector

o3 desks/chairs, inventory of supplies

oProvide shelving for materials storage and inventory (9 sets 4'w x 8' h with shelves)

oPlumbing; run hot and cold water to and provide a work sink and hand sink

oTwo sets of large double doors: First opening to the north into the "Domestic Water Room" and second set opening to the east into the garage (lockable doors)

oEye Wash station

oOSHA/Fed qualified HazMat/Paint locker

•2nd floor LCE: Currently designated as Maintenance Office - Becomes Employee Break Room/Lounge/Cafeteria

oApprox. area 32' x 18'

oWhite Box "plus" with painted walls, drop ceiling with 2x2 ACT, smoke detector, and commercial vinyl tile flooring and base

oTo code electrical and lighting (8 outlets, cat 6 cable, telephone cable to phone room)

oHVAC sized to space

oHand sink with hot/cold water

oFF&E package: 16 Chairs/4 tables/ 2 banquet tables, 1 sofa, waste receptacles, refrigerator/full size, microwave

oCable connection

•3rd floor LCE: Currently designated as Housekeeping - Becomes Employee Locker Room/restroom

oApprox. Area 38' x 33'

oWhite Box "plus" with painted walls, drop ceiling, and commercial vinyl tile flooring and base, smoke detectors, ACT

oTo code electrical and lighting (four outlets in each bathroom, 2 at the sink)

oHVAC sized to space ducted separately for restrooms and remainder of space

oDivided interior walls for separate male/female locker rooms

oDivided interior walls for separate male/female restrooms

oEntry doors (2), partitions/doors for water closets, one in each meeting ADA code, hot and cold water brought into the space; install one mop sink

oLocker rooms FF&E – typical 24 lockers, benches, mirrors, etc.

oRestrooms – Ceiling lighting, six can lights in each bathroom, vanity lights at each sink; mirror at sink and full length mirror on wall; towel dispenser and trash receptacle in each bathroom; smoke detector

☐Male – toilet, urinal and shower stalls with all plumbing, fixtures, and commercial stall dividers

☐Female – two toilets and one shower stall with all plumbing, fixtures, and commercial stall dividers

☐Sink/vanity in each with standard plumbing and lighting fixtures

☐Tile flooring and painted walls in all

•4th floor LCE: Currently designated as Locker Room – Becomes "Office and Storage Area”

oApprox. Area 38' x 33' includes lockable doors, reception entry/hallway and 3 offices each+/- 10'x10'

oWhite Box "plus" with painted walls, drop ceiling, and commercial CARPETING and base in each space

oTo code electrical and lighting (12 outlets, 3 in each space; Cat6 to each space; phone and wiring to each space; TV in reception wired, copier)

oFF&E: Furnish; 4 desks, 4 chairs, 4 file cabinets, 8 guest chairs, 4 end table, 4 lamps, 4 floor lamps,

oHVAC sized to space/offices ducted separately

oRemaining areas for clerical and other storage. White box

oArea includes Wi-Fi/internet connectivity

•5th Floor LCE: Currently designated as Break Room - Becomes additional storage/office space/housekeeping

oApprox. Area 38 x 32' (door with secure lock)

oWhite Box "plus" with painted walls, drop ceiling, and commercial CARPETING and base

oTo code electrical and lighting

oHVAC sized to space; 8 outlets, 8 ceiling lights

oArea includes Wi-Fi/internet connectivity

o4 shelves (4'w x 8' high )